Exhibit 10.38

AMENDED AND RESTATED LOAN AGREEMENT

Dated as of October 20, 2010

Between

KAUAI COCONUT BEACH, LLC
as Borrower

And

WELLS FARGO BANK, N.A., AS TRUSTEE FOR THE MORGAN STANLEY
CAPITAL I INC. COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 2006-XLF
as Lender

i

	3.9	Security Deposits		27
	3.10	Cash Collateral Subaccount		27
	3.11	Grant of Security Interest; Application of Funds		27
	3.12	Property Cash Flow Allocation		28

4.	REPRESENTATIONS AND WARRANTIES			29
	4.1	Organization; Special Purpose		29
	4.2	Proceedings; Enforceability		30
	4.3	No Conflicts		30
	4.4	Litigation		30
	4.5	Agreements		30
	4.6	Title		30
	4.7	No Bankruptcy Filing		31
	4.8	Full and Accurate Disclosure		31
	4.9	Tax Filings		32
	4.10	No Plan Assets		32
	4.11	Compliance		32
	4.12	Contracts		33
	4.13	Federal Reserve Regulations; Investment Company Act		33
	4.14	Easements; Utilities and Public Access		33
	4.15	Physical Condition		33
	4.16	Leases		34
	4.17	Fraudulent Transfer		34
	4.18	Ownership of Borrower and Operating Tenant		35
	4.19	Purchase Options		35
	4.20	Management Agreement		35
	4.21	Hazardous Substances		35
	4.22	Name; Principal Place of Business		36
	4.23	Other Debt		36
	4.24	Intentionally Omitted		36
	4.25	Affiliate Lease		36

5.	COVENANTS			37
	5.1	Existence		37
	5.2	Taxes and Other Charges		37
	5.3	Access to Property		38
	5.4	Repairs; Maintenance and Compliance; Alterations		38
		5.4.1	Repairs; Maintenance and Compliance	38
		5.4.2	Alterations	38
	5.5	Performance of Other Agreements		39
	5.6	Cooperate in Legal Proceedings		39
	5.7	Further Assurances		39
	5.8	Environmental Matters		40
		5.8.1	Hazardous Substances	40
		5.8.2	Environmental Monitoring	40
		5.8.3	O & M Program	43
	5.9	Title to the Property		43

	5.10	Leases		43
		5.10.1	Generally	43
		5.10.2	Additional Covenants with respect to Leases	43
	5.11	Estoppel Statement		43
	5.12	Property Management		44
		5.12.1	Management Agreement	44
		5.12.2	Termination of Manager	44
	5.13	Special Purpose Bankruptcy Remote Entity		45
	5.14	Assumption in Non-Consolidation Opinion		45
	5.15	Change in Business or Operation of Property		45
	5.16	Debt Cancellation		45
	5.17	Affiliate Transactions		45
	5.18	Zoning		46
	5.19	No Joint Assessment		46
	5.20	Principal Place of Business		46
	5.21	Change of Name, Identity or Structure		46
	5.22	Indebtedness		46
	5.23	Licenses		47
	5.24	Compliance with Restrictive Covenants, Etc.		47
	5.25	ERISA		47
	5.26	Prohibited Transfers		48
		5.26.1	Generally	48
		5.26.2	Transfer and Assumption	48
	5.27	Liens		50
	5.28	Dissolution		50
	5.29	Expenses		50
	5.30	Indemnity		51
	5.31	Patriot Act Compliance		52
	5.32	Intentionally Omitted		53
	5.33	Franchise Agreement		53
	5.34	Hotel Operation		54

6.	NOTICES AND REPORTING			54
	6.1	Notices		54
	6.2	Borrower Notices and Deliveries		55
	6.3	Financial Reporting		55
		6.3.1	Bookkeeping	55
		6.3.2	Annual Reports	56
		6.3.3	Monthly/Quarterly Reports	56
		6.3.4	Other Reports	56
		6.3.5	Annual Budget	56
		6.3.6	Breach	57
		6.3.7	Hotel Accounting	57

7.	INSURANCE; CASUALTY; AND CONDEMNATION			57
	7.1	Insurance		57
		7.1.1	Coverage	57

		7.1.2	Policies	60
	7.2	Casualty		61
		7.2.1	Notice; Restoration	61
		7.2.2	Settlement of Proceeds	62
	7.3	Condemnation		62
		7.3.1	Notice; Restoration	62
		7.3.2	Collection of Award	62
	7.4	Application of Proceeds or Award		63
		7.4.1	Application to Restoration	63
		7.4.2	Application to Debt	64
		7.4.3	Procedure for Application to Restoration	64
		7.4.4	Intentionally Omitted	64

8.	DEFAULTS			64
	8.1	Events of Default		64
	8.2	Remedies		66
		8.2.1	Acceleration	66
		8.2.2	Remedies Cumulative	67
		8.2.3	Severance	67
		8.2.4	Delay	67
		8.2.5	Lender’s Right to Perform	68

9.	SPECIAL PROVISIONS			68
	9.1	Sale of Note and Secondary Market Transaction		68
		9.1.1	General; Borrower Cooperation	68
		9.1.2	Use of Information	69
		9.1.3	Borrower Obligations Regarding Disclosure Documents	69
		9.1.4	Intentionally Omitted	69
		9.1.5	Intentionally Omitted	70
		9.1.6	Rating Surveillance	70
		9.1.7	Severance of Loan	70

10.	MISCELLANEOUS			70
	10.1	Exculpation		70
	10.2	Brokers and Financial Advisors		73
	10.3	Retention of Servicer		73
	10.4	Survival		73
	10.5	Lender’s Discretion		73
	10.6	Governing Law		74
	10.7	Modification, Waiver in Writing		75
	10.8	Trial by Jury		75
	10.9	Headings/Exhibits		75
	10.10	Severability		76
	10.11	Preferences		76
	10.12	Waiver of Notice		76
	10.13	Remedies of Borrower		76
	10.14	Prior Agreements		76

10.15	Offsets, Counterclaims and Defenses	76
10.16	Publicity	77
10.17	No Usury	77
10.18	Conflict; Construction of Documents	78
10.19	No Third Party Beneficiaries	78
10.20	Intentionally Omitted	78
10.21	Assignment	78
10.22	Certain Additional Rights of Lender	78
10.23	Set-Off	79
10.24	Counterparts	79

SCHEDULES
Schedule 1	-	Intentionally Omitted
Schedule 2	-	Exceptions to Representations and Warranties
Schedule 3	-	Rent Roll
Schedule 4	-	Organization of Borrower
Schedule 5	-	Definition of Special Purpose Bankruptcy Remote Entity
Schedule 6	-	Intentionally Omitted
Schedule 7	-	Form of Operating Expense Certificate
Schedule 8	-	Identified Capital Expenses

v

AMENDED AND RESTATED LOAN AGREEMENT

AMENDED AND RESTATED LOAN AGREEMENT dated as of October 20, 2010 (“Effective Date”)] (as the same may be modified, supplemented, amended or otherwise changed, this “Agreement”) between KAUAI COCONUT BEACH, LLC, a Delaware limited liability company (together with its permitted successors and assigns, “Borrower”), and WELLS FARGO BANK, N.A., AS TRUSTEE FOR THE MORGAN STANLEY CAPITAL I INC. COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-XLF (together with its successors and assigns, “Lender”).

RECITALS

A.                                    Lender is the owner and holder of a Loan Agreement dated as of June 20, 2006 (as amended or modified, the “Original Loan Agreement”), by and between Waipouli Owner, LLC, a Delaware limited liability company (“Original Borrower”) and Morgan Stanley Mortgage Capital Inc. (“Original Lender”) and an Amended and Restated Promissory Note dated as of August 15, 2006 in the original principal amount of $43,200,000.00 (the “Original Note”) from Original Borrower to Original Lender, evidencing a Loan in the original principal amount of $43,200,000 (the “Original Loan”).

B.                                    As a condition for Borrower agreeing to assume the Original Loan, Lender reduced the outstanding principal balance of the Original Loan to $38,000,000 (the “Loan”) prior to Borrower’s assumption of the Loan, and Borrower and Lender are amending and restating the Original Loan Agreement in its entirety pursuant to the terms of this Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender agree to amend and restate the Original Note in its entirety as follows:

1.                                      DEFINITIONS; PRINCIPLES OF CONSTRUCTION

1.1                               Specific Definitions.  The following terms have the meanings set forth below:

Affiliate:  as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by or is under common Control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

Affiliate Lease:  shall mean that certain Lease Agreement dated as of the date hereof by the Borrower and the Operating Tenant with respect to the Property.

Applicable Spread:  Ninety-five hundredths percent (0.95%).

Approved Capital Expenses:  the cost of Capital Expenses incurred by Borrower or Operating Tenant, which Capital Expenses:  (i) shall be a Capital Expense item described on Schedule 8 (the “Identified Capital Expenses”), (ii) are otherwise set forth on an Approved Annual Budget, or (iii) have been approved by Lender.

Approved FF&E Expenses:  the cost of FF&E Expenses incurred by Borrower or Operating Tenant, which FF&E Expenses shall either (i) be included in the Annual Budget for the current calendar year or (ii) are approved by Lender.  Approved FF&E Expenses shall not be duplicative of Approved Capital Expenses.

Approved Operating Expenses:  operating expenses incurred by Borrower or Operating Tenant which (i) subject to clause (iii) below, are included in the Approved Operating Budget for the current calendar month, (ii) are for electric, gas, oil, water, sewer or other utility service to the Property, (iii) are for payment of fees payable to Manager under the Management Agreement; provided that (notwithstanding anything to the contrary contained on the Approved Operating Budget) such fees under the Management Agreement do not exceed the Approved Property Management Fee,  (iv) are fees payable to the franchisor under a Franchise Agreement or (v)  have been approved by Lender, which approval shall not be unreasonably withheld or delayed.

Approved Property Management Fee:  fees under the Management Agreement not to exceed four and one-quarter percent (4.25%) of the Gross Revenue of the Property, plus a $5,000 per month accounting fee.  Approved Operating Expenses shall not include fees payable to the Manager under the Management Agreement in excess of the Approved Property Management Fee; provided, however, that Borrower or Operating Tenant, as applicable, shall be permitted to pay, from its own funds, any such fees in excess of the Approved Property Management Fee payable pursuant to the terms of the Management Agreement.  This definition of Approved Management Fee is intended to encompass the following fees payable to Manager under the Management Agreement:  Base Fee, Incentive Fees and Accounting Fee.  This definition (and the cap set forth in this definition) is not intended to limit the reimbursement or payment by Borrower or Operating Tenant of any actual out-of-pocket costs or expenses (as opposed to “fees”) of Manager payable to Manager pursuant to the Management Agreement or otherwise included in the Approved Budget.

Available Cash:  as of each Payment Date or any other distribution date under Section 3.12(c), the amount of Rents, if any, remaining in the Deposit Accounts after the application of all of the payments required under clauses (i) through (vii) of Section 3.12(a).

Business Day:  any day other than a Saturday, Sunday or any day on which commercial banks in New York, New York are authorized or required to close.

Capital Expenses:  expenses that are capital in nature or required under GAAP to be capitalized.

Cash Trap Period:  shall commence if an Event of Default has occurred and is continuing, and shall end if such Event of Default has been cured and no other Event of Default has occurred and is continuing.

Code:  the Internal Revenue Code of 1986, as amended and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

Commercial Lease:  a Lease for office or retail space at the Property.

Control:  with respect to any Person, either (i) ownership directly or indirectly of 49% or more of all equity interests in such Person or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, by contract or otherwise.

Debt:  the unpaid Principal, all interest accrued and unpaid thereon, and all other sums due to Lender in respect of the Loan or under any Loan Document.

Debt Service:  with respect to any particular period, the aggregate amount of scheduled Principal (if any) and interest payments due under the Note.

Default:  the occurrence of any event under any Loan Document which, with the giving of notice or passage of time, or both, would be an Event of Default.

Default Rate:  a rate per annum equal to the lesser of (i) the maximum rate permitted by applicable law, or (ii) 5% above the Interest Rate, compounded monthly.

Deposit Bank:  PNC Bank, National Association, or such other Bank or depository selected by Lender in its reasonable discretion.

Eligible Account:  a separate and identifiable account from all other funds held by the holding institution that is either (i) an account or accounts (A) maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (B) as to which Lender has received a Rating Comfort Letter from each of the applicable Rating Agencies with respect to holding funds in such account, or (ii) a segregated trust account or accounts maintained with the corporate trust department of a federal depository institution or state chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations §9.10(b), having in either case corporate trust powers, acting in its fiduciary capacity, and a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authorities.  An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

Eligible Institution: (i) First Hawaiian Bank as of the date of this Agreement and for so long as it continues to satisfy the provisions of the immediately following clause (ii), or (ii) a depository institution insured by the Federal Deposit Insurance Corporation, the short term unsecured debt obligations or commercial paper of which are rated at least A+ by S&P, P-1 by Moody’s and F-1 by Fitch, in the case of accounts in which funds are held for thirty (30) days or less or, in the case of accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least “AA” by Fitch and S&P and “Aa” by Moody’s.

Environmental Report: That certain Phase I Environmental Site Assessment prepared by Blackstone Consulting LLC dated June 10, 2010 (Project No. PONDTX 001.01).

ERISA:  the Employment Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

ERISA Affiliate:  all members of a controlled group of corporations and all trades and business (whether or not incorporated) under common control and all other entities which, together with Borrower, are treated as a single employer under any or all of Section 414(b), (c), (m) or (o) of the Code.

FF&E:  All fixtures, furnishings, equipment, furniture, and other items of tangible personal property now or hereafter located in or on the Property or the Improvements (which are not owned by tenants (other than Operating Tenant) under Leases or hotel guests) or used in connection with the use, occupancy, operation and maintenance of all or any part of the hotel located on the Property, other than stocks of food and other supplies held for consumption in normal operation but including, without limitation, appliances, machinery, equipment, signs, artwork, office furnishings and equipment, guest room furnishings,  and specialized equipment for kitchens, laundries, bars, restaurant, public rooms, health and recreational facilities, linens, dishware, all partitions, screens, awnings, shades, blinds, floor coverings, hall and lobby equipment, heating, lighting, plumbing, ventilating, refrigerating, incinerating, elevators, escalators, air conditioning and communication plants or systems with appurtenant fixtures, vacuum cleaning systems, call or beeper systems, security systems, sprinkler systems and other fire prevention and extinguishing apparatus and materials; reservation system computer and related equipment; all equipment, manual, mechanical or motorized, for the construction, maintenance, repair and cleaning of, parking areas, walks, underground ways, truck ways, driveways, common areas, roadways, highways and streets; and the Vehicles (as defined in the USALI).

FF&E Deposit Amount:  (a) with respect to each Payment Date beginning February 9, 2011, through and including January 9, 2012, an amount equal to one percent (1%) of actual Gross Revenue for the immediately prior calendar month (e.g., the deposit due February 9, 2011 would be based on Gross Revenue for January, 2011), (b) with respect to each Payment Date beginning February 9, 2012, and continuing through and including January 9, 2013, an amount equal to two percent (2%) of actual Gross Revenue for the immediately prior calendar month, (c)  with respect to each Payment Date beginning February 9, 2013, and continuing through and including January 9, 2014, an amount equal to three percent (3%) of actual Gross Revenue for the immediately prior calendar month, (d) with respect to each Payment Date beginning February 9, 2014, and continuing through and including January 9, 2016, an amount equal to four percent (4%) of actual Gross Revenue for the immediately prior calendar month, and (e) with respect to each Payment Date beginning February 9, 2016, and continuing through and including the Maturity Date, an amount equal to five percent (5%) of actual Gross Revenue for the immediately prior calendar month.

FF&E Borrower True-Up Amount:  an amount equal to the difference, only if it is positive, between (A) the aggregate FF&E Deposit Amounts transferred into the FF&E Reserve Subaccount during the preceding calendar quarter less (B) the relevant amount that would have been deposited into the FF&E Reserve Subaccount if the calculation of the required FF&E Deposit Amount had been made based on actual Gross Revenue for such calendar quarter (e.g., if the deposit paid on October 9, 2012 had been based on actual Gross Revenue for October 2012).

FF&E Lender True-Up Amount:  an amount equal to the difference, only if it is positive, between (A) the relevant amount that would have been deposited into the FF&E Reserve Subaccount if the calculation of the required FF&E Deposit Amount had been made based on actual Gross Revenue for such calendar quarter (e.g., if the deposit paid on October 9, 2012 had been based on actual Gross Revenue for October 2012), less (B) the aggregate FF&E Deposit Amounts transferred into the FF&E Reserve Subaccount during the preceding calendar quarter.

Franchise Agreement:  any franchise agreement hereafter entered into by Borrower or Operating Tenant as franchisee, pursuant to which Borrower or Operating Tenant has the right to operate the hotel on the Property under a name and hotel system controlled by the franchisor (but specifically excluding the Management Agreement).

GAAP:  generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

Governmental Authority:  any court, board, agency, commission, office or authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) now or hereafter in existence.

Gross Revenue:  shall mean any and all revenue and income of any kind derived, directly or indirectly, from the operation of the Property, including without limiting the generality of the foregoing, room revenue generated through occupancy of the Property by guests, food and beverage revenue, banquets and meetings revenue, travel desk, parking revenues, receipts from concessionaires and tenants of retail/commercial space in the Property (but not the revenues realized by such concessionaires and tenants from the public), guest laundry income, vending machine commissions and net income from in-room safes and movies, and the proceeds of any use, occupancy, business interruption or other similar insurance in respect of the Property to the extent actually received, but excluding (i) all sales, excise, value added, transient accommodation and other such taxes on sales for renting rooms or services (and any other taxes or charges in the nature thereof) charged to guests, tenants or concessionaires on behalf of any governmental entity or agency, and (ii) interest earned on any bank accounts provided for in the Management Agreement or this Agreement.  Notwithstanding the foregoing, Gross Revenue shall not include proceeds of insurance (other than business interruption insurance), proceeds from the sale or refinancing of the Property or condemnation proceeds. Except as may be otherwise specifically modified herein, “Gross Revenue” shall be interpreted and defined in conformity with GAAP.

Guarantor:  collectively, Behringer Harvard Opportunity REIT II, Inc., a Maryland corporation, and JMI Realty LLC, a Delaware limited liability company.

Hotel Transactions:  collectively, (i) occupancy arrangements for customary hotel transactions in the ordinary course of Borrower’s and Operating Tenant’s business conducted at the hotel located at the Property, including nightly rentals (or licensing) of individual hotel rooms or suites and (ii) informational or guest services which are terminable on one month’s notice or less without cause and without penalty or premium, including co-

marketing, promotional services and outsourced services.  Hotel Transactions shall not include services provided under the Management Agreement.

Initial Maturity Date:  November 9, 2015, as the same may be changed in accordance with Section 2.2.5 of this Agreement.

Interest Period: (i) the period from the date hereof through the first day thereafter that is the 14th day of a calendar month and (ii) each period thereafter from the 15th day of each calendar month through the 14th day of the following calendar month; except that the Interest Period, if any, that would otherwise commence before and end after the Maturity Date shall end on the Maturity Date.

Interest Rate:  for any Interest Period, the Applicable Spread plus LIBOR for such Interest Period (or, when applicable pursuant to this Agreement or any other Loan Document, the Default Rate).

Inventory:  as defined in the UCC, and including items which would be entered on a balance sheet under the line items for “Inventories” or “china, glassware, silver, linen and uniforms” under USALI.

Key Principal:  Guarantor.

Leases:  the Affiliate Lease and all other leases and other agreements or arrangements heretofore or hereafter entered into providing for the use, enjoyment or occupancy of, or the conduct of any activity upon or in, the Property or the Improvements, including any guarantees, extensions, renewals, modifications or amendments thereof and all additional remainders, reversions and other rights and estates appurtenant thereunder.  As used herein, the term “Leases” shall not include Hotel Transactions.

Legal Requirements:  statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting Borrower, Operating Tenant, any Loan Document or all or part of the Property or the construction, ownership, use, alteration or operation thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instrument, either of record or known to Borrower or Operating Tenant, at any time in force affecting all or part of the Property.

LIBOR:  with respect to any Interest Period, a floating interest rate per annum (rounded upwards to the next 1/16 of 1%) equal to the rate for U.S. dollar deposits with one month maturities which appears on Telerate Page 3750 as of 11:00 am, London time on the related Determination Date; provided, however, that if such rate does not appear on Telerate Page 3750, “LIBOR” shall mean a rate per annum equal to the rate at which U.S. dollar deposits in an amount approximately equal to the Loan, and with one month maturities, are offered in immediately available funds in the London Interbank Market to the London office of National Westminster Bank, Plc by leading banks in the Eurodollar market at 11:00 a.m., London time.  “Telerate Page 3750” means the display designated as “Page 3750” on the Associated Press-Dow Jones Telerate Service (or such other page as may replace Page 3750 on the Associated Press-Dow Jones Telerate Service or such other service as may be nominated by the British

Bankers’ Association as the information vendor for the purpose of displaying British Banker’s Association interest settlement rates for U.S. Dollar deposits).  Any LIBOR determined on the basis of the rate displayed on Telerate Page 3750 in accordance with the provisions hereof shall be subject to corrections, if any, made in such rate and displayed by the Associated Press-Dow Jones Telerate Service within one (1) hour of the time when such rate is first displayed by such Service.  For purposes hereof, (i) “Determination Date” shall mean, with respect to any Interest Period, the date which is two Eurodollar Business Days prior to the commencement of such Interest Period; and (ii) “Eurodollar Business Day” shall mean any day other than a Saturday, Sunday or other day on which banks in the City of London, England or New York, New York are closed for interbank or foreign exchange transactions.

Lien:  any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, easement, restrictive covenant, preference, assignment (intended as security), security interest or any other encumbrance, charge, or any agreement to enter into or create any of the foregoing, on or affecting all or any part of the Property or any interest therein, or any direct or indirect interest in Borrower, Operating Tenant or Sole Member, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances.

Loan Documents:  this Agreement and all other documents, agreements and instruments now or hereafter evidencing, securing or delivered to Lender in connection with the Loan, including the following:  (i) the Amended and Restated Promissory Note between Borrower and Lender and dated as of the date hereof in the aggregate principal amount equal to the Loan (the “Note”); (ii) the Leasehold Mortgage, Assignment of Leases and Rents, Security Agreement, Financing Statement and Fixture Filing, executed by Waipouli Owner, LLC, the original borrower under the Loan (“Original Borrower”), filed for record on June 20, 2006, as Land Court Document No. 3442321 (collectively with the Spreader and the First Mortgage Amendment (as defined herein), the “Mortgage”); (iii) Assignment of Leases and Rents executed by Original Borrower and filed for record on June 20, 2006, as Document No. 2006-113369; (iv) Assignment of Agreements, Licenses, Permits and Contracts executed by Borrower; (v) the Clearing Account Agreement (the “Clearing Account Agreement”) among Borrower, Operating Tenant, Lender, Manager and the Clearing Bank; (vi) the Cash Management Agreement (the “Cash Management Agreement”) among Borrower, Operating Tenant, Lender, Manager and the Deposit Bank; (vii) the Guaranty of Recourse Obligations made by Guarantor; (viii) that certain Consent, Assumption, and Modification Agreement with Release by and among, among others, Borrower and Lender, dated on the date hereof (“Consent Agreement”); (ix) that certain Spreader Agreement dated October 20, 2006 and filed for record on October 20, 2006, as Land Court Document No. 3501709 (“Spreader”); (x) that certain First Amendment of Mortgage and Assignment of Leases dated the date hereof between Borrower and Lender and to be recorded in the Land Court (“First Mortgage Amendment”); (xi) First Amendment of Assignment of Leases dated the date hereof between Borrower and Lender and to be recorded; (xii) Assignment of Leases and Rents from Operating Tenant to Lender; (xiii) Security Agreement from Operating Tenant to Lender; (xiv) Collateral Assignment of Interest Rate Protection Agreement between Borrower and Lender; and (xv) all other documents, instruments and agreements executed by Borrower, Operating Tenant or Key Principal in connection with this Agreement, the Loan or the Transfer and Assumption (as defined in the Consent Agreement for use in this paragraph); as each of the foregoing may be (and each of the foregoing defined terms shall refer to such documents as they may be) amended, restated, replaced, severed, split, supplemented or otherwise modified from time to time (including pursuant to Section 9.1.7).

Management Agreement:  the management agreement between Borrower or Operating Tenant and Manager, pursuant to which Manager is to manage the Property, as same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with Section 5.12.

Manager:  Davidson Hotel Management Company, or any successor, assignee or replacement manager appointed by Borrower in accordance with Section 5.12.2.

Material Alteration:  any alteration affecting structural elements of the Improvements the cost of which exceeds $500,000; provided, however, that in no event shall (i) any Identified Capital Expense, (ii) any tenant improvement work performed pursuant to any Lease existing on the date hereof or entered into hereafter in accordance with the provisions of this Agreement, or (iii) alterations performed as part of a Restoration, constitute a Material Alteration.

Maturity Date:  the date on which the final payment of Principal of the Note becomes due and payable as therein provided, whether at the Stated Maturity Date, by declaration of acceleration, or otherwise.

Net Operating Income:  for any period, the Gross Revenue of the Property less the Approved Operating Expenses of the Property, excluding any nonrecurring or extraordinary item of income or expense.

Officer’s Certificate:  a certificate delivered to Lender by Borrower which is signed by an officer of Borrower and/or Operating Tenant, as applicable.

Operating Tenant:  Kauai Coconut Beach Operator, LLC, a Delaware limited liability company.

Other Charges:  all maintenance charges, impositions other than Taxes, and any other charges, including vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof and payable by Borrower or Operating Tenant.

Payment Date:  the ninth (9th) day of each calendar month during the term of the Loan or, if such day is not a Business Day, the Payment Date shall be the first Business Day immediately preceding such day.

Permitted Encumbrances:  (i) the Liens created by the Loan Documents, (ii) all Liens and other matters disclosed in the Title Insurance Policy, (iii) Liens, if any, for Taxes or Other Charges not yet due and payable and not delinquent, (iv) any workers’, mechanics’ or other similar Liens on the Property provided that any such Lien is bonded or discharged within 30 days after Borrower first receives notice of such Lien, (v) such other title and survey exceptions as Lender approves in writing in Lender’s discretion, and (vi) as to items created after the date hereof, all immaterial easements, rights-of-way, conditions, covenants or restrictions and other similar nonmonetary encumbrances against the Property which do not, individually or in the aggregate, materially and adversely affect the value, use or operation of the Property.

Permitted Transfers:

(i)                                     any Leases entered into prior to the date hereof, the Affiliate Lease and any new Lease entered into in accordance with the Loan Documents; or

(ii)                                  Hotel Transactions; or

(iii)                               a Permitted Encumbrance; or

(iv)                              provided that no Event of Default shall then exist and be continuing, (A) a Transfer by a natural person to a revocable inter vivos trust having such natural person as a trustor or trustee of such trust and one or more immediate family members of such natural person as beneficiaries of such trust; or (B) a Transfer by devise or descent or by operation of law upon the death of a natural person; provided, however, (a) that there is no change in the Person who Controls Borrower or Operating Tenant, (b) that in the case of such a Transfer involving John C. Kratzer or John Jay Moores, Lender receives ten days prior notice of such Transfer in the case of Clause (A) and notice within ten days after such Transfer in the case of Clause (B), in each case together with copies of all instruments effecting or relevant to such Transfer; and (c) Borrower pays all of Lender’s out of pocket costs and expenses in connection with the review and analysis of such Transfer.

(v)                                 a Transfer and Assumption pursuant to Section 5.26.2; or

(vi)                              provided that no Event of Default shall then exist and be continuing, Transfers of equity interests in a publicly traded company or public company, so long as following such Transfers such company remains public or publicly traded;

(vii)                           Transfers of direct or indirect interests in Behringer Harvard Opportunity OP II, LP, provided that Behringer Harvard Opportunity REIT II, Inc. Controls Behringer Harvard Opportunity OP II, LP;

(viii)                        with respect to any Transfer not addressed in the foregoing clauses (i) through (vii), provided that no Event of Default shall then exist, a Transfer of a direct or indirect interest in Borrower, Operating Tenant, Sole Borrower Member, or Sole OT Member among any of direct or indirect owners of Borrower, Operating Tenant, Sole Borrower Member, and Sole OT Member as of the date of this Agreement, provided:

(A)                               at least one Key Principal continues to Control Borrower, Operating Tenant, Sole Borrower Member, and Sole OT Member;

(B)                               both Key Principals continue to hold a direct or indirect ownership interest in each of Borrower, Operating Tenant, Sole Borrower Member, or Sole OT Member; provided, however, that any one Key Principal may cease to be a holder of a direct or indirect ownership interest in each of Borrower, Operating Tenant, Sole Borrower Member, or Sole OT Member if Lender receives a replacement Guaranty (in substantially the same form as the guaranty of recourse obligations delivered to Lender by Guarantor on the date hereof), from a Person acceptable to Lender in its sole discretion, whereupon the non-owner Key Principal shall be released from any further liability under the guaranty and from and after the date of such Permitted Transfer, such replacement guarantor shall be a “Guarantor” for all purposes set forth in this Agreement;

(C)                               in the case of a Transfer resulting in ownership by Behringer Harvard Opportunity REIT II, Inc. and its Affiliates of less than fifty-one percent (51%) in any of Borrower, Operating Tenant, Sole Borrower Member, or Sole OT Member, Lender shall receive ten (10) business days prior written notice;

(D)                               in the case of a Transfer resulting in ownership by JMI Realty LLC and its Affiliates exceeding forty-nine percent (49%) in any of Borrower, Operating Tenant, Sole Borrower Member, or Sole OT Member, Lender shall receive fifteen (15) business days prior written notice, and at or prior to the completion of such Transfer, a nonconsolidation opinion satisfying Rating Agency guidelines, and satisfactory to Lender; and

(E)                                each of Borrower, Operating Tenant, Sole Borrower Member and Sole OT Member shall continue to be a Special Purpose Bankruptcy Remote Entity.

(ix)                              with respect to any Transfer not addressed in the foregoing clauses (i) through (viii), provided that no Event of Default shall then exist, a Transfer of a direct or indirect interest in Borrower, Operating Tenant, Sole Borrower Member, or Sole OT Member to a Person who was not a direct or indirect owner of Borrower, Operating Tenant, Sole Borrower Member, and Sole OT Member as of the date of this Agreement, provided:

(A)                               at least one Key Principal continues to Control Borrower, Operating Tenant, Sole Borrower Member, and Sole OT Member;

(B)                               both Key Principals continue to hold a direct or indirect ownership interest in each of Borrower, Operating Tenant, Sole Borrower Member, or Sole OT Member; provided, however, that any one Key Principal may cease to be a holder of a direct or indirect ownership interest in each of Borrower, Operating Tenant, Sole Borrower Member, or Sole OT Member if Lender receives a replacement Guaranty (in substantially the same form as the guaranty of recourse obligations delivered to Lender by Guarantor on the date hereof), from a Person acceptable to Lender in its sole discretion, whereupon the non-owner Key Principal shall be released from any further liability under the guaranty and from and after the date of such Permitted Transfer, such replacement guarantor shall be a “Guarantor” for all purposes set forth in this Agreement;

(C)                               in the case of a Transfer resulting in ownership by Behringer Harvard Opportunity REIT II, Inc. and its Affiliates of less than fifty-one percent (51%) in any of Borrower, Operating Tenant, Sole Borrower Member, or Sole OT Member, Lender shall receive ten (10) business days prior written notice;

(D)                               in the case of a Transfer resulting in ownership by JMI Realty LLC and its Affiliates exceeding forty-nine percent (49%) in any of Borrower, Operating Tenant, Sole Borrower Member, or Sole OT Member, Lender shall receive fifteen (15) business days prior written notice, and at or prior to the completion of such Transfer, a nonconsolidation opinion satisfying Rating Agency guidelines, and satisfactory to Lender;

(E)                                the transferee together with its Affiliates does not acquire direct or indirect Control of Borrower, Operating Tenant, Sole Borrower Member or Sole OT Member;

(F)                                 the transferee together with its Affiliates does not acquire more than forty-nine percent (49%) of the direct or indirect ownership of Borrower, Operating Tenant, Sole Borrower Member or Sole OT Member; and

(G)                               each of Borrower, Operating Tenant, Sole Borrower Member and Sole OT Member shall continue to be a Special Purpose Bankruptcy Remote Entity.

(x)                                 A change of Borrower’s or Operating Tenant’s name with no change in the form of Borrower or Operating Tenant and no transfer of the Property so long as Borrower or Operating Tenant, as applicable, delivers UCC financing statements and/or amendments sufficient to continue the perfection of Lender’s security interest are delivered to Lender.

Person:  any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other person or entity, and any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

Plan:  (i) an employee benefit or other plan established or maintained by Borrower, Operating Tenant or any ERISA Affiliate of either of them or to which Borrower, Operating Tenant or any ERISA Affiliate of either of them makes or is obligated to make contributions and (ii) which is subject to Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code.

Principal: the outstanding principal balance of the Loan.

Property:  the parcel of real property and Improvements thereon owned or leased by Borrower or Operating Tenant, as applicable, and in all cases, encumbered by the Mortgage; together with all rights pertaining to such real property and Improvements, and all other collateral for the Loan owned or leased by Borrower or Operating Tenant.

Qualified Manager:  either:  (A) a property management company owned and/or Controlled (in the sense of clause (ii) of the defined term “Control”) by any Key Principal, or (B) a property manager of the Property which (x) is a reputable, nationally or regionally recognized management company having at least five (5) years’ experience in the management of similar type properties, (y) has, for at least five (5) years prior to its engagement as property manager, managed hotel properties (other than the Property) having, in the aggregate, at least 1,000 rooms which are at a quality level of at least “three star” and (z) is not and has not been the subject of a bankruptcy or similar insolvency proceeding.

Rating Agency:  each of Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”), and Fitch, Inc., a division of Fitch Ratings Ltd. (“Fitch”) or any other nationally-recognized statistical rating organization to the extent any of the foregoing have been engaged by Lender or its designee in connection with or in anticipation of any Secondary Market Transaction.

Rating Comfort Letter:  a letter issued by each of the applicable Rating Agencies that rated the Securities, which confirms that the taking of the action referenced to therein will not result in any qualification, withdrawal or downgrading of any existing ratings of Securities created in a Secondary Market Transaction.

Rents:  all rents, rent equivalents, moneys payable as damages (including payments by reason of the rejection of a Lease in a Bankruptcy Proceeding) or in lieu of rent or rent equivalents, royalties (including all oil and gas or other mineral royalties and bonuses), income, fees, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other payment and consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower, Operating Tenant, Manager or any of their agents or employees from any and all sources arising from or attributable to the Property and the Improvements, including all revenues and credit card receipts collected from guest rooms, restaurants, bars, meeting rooms, banquet rooms and recreational facilities, parking charges, all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of the Property or rendering of services by Borrower, Operating Tenant, Manager or any of their agents or employees, or any operator or manager of the hotel acquired from others (including, without limitation, from the rental of any office space, retail space, guest rooms or other space, halls, stores, and offices, and deposits securing reservations of such space), license, lease, sublease and concession fees and rentals, health club membership fees, food and beverage wholesale and retail sales, service charges, vending machine sales, and proceeds, if any, from business interruption or other loss of income insurance.  Rents shall not include revenues of any sub-tenant of Operating Tenant unless and to the extent paid to Borrower or Operating Tenant as percentage rent under such subtenant’s Lease.

Servicer:  a servicer selected by Lender to service the Loan, including any “master servicer” or “special servicer” appointed under the terms of any pooling and servicing agreement or similar agreement entered into as a result of a Secondary Market Transaction.

Significant Capital Expenses:  any Capital Expense which, under GAAP, is an item depreciable on a schedule of fifteen (15) or more years.

Sole Borrower Member:  BH-JMIR Kauai Fee Member, LLC, a Delaware limited liability company.

Sole Member:  collectively, Sole Borrower Member and Sole OT Member.

Sole OT Member:  BH-JMIR Kauai Operator Member, LLC, a Delaware limited liability company.

State:  the state in which the Property is located.

Stated Maturity Date:  the Initial Maturity Date, as the same may be extended to the First Extended Maturity Date pursuant to Section 2.8 of this Agreement.

Taxes:  all real estate and personal property taxes, assessments, water rates or sewer rents, maintenance charges, impositions, vault charges and license fees, now or hereafter levied or assessed or imposed against all or part of the Property.

Term:  the entire term of this Agreement, which shall expire upon repayment in full of the Debt and full performance of each and every obligation to be performed by Borrower and Operating Tenant pursuant to the Loan Documents (other than surviving indemnity obligations with respect to matters as to which no claim for indemnification is then pending).

Title Endorsement: such endorsements to Lender’s Title Insurance Policy in such form as Lender may require, including showing that the Borrower is the owner of the Property, Operating Tenant is the lessee of the Property, changing the effective date of such title policy to the date hereof, and showing that the Loan Documents are in a first lien position.

Title Insurance Policy:  the ALTA mortgagee title insurance policy issued by Chicago Title Insurance Company as Policy No. 7210780-87262 issued with respect to the Property and insuring the Lien of the Mortgage, including any subsequent endorsements issued for the benefit of Lender (including the Title Endorsement).

Transfer:  (i) any sale, conveyance, transfer, Lease or assignment, or the entry into any agreement to sell, convey, transfer, lease or assign, whether by law or otherwise, of, on, in or affecting (x) all or part of the Property (including any legal or beneficial direct or indirect interest therein), (y) any direct or indirect interest (including any profit interest) in Borrower or Operating Tenant, or (z) any direct or indirect interest in Sole Member or (ii) any change of Control of Borrower, Operating Tenant or Sole Member.  For purposes hereof, a Transfer of an interest in Borrower, Operating Tenant or Sole Member shall be deemed to include (A) if Borrower, Operating Tenant or Sole Member or controlling shareholder of Borrower, Operating Tenant or Sole Member is a corporation, the voluntary or involuntary sale, conveyance or transfer of such corporation’s stock (or the stock of any corporation directly or indirectly controlling such corporation by operation of law or otherwise) or the creation or issuance of new stock in one or a series of transactions by which an aggregate of more than 10% of such corporation’s stock shall be vested in a party or parties who are not now stockholders or any change in the control of such corporation and (B) if Borrower, Operating Tenant, Sole Member or controlling shareholder of Borrower, Operating Tenant or Sole Member is a limited or general partnership, joint venture or limited liability company, the change, removal, resignation or addition of a general partner, managing partner, limited partner, joint venturer or member or the transfer of the partnership interest of any general partner, managing partner or limited partner or the transfer of the interest of any joint venturer or member.

UCC:  the Uniform Commercial Code as in effect in the State or the state in which any of the Cash Management Accounts are located, as the case may be.

USALI:  Uniform System of Accounts for the Lodging Industry, 9th edition (or most current edition adopted by Borrower).

Welfare Plan:  an employee welfare benefit plan, as defined in Section 3(1) of ERISA.

1.2                               Index of Other Definitions.  The following terms are defined in the sections or Loan Documents indicated below:

“Act” — Schedule 5

“Acceptable Counterparty” — 2.6.1

“Annual Budget” - 6.3.5

“Applicable Taxes” - 2.2.3

“Approved Annual Budget” - 6.3.5

“Approved Capital Budget” - 6.3.5

“Approved Operating Budget” - 6.3.5

“Award” - 7.3.2

“Bankruptcy Proceeding” - 4.7

“Borrower Cash Collateral Subaccount” — 3.10

“Borrower Deposit Account” — 3.1

“Borrower Subaccounts” — 3.1

“Borrower’s Recourse Liabilities” - 10.1

“Broker” - 10.2

“Capital Reserve Funds- 3.4.2

“Capital Reserve SubAccount” - 3.4.2

“Carry Subaccount” - 3.6.2

“Cash Management Accounts” - 3.11

“Cash Management Agreement” - 1.1 (Definition of Loan Documents)

“Casualty” - 7.2.1

“Casualty/Condemnation Prepayment” - 2.3.2

“Casualty/Condemnation Subaccount” - 3.8

“Clearing Account” - 3.1

“Clearing Account Agreement” - 1.1 (Definition of Loan Documents)

“Clearing Bank” - 3.1

“Condemnation” - 7.3.1

“Consent Agreement” - 1.1 (Definition of Loan Documents)

“Consumer Price Index” - 7.1.1

“Deposit Accounts” - 3.1

“Determination Date” - 1.1 (Definition of LIBOR)

“Disclosure Document” - 9.1.2

“Easements” - 4.14

“Endorsement” - 5.26.2

“Environmental Laws” - 4.21

“Equipment” - Mortgage

“Eurodollar Business Day” - 1.1 (Definition of LIBOR)

“Event of Default” - 8.1

“Exchange Act” - 9.1.2

“Extended Maturity Date - 2.8

“FF&E Reserve Subaccount” - 3.4.1

“First Extended Maturity Date” - 2.8

“First Mortgage Amendment” - (Definition of Loan Documents)

“Fitch” - 1.1 (Definition of Rating Agency)

“Government Lists” - 5.31

“Hazardous Substances” - 4.21

“Identified Capital Expenses” - 1.1 (Definition of Approved Capital Expenses)

“Improvements” - Mortgage

“Indemnified Liabilities” - 5.30

“Indemnified Party” - 5.30

“Independent Director” - Schedule 5

“Insurance Premiums” - 7.1.2

“Insured Casualty” - 7.2.2

“Interest Rate Protection Agreement” - 2.6.1

“Late Payment Charge” - 2.5.3

“Lender’s Consultant” - 5.8.1

“Licenses” - 4.11

“Loan” - Recitals

“Loan Agreement” - Schedule 5

“Member Activities” - Schedule 5

“Moody’s” - 1.1 (Definition of Rating Agency)

“Mortgage” - 1.1 (Definition of Loan Documents)

“Note” - 1.1 (Definition of Loan Documents)

“Notice” - 6.1

“O & M Program” - 5.8.3

“OFAC” - 5.31

“Operating Expense Certificate” - 3.6.1

“Operating Expense Subaccount” - 3.6.1

“Original Borrower” - 1.1 (Definition of Loan Documents)

“Original Lender” - Recitals

“Original Loan” - Recitals

“Original Loan Agreement” - Recitals

“Original Note” - Recitals

“OT Cash Collateral Subaccount” - 3.10

“OT Deposit Account” - 3.1

“OT Subaccounts” - 3.1

“Patriot Act” - 5.31

“Permitted Equipment Financing” - 5.22

“Patriot Act Offense” - 5.31

“Permitted Indebtedness” - 5.22

“Permitted Investments” - Cash Management Agreement

“Policies” - 7.1.2

“Proceeds” - 7.2.2

“Property Ownership” - Schedule 5

“Provided Information” - 9.1.1

“Qualified Carrier” - 7.1.1

“Required Records” - 6.3.6

“Remedial Work” - 5.8.2

“Rent Roll” - 4.16

“Restoration” - 7.4.1

“S&P” - 1.1 (Definition of Rating Agency)

“Secondary Market Transaction” - 9.1.1

“Securities” - 9.1.1

“Securities Act” - 9.1.2

“Security Deposit Account” - 3.9

“Shortfall” - 3.6.2

“Significant Casualty” - 7.2.2

“Single Member Bankruptcy Remote LLC” - Schedule 5

“Sole Member” - Schedule 5

“Special Member” - Schedule 5

“Special Purpose Bankruptcy Remote Entity” - 5.13

“Spreader” - 1.1 (Definition of Loan Documents)

“Springing Recourse Event” - 10.1

“Subaccounts” - 3.1

“Subordinate Deposit Account” - Cash Management Agreement

“Survey” - 4.6

“Tax and Insurance Subaccount” - 3.3

“Telerate Page 3750” - LIBOR

“Terrorism Premium Cap” - 7.1.1

“Toxic Mold” - 4.21

“Transfer and Assumption” - 5.26.2

“Transferee Borrower” - 5.26.2

1.3                               Principles of Construction.  Unless otherwise specified, (i) all references to sections and schedules are to those in this Agreement, (ii) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision, (iii) all definitions are equally applicable to the singular and plural forms of the terms defined, (iv) the word “including” means “including but not limited to,” and (v) accounting terms not specifically defined herein shall be construed in conformity with GAAP.

2.                                      GENERAL LOAN TERMS

2.1                               The Loan.  The outstanding principal amount of the Loan is $38,000,000.00, which shall mature on the Stated Maturity Date.  Borrower acknowledges that the Loan has been fully funded and that no amount repaid in respect of the Loan may be reborrowed.

2.2                               Interest; Monthly Payments.

2.2.1                     Generally.  From and after the date hereof, interest on the unpaid Principal shall accrue at the Interest Rate and be payable as hereinafter provided.  On the date hereof, Borrower shall pay interest on the unpaid Principal from the date hereof through and including the last day of the Interest Period in which the date hereof occurs.  On December 9, 2010 and each Payment Date thereafter through and including the Maturity Date, the interest on the Principal at the Interest Rate shall be payable in monthly installments for the Interest Period during which such Payment Date occurs.  All accrued and unpaid interest shall be due and payable on the Maturity Date.  If the Loan is repaid on any date other than on a Payment Date (whether prior to or after the Stated Maturity Date), Borrower shall also pay interest that would have accrued on such repaid Principal through and including the end of the then current Interest Period.

2.2.2                     Default Rate.  After the occurrence and during the continuance of an Event of Default, the entire unpaid Debt shall bear interest at the Default Rate, and shall be payable upon demand from time to time, to the extent permitted by applicable law.

2.2.3                     Taxes.  Any and all payments by Borrower hereunder and by Borrower and Operating Tenant under the other Loan Documents shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on Lender’s income, and franchise taxes imposed on Lender by the law or regulation of any Governmental Authority (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to in this Section 2.2.3 as “Applicable Taxes”).  If Borrower or Operating Tenant shall be required by law to deduct any Applicable Taxes from or in respect of any sum payable hereunder to Lender, the following shall apply:  (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.2.3), Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make (or cause Operating Tenant to make) such deductions and (iii) Borrower shall pay (or cause Operating Tenant to pay) the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.  Payments pursuant to this Section 2.2.3 shall be made within ten days after the date Lender makes written demand therefor.

2.2.4                     Breakage Indemnity.  Borrower shall indemnify Lender against any loss or expense which Lender may actually sustain or incur in liquidating or redeploying deposits from third parties acquired to effect or maintain the Loan or any part thereof as a consequence of (i) any payment or prepayment of the Loan or any portion thereof made on a date other than a Payment Date (it being understood that any Casualty/Condemnation Prepayment shall, in accordance with Section 2.3.2, only be applied on a Payment Date and shall therefore not trigger the provisions of this Section 2.2.4) and (ii) any default in payment or prepayment of the Principal or any part thereof or interest accrued thereon, as and when due and payable (at the date thereof or otherwise, and whether by acceleration or otherwise).  Lender shall deliver to Borrower a statement for any such sums which it is entitled to receive pursuant to this Section 2.2.4, which statement shall be binding and conclusive absent manifest error.

2.2.5                     Intentionally Omitted.

2.3                               Loan Repayment.

2.3.1                     Repayment.  Borrower shall repay the entire outstanding Principal balance of the Note in full on the Maturity Date, together with interest thereon to (but excluding) the date of repayment and any other amounts due and owing under the Loan Documents.  Except during the continuance of an Event of Default, all proceeds of any repayment, including prepayments of the Loan, shall be applied by Lender as follows in the following order of priority: First, Taxes and Insurance Premiums, to the extent of any shortfall; Second, to fees charged by the Deposit Bank, to the extent owing; Third, to the FF&E Deposit Amount, to the extent of any shortfall, Fourth, to Approved Operating Expenses; Fifth, to accrued and unpaid interest at the Interest Rate; and Sixth, to Principal.

2.3.2                     Mandatory Prepayments: Casualty/Condemnation Prepayment.  The Loan is subject to mandatory prepayment in certain instances of Insured Casualty or Condemnation (each a “Casualty/Condemnation Prepayment”), in the manner and to the extent set forth in Section 7.4.2.  Each Casualty/Condemnation Prepayment, after deducting Lender’s out of pocket costs and expenses (including reasonable attorneys’ fees and expenses) in connection with the settlement or collection of the Proceeds or Award, provided no Event of Default exists, shall be applied by Lender in the same manner as repayments under Section 2.3.1.  During the continuance of an Event of Default and Casualty/Condemnation Prepayment may be applied by Lender to the Debt, in such order and in such manner as Lender shall elect in its sole and absolute discretion.  If any Casualty/Condemnation Prepayment is made on any date other than a Payment date, then such Casualty/Condemnation Prepayment shall be deposited into the Casualty/Condemnation Prepayment Subaccount and applied as a prepayment on the next Payment Date.

2.3.3                     Optional Prepayments.  Borrower shall have the right to prepay the Loan in whole but not in part at any time, or as provided in Section 2.3.2, without prepayment premium or consideration.

2.4                               Release of Property.  Lender shall, upon the written request and at the expense of Borrower, upon payment in full of the Debt in accordance herewith, release or, if requested by Borrower, assign to Borrower’s designee (without any representation or warranty by and without any recourse against Lender whatsoever) the Lien of the Loan Documents if not theretofore released.

2.5                               Payments and Computations.

2.5.1                     Making of Payments.  Each payment by Borrower shall be made in funds settled through the New York Clearing House Interbank Payments System or other funds immediately available to Lender by 2:00 p.m., New York City time, on the date such payment is due, to Lender by deposit to such account as Lender may designate by written notice to Borrower.  Whenever any such payment shall be stated to be due on a day that is not a Business Day, such payment shall be made on the immediately preceding Business Day.  All such payments shall be made irrespective of, and without any deduction, set-off or counterclaim whatsoever and are payable without relief from valuation and appraisement laws and with all costs and charges incurred in the collection or enforcement thereof, including attorneys’ fees and court costs.  Failure of Borrower to pay when due any amount for which adequate funds are available in the applicable Subaccount on the date such amount is due shall not be an Event of Default hereunder.

2.5.2                     Computations.  Interest payable under the Loan Documents shall be computed on the basis of the actual number of days elapsed over a 360-day year.

2.5.3                     Late Payment Charge.  If any Principal (other than the payment in full of the Note at maturity), interest or other sum due under any Loan Document is not paid by Borrower on the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of 5% of such unpaid sum or the maximum amount permitted by applicable law (the “Late Payment Charge”), in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment.  No such Late Payment Charge shall be due or payable if adequate funds are available in the applicable Subaccount on such due date and/or Lender or Deposit Bank failed to allocate such funds to the applicable Subaccount for such payment.  Such amount shall be secured by the Loan Documents.

2.6                               Interest Rate Protection Agreements.

2.6.1                     Interest Rate Protection Agreement.  As of the date hereof, Borrower has entered into, made all payments required under, and satisfied all conditions precedent to the effectiveness of, an interest rate protection agreement that satisfies all of the following conditions (such interest rate protection agreement together with (i) any extension thereof or (ii) any other interest rate protection agreement entered into pursuant to Section 2.8, being referred to herein as the “Interest Rate Protection Agreement”):

(1)                                 the Interest Rate Protection Agreement is with a financial institution having a long term, unsecured and unsubordinated debt rating of at least “A+” by S&P and “A1” by Moody’s (an “Acceptable Counterparty”), provides that the only obligation of Borrower thereunder is the making of a single payment upon the execution and delivery thereof, and is an interest rate cap in respect of a notional amount not less than the outstanding Principal amount of the Loan that shall have the effect of capping LIBOR at (i) 5.50% per annum through the thirty-sixth (36th) scheduled full Payment Date and (ii) 6.00% per annum thereafter and during any extended term.  The term of the initial Interest Rate Protection Agreement shall run through the thirty-sixth (36th) scheduled full Payment Date.  Each replacement Interest Rate Protection Agreement shall have a minimum term of one (1) year, and shall be obtained at least eight (8) days prior to the expiration of the Interest Rate Protection Agreement that it is replacing.

(2)                                 Borrower’s interest in such Interest Rate Protection Agreement has been assigned to Lender pursuant to documentation satisfactory to Lender in form and substance, and the counterparty to such Interest Rate Protection Agreement has executed and delivered to Lender an acknowledgment of such assignment, which acknowledgment includes such counterparty’s agreement to pay directly into the Clearing Account all sums payable by such counterparty pursuant to the Interest Rate Protection Agreement and shall otherwise be satisfactory to Lender in form and substance.  At such time as the Loan is repaid in full, all of Lender’s right, title and interest in the Interest Rate Protection Agreement shall terminate and Lender shall promptly execute and deliver at Borrower’s sole cost and expense, such documents as may be required to evidence Lender’s release of Lender’s security interest in the Interest Rate Protection Agreement and to notify the issuer of such release.  In connection with any repayment of the Debt permitted pursuant to this Agreement and at all times after Borrower has provided written notice to the Lender of its intention to repay the Debt, Lender shall exercise commercially reasonable efforts to cooperate with Borrower in any efforts initiated by Borrower to (i) assign the Collateral Assignment of Interest Rate Protection Agreement to a new lender or credit provider chosen by Borrower or (ii) terminate or assign Borrower’s rights under the Interest Rate Protection Agreement and to use the proceeds from such termination or assignment to repay the Loan, to purchase a new interest rate cap for use in replacement financing or any other use desired by Borrower.  In furtherance of the foregoing, Lender hereby agrees that it shall execute and deliver all documents and instruments reasonably requested by Borrower to evidence the termination or assignment of the Assignment of Interest Rate Protection Agreement prior to the repayment of the Debt, with such documents and instruments to be held in escrow by all relevant parties and with an escrow agent reasonably acceptable to Lender pending payment in full of the Debt.  Borrower shall be responsible for any and all out of pocket costs and expenses incurred by Lender pursuant to the foregoing provisions and any such costs and expenses shall be paid to Lender or as otherwise directed by Lender prior to the release of any documents delivered in escrow by Lender pursuant to the immediately preceding sentence, or at such other time as Lender may (in its sole discretion) make written demand therefor.

(3)                                 In connection with an Interest Rate Protection Agreement, Borrower shall obtain and deliver to Lender an opinion of counsel from counsel (in-house or independent) for the issuer of the Interest Rate Protection Agreement (upon which Lender and its successors and assigns may rely) which shall provide in relevant part, that:  (a) the issuer is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and has the organizational power and authority to execute and deliver, and to perform its obligations under, the Interest Rate Protection Agreement; (b) the execution and delivery of the Interest Rate Protection Agreement by the issuer, and any other agreement which the issuer has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been and remain duly authorized by all necessary action and do not contravene any provision of its certificate of incorporation or by-laws (or equivalent organizational documents) or any law, regulation or contractual restriction binding on or affecting it or its property; (c) all consents, authorizations and approvals required for the execution and delivery by the issuer of the Interest Rate Protection Agreement, and any other agreement which the issuer has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been obtained and remain in full force and effect, all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with any governmental authority or regulatory body is required for such execution, delivery or performance; and (d) the Interest Rate Protection

Agreement, and any other agreement which the issuer has executed and delivered pursuant thereto, has been duly executed and delivered by the issuer and constitutes the legal, valid and binding obligation of the issuer, enforceable against the issuer in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(4)                                 In the event of any downgrade, withdrawal or qualification of the rating of the issuer of the Interest Rate Protection Agreement below “A” by S&P and “A2” by Moody’s, Borrower shall replace the Interest Rate Protection Agreement with a replacement Interest Rate Protection Agreement from an Acceptable Counterparty (with terms identical to the Interest Rate Protection Agreement being replaced in all material respects, or otherwise approved by Lender in its reasonable discretion and the Rating Agencies) not later than thirty (30) days following receipt of notice from Lender or the Servicer of such downgrade, withdrawal or qualification; provided however, that Borrower shall not be required to enter into a replacement Interest Rate Protection Agreement from an Acceptable Counterparty if, within thirty (30) days following notice of such downgrade, withdrawal or qualification of the rating of such issuer, (a) such issuer or an Affiliate thereof posts additional collateral acceptable to the Rating Agencies from time to time securing its obligations under the Interest Rate Protection Agreement, or (b) an Affiliate of such issuer that is an Acceptable Counterparty delivers a guaranty acceptable to the Rating Agencies guaranteeing such issuer’s obligations under the Interest Rate Protection Agreement.

2.6.2                     Execution of Documents.  Borrower shall promptly execute and deliver to the counterparty of the Interest Rate Protection Agreement such confirmations and agreements as may be reasonably requested by such counterparty in connection with such Interest Rate Protection Agreement.

2.6.3                     No Obligation of Lender.  Borrower agrees that Lender shall not have any obligation, duty or responsibility to Borrower or any other Person by reason of, or in connection with, any Interest Rate Protection Agreement (including any duty to provide or arrange any Interest Rate Protection Agreement, to consent to any mortgage or pledge of the Property or any portion thereof as security for Borrower’s performance of its obligations under any Interest Rate Protection Agreement, or to provide any credit or financial support for the obligations of Borrower or any other Person thereunder or with respect thereto).  No Interest Rate Protection Agreement shall alter, impair, restrict, limit or modify in any respect the obligation of Borrower to pay interest on the Loan as and when the same becomes due and payable in accordance with the provisions of the Loan Documents.

2.6.4                     Receipts from Interest Rate Protection Agreements.  All payments made by the counterparty to the Interest Rate Protection Agreement shall be deposited into the Borrower Deposit Account and applied in the same manner as Rents are applied under Section 3.12.

2.7                               Intentionally Omitted.

2.8                               Extension Options.  Borrower shall have the right, at its option, to extend the Term until April 9, 2017 (the “First Extended Maturity Date”) by giving written notice of such extension to Lender at least fifteen (15) days prior to the Initial Maturity Date and delivering to Lender therewith a deposit for Lender’s costs and expenses in the amount of $12,500.  Upon receipt of such request to extend the Term until the First Extended Maturity Date, and upon satisfaction of the following conditions, Lender shall extend the Term as requested:

(a)                                 no Event of Default exists at the time such request is made and on the Initial Maturity date;

(b)                                 Borrower and Lender enter into a loan extension agreement on the form typically used by Servicer for loan extensions, with acknowledgment by Guarantor and Operating Tenant;

(c)                                  Borrower has reimbursed Lender for all costs and expenses incurred by Lender in connection with such extension (including attorney’s fees and Servicer’s standard processing fee for loan extensions, not to exceed $5,000; provided, however, Borrower’s obligation pursuant to this Section 2.8(c) shall not exceed $25,000.00;

(d)                                 Borrower pays to Lender an extension fee in an amount equal to Twenty-Five Hundredths Percent (0.25%) of the then-outstanding Principal; and

(e)                                  Borrower has obtained one or more Interest Rate Protection Agreements effective through the First Extended Maturity Date that satisfy the requirements of Section 2.6 of this Agreement, including the delivery of the required assignment thereof.

If Borrower is unable to satisfy all of the foregoing conditions within the applicable time frames for each, Lender shall have no obligation to extend the Stated Maturity Date hereunder, and Borrower shall reimburse Lender all of its costs and expenses as provided in this Section 2.8, subject to the limitation on reimbursement contained herein.  If the deposit paid to Lender exceeds Lender’s actual costs and expenses, Lender shall refund the difference to Borrower.

3.                                      CASH MANAGEMENT AND RESERVES

3.1                               Cash Management Arrangements.  Borrower shall cause all Rents in the nature of sums payable by issuers of credit cards accepted at the Property to be transmitted directly into an Eligible Account (the “Clearing Account”) maintained by Borrower or Operating Tenant at a local bank selected by Borrower or Operating Tenant, which shall at all times be an Eligible Institution (the “Clearing Bank”) as more fully described in the Clearing Account Agreement.  Without in any way limiting the foregoing, all Rents received by Borrower, Operating Tenant or Manager (including Rents received from tenants under Leases) shall be deposited into the Clearing Account within four (4) Business Days of receipt.  Funds deposited into the Clearing Account shall be swept by the Clearing Bank into an Eligible Account for the deposit of Operating Tenant’s funds at the Deposit Bank controlled by Lender (the “OT Deposit Account”) on each of the following:  (i) each week, the last weekday that is not a federal banking holiday, and (ii) each month, the last weekday before the ninth (9th) day of the month that is not a federal banking holiday.  Funds transferred from the Clearing Account to the OT Deposit Account shall be applied and disbursed in accordance with this Agreement and the Cash Management Agreement.  Lender will establish a separate Eligible Account for the deposit of Borrower’s funds at the Deposit Bank controlled by Lender (the “Borrower Deposit

Account”, and together with the OT Deposit Account, the “Deposit Accounts”) into which certain funds shall be transferred and disbursed in accordance with this Agreement and the Cash Management Agreement. Lender will also establish subaccounts of the OT Deposit Account and the Borrower Deposit Account which shall at all times be Eligible Accounts (and may be ledger or book entry accounts and not actual accounts) (such subaccounts are referred to herein as “OT Subaccounts” or “Borrower Subaccounts”, as applicable, or collectively as the “Subaccounts”) as provided in this Agreement and the Cash Management Agreement. Except as provided herein, funds in the Deposit Accounts shall be invested only in Permitted Investments selected by Lender. The Deposit Accounts and any Subaccounts will be under the sole control and dominion of Lender, and neither Borrower nor Operating Tenant shall have any right of withdrawal therefrom.  Borrower shall pay (or cause Operating Tenant to pay) for all expenses of opening and maintaining all of the above accounts as set forth in the Clearing Account Agreement and Cash Management Agreement.

3.2                               Intentionally Omitted.

3.3                               Taxes and Insurance.  On each Payment Date a portion of the Rents that have been deposited into the OT Deposit Account during the immediately preceding Interest Period in an amount equal to (i) one-twelfth of the Taxes that Lender estimates (based on information provided by Borrower or Operating Tenant and the taxing authority) will be payable during the next 12 months in order to accumulate with Lender sufficient funds to pay all such Taxes at least 30 days prior to the delinquency dates and (ii) one-twelfth of the Insurance Premiums that Lender estimates (based on information provided by Borrower) will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least 30 days prior to the expiration of the Policies, shall be transferred by Lender to a Subaccount of the OT Deposit Account (the “Tax and Insurance Subaccount”).  Provided that no Event of Default has occurred and is continuing, Lender will (a) apply funds in the Tax and Insurance Subaccount to payments of Taxes and Insurance Premiums required to be made by Borrower pursuant to Sections 5.2 and 7.1, provided that Borrower or Operating Tenant has promptly supplied Lender with notices of all Taxes and Insurance Premiums due, or (b) reimburse Borrower or Operating Tenant for such amounts upon presentation of evidence of payment; subject, however, to Borrower’s or Operating Tenant’s right to contest Taxes in accordance with Section 5.2.  In making any payment relating to Taxes and Insurance Premiums, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof.  If Lender determines in its reasonable judgment that the funds in the Tax and Insurance Subaccount will be insufficient to pay (or in excess of) the Taxes or Insurance Premiums next coming due, Lender may increase (or decrease) the monthly contribution required to be made by Borrower and Operating Tenant to the Tax and Insurance Subaccount.

3.4          FF&E and Capital Expense Reserves.

3.4.1       FF&E Reserve.

(a)           On each Payment Date beginning December 9, 2010, a portion of the Rents that have been deposited into the Borrower Deposit Account during the immediately preceding Interest Period in an amount equal to the FF&E Deposit Amount shall be transferred by Lender into a Subaccount (the “FF&E Reserve Subaccount”).

(b)           In addition, commencing with the February 2011 Payment Date and on each Payment Date thereafter occurring in February, May, August and November, either (i) the FF&E Lender True-Up Amount shall be transferred by Lender into the FF&E Reserve Subaccount from the Rents that have been deposited into the Deposit Account during the immediately preceding Interest Period or (ii) the FF&E Borrower True-Up Amount shall be transferred by Lender to the Borrower from the FF&E Reserve Subaccount.

(c)           Provided that no Event of Default has occurred and is continuing, Lender shall disburse funds held in the FF&E Reserve Subaccount to Borrower, within five (5) Business Days after the delivery by Borrower to Lender of a request therefor (but not more often than twice per month), in increments of at least $5,000 provided that (i) such disbursement is for an Approved FF&E Expense or an Approved Capital Expense (other than Identified Capital Expenses) and (ii) the request for disbursement is accompanied by an Officer’s Certificate certifying (1) that such funds will be used to pay or reimburse Borrower for Approved FF&E Expenses or Approved Capital Expenses (other than Identified Capital Expenses) and a description thereof, (2)  with respect to disbursements for Approved Capital Expenses (other than Identified Capital Expenses), that no material outstanding trade payables (other than those to be paid from the requested disbursement or those constituting Permitted Indebtedness) are delinquent, (3) that the same has not been the subject of a previous disbursement, and (4) that all previous disbursements have been used to pay the previously identified Approved FF&E Expenses or Approved Capital Expenses (other than Identified Capital Expenses), as applicable.  During a Cash Trap Period, any such disbursement of more than $10,000 to pay (rather than reimburse) Approved FF&E Expenses or Approved Capital Expenses (other than Identified Capital Expenses) may, at Lender’s option, be made by joint check payable to Borrower and the payee on such Approved FF&E Expenses or Approved Capital Expenses.

3.4.2       Capital Expense Reserve.  On the date hereof, Borrower shall deposit $7,500,000 (the “Capital Reserve Funds”) into a Subaccount of the Borrower Deposit Account (the “Capital Reserve Subaccount”).  The deposit required herein will be in addition to any amounts currently on deposit in the Capital Reserve Subaccount.  Borrower has not pledged, transferred, assigned and/or granted any security interest in the Capital Reserve Subaccount or the Capital Reserve Funds, therein, to any Person other than Lender.  No portion of the Capital Reserve Funds shall be withdrawn from the Capital Reserve Funds Account except to pay for Approved Capital Expenses incurred by Borrower in accordance with the terms and conditions of the Approved Capital Budget and this Agreement, except otherwise expressly provided herein.  The Capital Reserve Funds may be invested in Permitted Investments so long as any interest earned in connection therewith is added to and becomes part of the Capital Reserve Funds.

(b)           Provided that no Event of Default has occurred and is continuing, Lender shall disburse funds held in the Capital Reserve Subaccount to Borrower, within five (5) Business Days after the delivery by Borrower to Lender of a request therefor (but not more often than twice per month), in increments of at least $5,000 provided that (i) such disbursement is for an Identified Capital Expense; (ii) if such disbursement is for an Identified Capital Expense that is a Significant Capital Expenses and is in excess of $50,000, Lender shall have (if it reasonably desires) verified (by a non-invasive inspection conducted at Borrower’s expense) performance of the work associated with such Significant Capital Expenses; and (iii)  the request for disbursement is accompanied by (A) an Officer’s Certificate certifying (1) that such funds will be used to pay or reimburse Borrower for Identified Capital Expenses and a description thereof, and (2) that no material outstanding trade payables (other than those to be paid from the requested disbursement or those constituting Permitted Indebtedness) are delinquent, and (B) lien waivers (for Significant Capital Expenses in excess of $50,000 only) or other evidence of payment satisfactory to Lender, and (C) if such disbursement is for Significant Capital Expenses and is in excess of $50,000, at Lender’s option, a title search for the Property indicating that the Property is free from all Liens, claims and other encumbrances not previously approved by Lender.  Any such disbursement of more than $10,000 to pay (rather than reimburse) Identified Capital Expenses may, at Lender’s option, be made by joint check payable to Borrower and the payee on such Identified Capital Expenses.

(c)           Borrower shall, no later than thirty-six months from the date hereof, (i) complete those improvements and repairs itemized as Identified Capital Expenses and (ii) expend not less than $7,500,000.00 on Approved Capital Expenses. Notwithstanding the foregoing, the thirty-six month period will be extended for a period of time equal to the time lost due to any cause beyond Borrower’s reasonable control, including without limitation, acts of God, natural disasters (earthquake, hurricane, tsunami), terrorism, governmental delays related to permitting or other approvals, and the failure of suppliers, contractors, sub-contractors or other third-parties involved in the construction of the improvements or repairs to perform in a timely manner. Borrower shall give prompt written notice to Lender of the occurrence of any such delay and shall identify with reasonable specificity the cause relied upon and the duration of such delay.

3.5          Intentionally Omitted.

3.6          Operating Expenses and Carry Subaccounts.

3.6.1       Operating Expense Subaccount.  A portion of the Rents that have been deposited into the OT Deposit Account during any Interest Period, in an amount equal to the monthly amount set forth in the Approved Operating Budget for the following month as being necessary for payment of Approved Operating Expenses at the Property for such month, shall be transferred into a Subaccount of the OT Deposit Account (the “Operating Expense Subaccount”) so that they may be disbursed pursuant to the succeeding sentence.  Provided no Event of Default has occurred and is continuing, Lender shall disburse to Operating Tenant the funds transferred into the Operating Expense Subaccount on a daily basis in accordance with Section 3.12 for the payment of Approved Operating Expenses.  In addition to the Approved

Operating Expenses which are included in the Approved Operating Budget and provided no Event of Default is continuing, Borrower or Operating Tenant may request that Lender approve and disburse amounts with respect to such additional operating expenses as are incurred by or on behalf of Operating Tenant or Borrower but which are not included in the Approved Operating Budget.  Operating Tenant or Borrower may make such approval requests from time to time (but not more often than weekly) provided such disbursement is accompanied by (A) an Officer’s Certificate in the form attached hereto as Schedule 7 (an “Operating Expense Certificate”) and (B) reasonably detailed documentation satisfactory to Lender as to the amount and purpose therefor.  Lender’s approval under this Section 3.6.1 shall not be unreasonably withheld, conditioned or delayed (and once approved, such operating expenses shall be Approved Operating Expenses).  Disbursement by Lender of Approved Operating Expenses pursuant to this Section 3.6.1 shall not be unreasonably delayed.

3.6.2       Carry Subaccount.

(a)           On the date hereof, Borrower shall deposit with Lender the aggregate amount of $1,000,000 for the purpose of creating a reserve for certain shortfalls in payments due hereunder.  Lender shall cause such amount to be transferred to a Subaccount of the Borrower Deposit Account (the “Carry Subaccount”).  The deposit required herein will be in addition to any amounts currently on deposit in the Capital Reserve Subaccount.  Provided no Event of Default is continuing, Lender shall, if requested by Borrower at least five (5) days prior to any Payment Date, and otherwise may, at Lender’s election, disburse to itself funds held in the Carry Subaccount to pay Borrower’s or Operating Tenant’s payment obligations under clauses (i) through (v) of Section 3.12(a), to the extent that a shortfall with respect to Borrower’s or Operating Tenant’s payment obligations with respect to any of the foregoing exists on any Payment Date (a “Shortfall”) and such disbursement shall be credited towards such payment obligation.  Provided that funds on deposit in the Carry Subaccount are adequate to cover such Shortfall, no Event of Default (if such Shortfall would otherwise result in an Event of Default) shall be deemed to have occurred as a result of such Shortfall.  If Lender elects or is requested to disburse funds to itself in accordance with this Section 3.6.2(a), Lender shall, concurrently therewith, provide Borrower with written notice of such disbursement and the amount of such Shortfall.

(b)           Provided no Event of Default is continuing on October 9, 2012, any funds remaining in the Carry Subaccount shall be disbursed to the Borrower.

(c)           Funds from the Carry Subaccount shall not be used to pay Operating Tenant’s rent obligations to Borrower under the Affiliate Lease.

3.7          Intentionally Omitted.

3.8          Casualty/Condemnation Subaccount.  Borrower shall pay, or cause to be paid, to Lender all Proceeds or Awards due to any Casualty or Condemnation to be transferred to a Subaccount of the Borrower Deposit Account (the “Casualty/Condemnation Subaccount”) in accordance with the provisions of Section 7.  All amounts in the Casualty/Condemnation Subaccount shall be disbursed in accordance with the provisions of Section 7 and Section 2.3.2.

3.9          Security Deposits.  Borrower and Operating Tenant shall keep and hold all security deposits under Leases in accordance with applicable Legal Requirements and at a separately designated account under Borrower’s or Operating Tenant’s control at the Clearing Bank (and in the case of a letter of credit, assigned with full power of attorney and executed sight drafts to Lender) so that the security deposits shall not be commingled with any other funds of Borrower or Operating Tenant (such account, the “Security Deposit Account”).  Any letter of credit or other instrument that Borrower or Operating Tenant receives in lieu of a cash security deposit under any Lease entered into after the date hereof shall (i) be maintained in full force and effect in the full amount unless drawn upon pursuant to Borrower’s or Operating Tenant’s rights under the applicable Lease or replaced by a cash deposit as hereinabove described and (ii) if permitted pursuant to any Legal Requirements, name Lender as payee or mortgagee thereunder (or at Lender’s option, be fully assignable to Lender).

3.10        Cash Collateral Subaccount.  If a Cash Trap Period shall have commenced, then on the immediately succeeding Payment Date and on each Payment Date thereafter during the continuance of such Cash Trap Period, all Available Cash shall be paid to Lender, which amounts shall be transferred by Lender either from the funds of Operating Tenant into a Subaccount of the OT Deposit Account (the “OT Cash Collateral Subaccount”), or from the funds of Borrower into a Subaccount of the Borrower Deposit Account (the “Borrower Cash Collateral Subaccount”), both constituting cash collateral for the Debt.  Any funds in the Borrower Cash Collateral Account and not previously disbursed or applied shall be disbursed to Borrower upon the termination of such Cash Trap Period.  Any funds in the OT Cash Collateral Subaccount and not previously disbursed or applied shall be disbursed to Operating Tenant upon the termination of such Cash Trap Period.  Lender shall have the right, but not the obligation, at any time during the continuance of an Event of Default to apply all sums then on deposit in the Borrower Cash Collateral Subaccount and the OT Cash Collateral Account to the Debt, in such order and in such manner as Lender shall elect in its sole and absolute discretion, including to make a prepayment of Principal.

3.11        Grant of Security Interest; Application of Funds.  As security for payment of the Debt and the performance by Borrower and Operating Tenant of all other terms, conditions and provisions of the Loan Documents, Borrower hereby pledges and assigns to Lender, and grants to Lender a security interest in, all Borrower’s right, title and interest in and to all Rents and in and to all payments to or monies held in the Clearing Account, the Deposit Account, all Subaccounts created pursuant to this Agreement or the Cash Management Agreement (collectively, the “Cash Management Accounts”).  Borrower hereby grants to Lender a continuing security interest in, and agrees to hold in trust for the benefit of Lender, all Rents in its possession prior to the (i) payment of such Rents to Lender or (ii) deposit of such Rents into the Borrower Deposit Account or the OT Deposit Account. Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any Cash Management Accounts, or permit any Lien to attach thereto, or any levy to be made thereon, or any UCC Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.  This Agreement is, among other things, intended by the parties to be a security agreement for purposes of the UCC.  Upon the occurrence and during the continuance of an Event of Default, Lender may apply any sums in any Cash Management Accounts in any order and in any manner as Lender shall elect in Lender’s discretion without seeking the appointment of a receiver and without adversely affecting the rights of Lender to foreclose the Lien of the Mortgage or exercise its other rights under the Loan Documents.  Cash Management Accounts shall not constitute trust funds and may be commingled with other monies held by Lender.  All interest which accrues on the funds in any Cash Management Account or the OT Deposit Account (other than the Tax and Insurance Subaccount) shall accrue for the benefit of Borrower and shall be taxable to Borrower or Operating Tenant, as applicable, and shall be added to and disbursed in the same manner and under the same conditions as the principal sum on which said interest accrued.  Upon repayment in full of the Debt, all remaining funds in the Borrower Subaccounts, if any, shall be promptly disbursed to Borrower and all remaining funds in the OT Subaccounts, if any, shall be promptly disbursed to Operating Tenant.

3.12        Property Cash Flow Allocation.

(a)           All Rents and any other funds deposited into the OT Deposit Account or the Borrower Deposit Account during the current Interest Period or any prior Interest Periods as required by this Agreement and as may be transferred into various Subaccounts in accordance with this Agreement and the Cash Management Agreement, shall be applied on each Payment Date as follows in the following order of priority:

(i)            First, from the OT Deposit Account (or from the Borrower Deposit Account if or to the extent there are insufficient funds in the OT Deposit Account to make such payment) to make payments into the Tax and Insurance Subaccount as required under Section 3.3;

(ii)           Second, from the OT Deposit Account (or from the Borrower Deposit Account if or to the extent there are insufficient funds in the OT Deposit Account to make such payment) to pay the monthly portion of the fees charged by the Deposit Bank in accordance with the Cash Management Agreement;

(iii)          Third, from the OT Deposit Account (or from the Borrower Deposit Account if or to the extent there are insufficient funds in the OT Deposit Account to make such payment) to pay the amount required under Section 3.4.1 for the FF&E Reserve Subaccount;

(iv)          Fourth, from the OT Deposit Account (or from the Borrower Deposit Account if or to the extent there are insufficient funds in the OT Deposit Account to make such payment) to pay the amount required under Section 3.6.1 for the Operating Expense Subaccount;

(v)           Fifth, from the OT Deposit Account to pay to the Borrower Deposit Account the monthly payment owed by Operating Tenant to Borrower under the Affiliate Lease;

(vi)          Sixth, from the Borrower Deposit Account (or from the OT Deposit Account if or to the extent there are insufficient funds in the Borrower Deposit Account to make such payment) to pay the amount required to pay the interest due on such Payment Date plus, if applicable, interest at the Default Rate and all other amounts then due to Lender under the Loan Documents (excluding those amounts described under other clauses of this Section 3.12(a) and outstanding Principal with respect the Loan) and to pay the monthly portion of the fees charged by the Deposit Bank in accordance with the Cash Management Agreement; and

(vii)         Lastly, to make payments in an amount equal to (A) all Available Cash in the Borrower Deposit Account on such Payment Date (I) to Borrower provided no Cash Trap Period is continuing, or (II) into the Borrower Cash Collateral Subaccount in accordance with Section 3.10, and (B) all Available Cash in the OT Deposit Account on such Payment Date (I) to Operating Tenant provided no Cash Trap Period is continuing, or (II) into the OT Cash Collateral Subaccount in accordance with Section 3.10.

(b)           The failure of Borrower or Operating Tenant to make all of the payments required under clauses (i) through (vi) of Section 3.12(a) in full on each Payment Date shall constitute an Event of Default under this Agreement; provided, however, if adequate funds are available in the OT Deposit Account and the Borrower Deposit Account (including the Carry Subaccount) for such payments, the failure by the Deposit Bank to allocate such funds into the appropriate Subaccounts shall not constitute an Event of Default.

(c)           Notwithstanding anything to the contrary contained in this Section 3.12 or elsewhere in this Agreement, provided (i) no Event of Default is continuing and sufficient funds have accumulated in the OT Deposit Account and the Borrower Deposit Account in the given Interest Period to make payment on the next Payment Date of all amounts referred to in clauses (i), (ii) and (iii) of Section 3.12(a), then the Approved Operating Expense payments to Borrower under clause (iv) of Section 3.12(a) shall be made to Operating Tenant on a daily basis and (ii) no Event of Default is continuing and sufficient funds have accumulated in the OT Deposit Account and the Borrower Deposit Account in the given Interest Period to make payment on the next Payment Date of all amounts referred to in clauses (i) through (vi) of Section 3.12(a), then the Available Cash shall be paid to Borrower or Operating Tenant, as applicable, under clause (vii) of Section  3.12(a) on a daily basis.

4.             REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Lender as of the date hereof that, except to the extent (if any) disclosed on Schedule 2 with reference to a specific Section of this Article 4:

4.1          Organization; Special Purpose.  Each of Borrower, Operating Tenant and Sole Member has been duly organized and is validly existing and in good standing under the laws of the state of its formation, with requisite power and authority, and all rights, licenses, permits and authorizations, governmental or otherwise, necessary to own its properties and to transact the business in which it is now engaged.  Each of Borrower, Operating Tenant and Sole Member is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, business and operations.  Each of Borrower, Operating Tenant and Sole Member is a Special Purpose Bankruptcy Remote Entity.

4.2          Proceedings; Enforceability.  Borrower and Operating Tenant has taken all necessary action to authorize the execution, delivery and performance of the Loan Documents to which it is a party.  The Loan Documents to which each of Borrower and Operating Tenant is a party have been duly executed and delivered by Borrower or Leasehold Tenant, as applicable.  The Loan Documents constitute legal, valid and binding obligations of Borrower and Operating Tenant enforceable against Borrower and Operating Tenant Tenant, as applicable, in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and general principles of equity.  The Loan Documents are not subject to, and neither Borrower nor Operating Tenant has asserted, any right of rescission, set-off, counterclaim or defense, including the defense of usury.

4.3          No Conflicts.  The execution, delivery and performance of the Loan Documents by Borrower and Operating Tenant and the transactions contemplated hereby will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than pursuant to the Loan Documents) upon any of the property of Borrower or the Operating Tenant pursuant to the terms of, any agreement or instrument to which Borrower or the Operating Tenant is a party or by which its property is subject, nor, to the best of Borrower’s knowledge, will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over Borrower or any of its properties.  Borrower’s and Operating Tenant’s rights under the Licenses will not be adversely affected by the execution and delivery of the Loan Documents, Borrower’s and Operating Tenant’s performance thereunder or the recordation of the Mortgage.  Any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by Borrower and Operating Tenant of the Loan Documents has been obtained and is in full force and effect.

4.4          Litigation.  Except as set forth on Schedule 2, there are no actions, suits or other proceedings at law or in equity by or before any Governmental Authority now pending or, to Borrower’s knowledge, threatened against or affecting Borrower, Operating Tenant or Sole Member, which, if adversely determined, might materially adversely affect the condition (financial or otherwise) or business of Borrower or Operating Tenant (including the ability to carry out their respective obligations under the Loan Documents), Sole Member or the use, value, condition or ownership of the Property.

4.5          Agreements.  Neither Borrower nor Operating Tenant is a party to any agreement or instrument or, to Borrower’s knowledge, subject to any restriction which might adversely affect Borrower, Operating Tenant or the Property, or Borrower’s or Operating Tenant’s business, properties, operations or condition, financial or otherwise.  Neither Borrower nor Operating Tenant is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Permitted Encumbrance or any other agreement or instrument to which it is a party or by which it or the Property is bound.

4.6          Title.  As of the Effective Date of this Agreement, Borrower will have good and marketable title to the Property, free and clear of all Liens except the Permitted Encumbrances.  All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements in connection with the transfer of the Property to Borrower have been paid.  The Loan Documents create (i) a valid, perfected first priority lien on the Borrower’s and Operating Tenant’s interests in the Property and (ii) valid and perfected first priority security interests in and to, and perfected collateral assignments of, all personalty owned by Borrower and Operating Tenant (including the Leases) which is capable of perfection by such recording, all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances.  All mortgage, recording, stamp, intangible or other similar taxes required to be paid by any Person under applicable Legal Requirements in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents have been (or will, contemporaneously with such recordation or filing, be) paid by Borrower or Operating Tenant.  The Permitted Encumbrances do not materially adversely affect the value, operation or use of the Property, or Borrower’s ability to repay the Loan.  To Borrower’s knowledge, no Condemnation or other proceeding has been commenced or is contemplated with respect to all or part of the Property or for the relocation of roadways providing access to the Property.  To Borrower’s knowledge, there are no claims for payment for work, labor or materials affecting the Property which are or may become a Lien prior to, or of equal priority with, the Liens created by the Loan Documents.  To Borrower’s knowledge, there are no outstanding options to purchase or rights of first refusal affecting all or any portion of the Property.  To Borrower’s knowledge, the survey for the Property delivered to Lender (the “Survey”) does not fail to reflect any material matter affecting the Property or the title thereto.  To Borrower’s knowledge, all of the Improvements included in determining the appraised value of the Property lie wholly within the boundaries and building restriction lines of the Property, and except as set forth on the Survey, no improvement on an adjoining property encroaches upon the Property, and no easement or other encumbrance upon the Property encroaches upon any of the Improvements, except those insured against by the Title Insurance Policy.  To Borrower’s knowledge, each parcel comprising the Property is a separate tax lot and is not a portion of any other tax lot that is not a part of the Property.  To Borrower’s knowledge, there are no pending or proposed special or other assessments for public improvements or otherwise affecting the Property, or any contemplated improvements to the Property that may result in such special or other assessments.  With respect to the Title Insurance Policy, the premium with respect thereto has been paid in full (or will be paid in full as of the Effective Date).

4.7          No Bankruptcy Filing.  Borrower is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency law or the liquidation of all or a major portion of its property (a “Bankruptcy Proceeding”), and Borrower has no knowledge of any Person contemplating the filing of any such petition against it.  In addition, none of Borrower, Operating Tenant or Guarantor has been a party to, or the subject of a Bankruptcy Proceeding for the past ten years.  In addition, Borrower does not have any intention to do any of the following within the 180 days of the date hereof: (i) seek consent to or not contest the appointment of a receiver or trustee for itself or for all or any part of its property, or (ii) make a general assignment for the benefit of its creditors.

4.8          Full and Accurate Disclosure.  No statement of fact made by Borrower or Operating Tenant in any Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained therein not misleading.  There is no material fact presently known to Borrower that has not been disclosed to Lender which materially adversely affects, or, as far as Borrower can foresee, is reasonably likely to materially adversely affect, the Property or the business, operations or condition (financial or otherwise) of Borrower or Operating Tenant.  All financial data, including the statements of cash flow and income and operating expense, that have been delivered to Lender in respect of Borrower and Operating Tenant and, to Borrower’s knowledge, the Property (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of  Borrower, Operating Tenant and the Property as of the date of such reports, and (iii) to the extent prepared by an independent certified public accounting firm, have been prepared in conformity with GAAP consistently applied throughout the periods covered, except as disclosed therein.  Neither Borrower nor Operating Tenant have contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, unrealized or anticipated losses from any unfavorable commitments that are known to Borrower or any liabilities or obligations not expressly permitted by this Agreement.  Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of Borrower, Operating Tenant or the Property from that set forth in said financial statements.

4.9          Tax Filings.  To the extent required, Borrower and Operating Tenant have filed (or has obtained effective extensions for filing) all federal, state and local tax returns required to be filed and have paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by Borrower and Operating Tenant.  Borrower believes that its tax returns (if any) and the tax returns of Operating Tenant properly reflect the income and taxes of Borrower and Operating Tenant for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit.

4.10        No Plan Assets.  Except as set forth on Schedule 2, as of the date hereof and throughout the Term (i) neither Borrower nor Operating Tenant is nor will either be an “employee benefit plan,” as defined in Section 3(3) of ERISA, (ii) none of the assets of Borrower or Operating Tenant constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101, (iii) neither Borrower nor Operating Tenant is nor will either be a “governmental plan” within the meaning of Section 3(32) of ERISA, and (iv) transactions by or with Borrower and Operating Tenant are not and will not be subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans.  As of the date hereof, neither Borrower, Operating Tenant nor any member of a “controlled group of corporations” (within the meaning of Section 414 of the Code) maintains, sponsors or contributes to a “defined benefit plan” (within the meaning of Section 3(35) of ERISA) or a “multiemployer pension plan” (within the meaning of Section 3(37)(A) of ERISA).

4.11        Compliance.  Except as set forth on Schedule 2, Borrower and Operating Tenant and, to Borrower’s knowledge, the Property and the use thereof comply in all material respects with all applicable Legal Requirements (including with respect to parking and applicable zoning and land use laws, regulations and ordinances).  Borrower and Operating Tenant are not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which might materially adversely affect the condition (financial or otherwise) or business of Borrower or Operating Tenant.  The Property is used exclusively for hotel and ancillary retail use and other appurtenant and related uses.  To Borrower’s knowledge, except as set forth on Schedule 2, in the event that all or any part of the

Improvements are destroyed or damaged, said Improvements can be legally reconstructed to substantially the same condition as prior to such damage or destruction, and thereafter exist for the same use without violating any zoning or other ordinances applicable thereto and without the necessity of obtaining any variances or special permits.  To Borrower’s knowledge, no legal proceedings are pending or threatened with respect to the zoning of the Property.  To Borrower’s knowledge and except as disclosed in the Title Policy, neither the zoning nor any other right to construct, use or operate the Property is in any way dependent upon or related to any property other than the Property.  To Borrower’s knowledge, except as set forth on Schedule 2, all certifications, permits, licenses and approvals, including certificates of completion and occupancy permits required for the legal use, occupancy and operation of the Property (collectively, the “Licenses”), have been obtained and are in full force and effect.  To Borrower’s knowledge, the use being made of the Property is in conformity with the certificate of occupancy issued for the Property and all other restrictions, covenants and conditions affecting the Property.

4.12        Contracts.  To Borrower’s knowledge, other than the Management Agreement, there are no material service, maintenance or repair contracts affecting the Property that are not terminable on one month’s notice or less without cause and without penalty or premium.  To Borrower’s knowledge, all service, maintenance or repair contracts affecting the Property have been entered into at arms-length in the ordinary course of Borrower’s or Operating Tenant’s business (or that of its predecessor in interest) and provide for the payment of fees in amounts and upon terms comparable to existing market rates.

4.13        Federal Reserve Regulations; Investment Company Act.  Neither Borrower nor Operating Tenant is (i) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; or (ii) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended.

4.14        Easements; Utilities and Public Access.  To Borrower’s knowledge, all easements, cross easements, licenses, air rights and rights-of-way or other similar property interests (collectively, “Easements”), if any, necessary for the full utilization of the Improvements for their intended purposes have been obtained, are described in the Title Insurance Policy and are in full force and effect without default thereunder.  To Borrower’s knowledge, the Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service it for its intended uses.  To Borrower’s knowledge, all public utilities necessary or convenient to the full use and enjoyment of the Property are connected so as to serve the Property without passing over other property absent a valid easement.

4.15        Physical Condition.  To Borrower’s knowledge, except as set forth in Schedule 2, the Property, including all Improvements, parking facilities and systems are in good condition, order and repair in all material respects; there exists no structural or other material defect or damages to the Property, whether latent or otherwise.  Neither Borrower nor Operating Tenant has received written notice from any insurance company or bonding company of any defect or inadequacy in the Property, or any part thereof, which would adversely affect its insurability or cause the imposition of extraordinary premiums or charges thereon or any termination of any policy of insurance or bond.  To Borrower’s knowledge, no portion of the Improvements is located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards.  To Borrower’s knowledge, except as set forth in Schedule 2 or contemplated by Schedule 8, the Improvements have suffered no material casualty or damage which has not been fully repaired and the cost thereof fully paid.

4.16        Leases.  To Borrower’s knowledge, the rent roll attached hereto as Schedule 3 (the “Rent Roll”) is true, complete and correct in all material respects and the Property is not subject to any Leases other than the Leases described in the Rent Roll.  To Borrower’s knowledge, except as set forth on the Rent Roll:  (i) each Lease is in full force and effect; (ii) the tenants under the Leases have accepted possession of and are in occupancy of all of their respective demised premises, have commenced the payment of rent under the Leases, and, to Borrower’s knowledge, there are no offsets, claims or defenses to the enforcement thereof; (iii) all rents due and payable under the Leases have been paid and no portion thereof has been paid for any period more than 30 days in advance; (iv) the rent payable under each Lease is the amount of fixed rent set forth in the Rent Roll, and, to Borrower’s knowledge, there is no claim or basis for a claim by the tenant thereunder for an adjustment to the rent; (v) no tenant has made any claim against the landlord under any Lease which remains outstanding, there are no defaults on the part of the landlord under any Lease, and no event has occurred which, with the giving of notice or passage of time, or both, would constitute such a default; (vi) there is no present material default by the tenant under any Lease; (vii) all security deposits under Leases are as set forth on the Rent Roll and are held consistent with Section 3.9; (viii) Borrower or Operating Tenant is the sole owner of the entire lessor’s interest in each Lease; (ix) each Lease is the valid, binding and enforceable obligation of the Borrower and Operating Tenant, as applicable; and (x) no Person has any possessory interest in, or right to occupy, the Property except under the terms of the Lease (other than in connection with Hotel Transactions).  None of the Leases contains any option to purchase or right of first refusal to purchase the Property or any part thereof.  To Borrower’s knowledge, neither the Leases nor the Rents have been assigned or pledged except to Lender, and no other Person has any interest therein except the tenants thereunder and Borrower.

4.17        Fraudulent Transfer.  Borrower has not entered into the Transfer and Assumption (as defined in the Consent Agreement for use in this paragraph), and neither Borrower nor the Operating Tenant have entered into any Loan Document, with the actual intent to hinder, delay, or defraud any creditor, and Borrower and Operating Tenant have received reasonably equivalent value in exchange for its obligations under the Loan Documents.  Giving effect to the transactions contemplated by the Loan Documents, the fair saleable value of Borrower’s and Operating Tenant’s respective assets exceed and will, immediately following the execution and delivery of the Loan Documents, exceed Borrower’s and Operating Tenant’s respective total probable liabilities, including subordinated, unliquidated, disputed or contingent liabilities, including the maximum amount of its contingent liabilities or its debts as such debts become absolute and matured.  Neither Borrower’s nor Operating Tenant’s assets currently, or immediately following the execution and delivery of the Loan Documents, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted.  Neither Borrower nor Operating Tenant intend to, and do not believe that either will, incur debts and liabilities (including contingent liabilities and other commitments) beyond their respective ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrower and Operating Tenant).

4.18        Ownership of Borrower and Operating Tenant.  The sole member of Borrower is the Sole Borrower Member.  The sole member of Operating Tenant is Sole OT Member.  The membership interests in Borrower, Operating Tenant, Sole Borrower Member, and Sole OT Member are owned free and clear of all Liens, warrants, options and rights to purchase.  Neither Borrower nor Operating Tenant has any obligation to any Person to purchase, repurchase or issue any ownership interest in it.  The organizational chart attached hereto as Schedule 4 is complete and accurate.

4.19        Purchase Options.  Neither Borrower nor Operating Tenant has granted any purchase options or other similar rights in favor of third parties with respect to the Property or any part thereof.

4.20        Management Agreement.  The Management Agreement is in full force and effect.  There is no default, breach or violation existing thereunder, and no event has occurred (other than payments due but not yet delinquent) that, with the passage of time or the giving of notice, or both, would constitute a default, breach or violation thereunder, by Borrower or Operating Tenant, or to Borrower’s knowledge, the Manager.

4.21        Hazardous Substances.  To Borrower’s knowledge, except as may otherwise be set forth in the Environmental Report, (i) the Property is not in violation in any material respect of any Legal Requirement pertaining to or imposing liability or standards of conduct concerning environmental regulation, contamination or clean-up, including the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Emergency Planning and Community Right-to-Know Act of 1986, the Hazardous Substances Transportation Act, the Solid Waste Disposal Act, the Clean Water Act, the Clean Air Act, the Toxic Substance Control Act, the Safe Drinking Water Act, the Occupational Safety and Health Act, any state super-lien and environmental clean-up statutes (including with respect to Toxic Mold), any local law requiring related permits and licenses and all amendments to and regulations in respect of the foregoing laws (collectively, “Environmental Laws”); (ii) the Property is not subject to any private or governmental Lien  nor has Borrower or Operating Tenant received written notice of a judicial or administrative notice or action or, to Borrower’s knowledge, inquiry, investigation or claim relating to hazardous or toxic substances, or toxic mold or fungus of a type that may pose a risk to human health or the environment or which requires remediation pursuant to applicable law (“Toxic Mold”) or any other substances or materials which are defined as hazardous or toxic under or regulated by Environmental Laws (collectively, “Hazardous Substances”; provided, however, that Hazardous Substances shall not include de minimis quantities of such substances commonly used in the ordinary course of business of, or day-to-day operation and maintenance of the Property by, Borrower, Operating Tenant, Manager, any guest or any tenant at the Property ); (iii) no Hazardous Substances are or have been (including the period prior to Borrower’s acquisition of the Property), discharged, generated, treated, disposed of or stored on, incorporated in, or removed or transported from the Property other than in compliance in all material respects with all Environmental Laws; (iv) no Hazardous Substances are present in, on or under any nearby real property which are reasonably likely to migrate on to or from the Property and require remediation by Borrower or Operating Tenant pursuant to applicable law; (v) no Toxic Mold is on or about the Property which requires remediation pursuant to applicable law; (vi) no underground storage tanks exist on the Property and the Property has never been used as a landfill; and (vii) there have been no written environmental investigations, studies, audits, reviews or similar analyses conducted by or on behalf of Borrower or Operating Tenant which have not been provided to Lender.

4.22        Name; Principal Place of Business.  Subject to the terms of the Franchise Agreement, the hotel is operated under the name “Courtyard by Marriott Kauai at Coconut Beach”.  Neither Borrower nor Operating Tenant has done business, nor will either do business, under any name other than such hotel name or its actual name set forth herein.  The principal place of business of Borrower is its primary address for notices as set forth in Section 6.1, and Borrower has no other place of business.

4.23        Other Debt.  There is no indebtedness with respect to the Property or any security interest in Borrower’s or Operating Tenant’s excess cash flow or any residual interest therein, whether secured or unsecured, other than Permitted Encumbrances and Permitted Indebtedness.

4.24        Intentionally Omitted.

4.25        Affiliate Lease.  Borrower hereby represents and warrants to Lender the following with respect to the Affiliate Lease:

(a)           The Affiliate Lease may not be canceled, terminated, surrendered or amended without the prior written consent of Lender, which consent shall be reasonable with respect to amendments, but otherwise may be withheld in Lender’s sole discretion; provided, however, that Lender’s consent shall not be required for increases in the amount of rent paid under the Affiliate Lease.

(b)           Operating Tenant’s interest in the Affiliate Lease is not subject to any Liens or encumbrances superior to, or of equal priority with, the assignment of the Affiliate Lease by Operating Tenant to Lender.

(c)           Operating Tenant’s interest in the Affiliate Lease is assignable to Lender without the notice or consent of Borrower.  The Affiliate Lease is further assignable by Lender, its successors and assigns without the consent of Borrower or Operating Tenant.

(d)           As of the date hereof, the Affiliate Lease is in full force and effect and no default has occurred under the Affiliate Lease and there is no existing condition which, but for the passage of time or the giving of notice, could result in a default under the terms of the Affiliate Lease.

(e)           The Affiliate Lease requires the landlord thereunder to give notice of any default by Operating Tenant to Lender.  The Affiliate Lease further provides that notice of termination given under the Affiliate Lease is not effective against Lender unless a copy of the notice has been delivered to Lender in the manner described in the Affiliate Lease.

(f)            Lender is permitted the opportunity (including, where necessary, sufficient time to gain possession of the interest of Operating Tenant under the Affiliate Lease) to cure any default under the Affiliate Lease, which is curable after the receipt of notice of any of the default before the landlord may terminate the Affiliate Lease.

(g)           The Affiliate Lease has a term of not less than seven and one-half years.

(h)           The Affiliate Lease requires the landlord thereunder to enter into a new lease with Lender upon termination of the Affiliate Lease for any reason, including rejection of the Affiliate Lease in a bankruptcy proceeding.

(i)            Under the terms of the Affiliate Lease, any insurance and condemnation proceeds will be applied in accordance with this Agreement.

(j)            The Affiliate Lease does not impose any restrictions on subleasing.

(k)           The Affiliate Lease is subject and subordinate to the Lien of the Liens created by the Mortgage.

All of the representations and warranties in this Article 4 and elsewhere in the Loan Documents (i) shall survive for so long as any portion of the Debt remains owing to Lender and (ii) shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf, provided, however, that the representations, warranties and covenants set forth in Section 4.21 shall survive in perpetuity.

5.             COVENANTS

Until the end of the Term, Borrower hereby covenants and agrees with Lender that:

5.1          Existence.  Each of Borrower, Operating Tenant and Sole Member shall (i) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, and franchises (if any), (ii) continue to engage in the business presently conducted by it, (iii) obtain and maintain all Licenses, and (iv) qualify to do business and remain in good standing under the laws of each jurisdiction, in each case as and to the extent required for the ownership, maintenance, management and operation of the Property.

5.2          Taxes and Other Charges.  Borrower or Operating Tenant shall pay all Taxes and Other Charges prior to delinquency, and deliver to Lender receipts for payment or other evidence satisfactory to Lender that the Taxes and Other Charges have been so paid no later than 30 days before they would be delinquent if not paid (provided, however, that Borrower and Operating Tenant need not pay such Taxes nor furnish such receipts for payment of Taxes paid by Lender pursuant to Section 3.3).  Borrower and Operating Tenant shall not suffer and shall promptly cause to be paid and discharged any Lien against the Property, and shall promptly pay for all utility services provided to the Property.  After prior notice to Lender, Borrower or Operating Tenant, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application of any Taxes or Other Charges, provided that (i) no Event of Default has occurred and is continuing, (ii) such proceeding shall suspend the collection of the Taxes or such Other

Charges, (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower or Operating Tenant is subject and shall not constitute a default thereunder, (iv) no part of or interest in the Property will be in danger of being sold, forfeited, terminated, canceled or lost, (v) Borrower or Operating Tenant, as applicable, shall have furnished such security as may be required in the proceeding, or as may be requested by Lender, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon, which shall not be less than 125% of the Taxes and Other Charges being contested (less amounts then being retained in the Taxes and Insurance Subaccount to pay such Taxes so contested), and (vi) Borrower or Operating Tenant, as applicable, shall promptly upon final determination thereof pay the amount of such Taxes or Other Charges, together with all costs, interest and penalties and Borrower or Operating Tenant, as applicable, shall be permitted to use such security to make such payment.  Lender may, with the prior written approval of Borrower or Operating Tenant (not to be unreasonably withheld), pay over any such security or part thereof held by Lender to the claimant entitled thereto at any time when, the entitlement of such claimant is established by a court of competent jurisdiction.  Provided no Default or Event of Default shall have occurred and be continuing, upon delivery of evidence reasonably satisfactory to Lender that such Taxes or Other Charges have been paid in full or are otherwise no longer due and payable, any unused portion of any security deposited with Lender pursuant to this Section 5.2 shall promptly be released to Borrower or Operating Tenant, as applicable.

5.3          Access to Property.  Subject to the rights of Tenants and hotel guests, Borrower and Operating Tenant shall permit agents, representatives, consultants and employees of Lender to inspect the Property or any part thereof at reasonable hours upon reasonable advance notice.

5.4          Repairs; Maintenance and Compliance; Alterations.

5.4.1       Repairs; Maintenance and Compliance.  Borrower and Operating Tenant shall at all times maintain, preserve and protect all franchises and trade names, and Borrower and Operating Tenant shall cause the Property to be maintained in a good and safe condition and repair and shall not remove, demolish or alter the Improvements or Equipment (except for Approved FF&E Expenses, Approved Capital Expenses and alterations performed in accordance with Section 5.4.2 and normal replacement of Equipment with Equipment of equivalent value and functionality).  Borrower and Operating Tenant shall promptly comply with all Legal Requirements and immediately commence, and shall diligently pursue and obtain, the proper cure of any violation of a Legal Requirement.  Borrower shall notify Lender in writing within five Business Days after Borrower or Operating Tenant first receives notice of any such non-compliance.  Borrower or Operating Tenant shall promptly repair, replace or rebuild any part of the Property that becomes damaged, worn or dilapidated and shall complete and pay for any Improvements at any time in the process of construction or repair.

5.4.2       Alterations.  Borrower and Operating Tenant may, without Lender’s consent, perform alterations to the Improvements and Equipment which do not constitute a Material Alteration.  Except for Approved Capital Expenditures, neither Borrower nor Operating Tenant shall perform any Material Alteration without Lender’s prior written consent, which consent shall not be unreasonably withheld or delayed; provided, however, that Lender may, in its sole and absolute discretion, withhold consent to any alteration the cost of which is reasonably estimated to exceed $1,000,000.  Lender may, as a condition to giving its consent to a Material Alteration, require that Borrower or Operating Tenant deliver to Lender security for payment of the cost of such Material Alteration in an amount equal to 125% of the cost of the Material Alteration as estimated by Lender, which amount shall be periodically disbursed to Borrower or Operating Tenant during the course of such Material Alteration in accordance with procedures and requirements set forth in clauses (i)-(iv) of Section 3.4.2(b) relating to disbursement of funds from the Capital Reserve Subaccount.  Upon substantial completion of the Material Alteration, Borrower or Operating Tenant shall provide evidence satisfactory to Lender that (i) the Material Alteration was constructed in accordance with applicable Legal Requirements and substantially in accordance with plans and specifications approved by Lender (which approval shall not be unreasonably withheld or delayed), (ii) all contractors, subcontractors, materialmen and professionals who provided work, materials or services in connection with the Material Alteration have been paid in full and have delivered unconditional releases of lien and (iii) all material Licenses necessary for the use, operation and occupancy of the Material Alteration (other than those which depend on the performance of tenant improvement work) have been issued.  Upon satisfaction of the foregoing conditions, any unused security posted by Borrower or Operating Tenant shall be returned to Borrower or Operating Tenant, as applicable.  Borrower shall reimburse Lender upon demand for all reasonable out-of-pocket costs and expenses (including the reasonable fees of any architect, engineer or other professional engaged by Lender) incurred by Lender in reviewing plans and specifications or in making any determinations necessary to implement the provisions of this Section 5.4.2.  Provided that no Event of Default is continuing, if Borrower or Operating Tenant provides Lender with a written request for approval pursuant to this Section 5.4.2 (which written request shall specifically refer to this Section 5.4.2 and shall explicitly state that failure by Lender to approve or disapprove within twenty (20) Business Days will constitute a deemed approval) and Lender fails to reject the request in writing delivered to Borrower or Operating Tenant within twenty (20) Business Days after receipt by Lender of the request, then such Material Alteration shall be deemed approved by Lender.  If Lender rejects any proposed Material Alteration (or any plans or specifications relating thereto), Lender shall, together with such rejection, provide a reasonable description of the basis for such rejection.

5.5          Performance of Other Agreements.  Borrower shall (and shall cause Operating Tenant  to) observe and perform in all material respects each and every term to be observed or performed by it pursuant to the terms of any agreement or instrument affecting or pertaining to the Property.

5.6          Cooperate in Legal Proceedings.  Borrower shall (and shall cause Operating Tenant to) cooperate fully with Lender with respect to, and permit Lender, at its option, to participate in, any proceedings before any Governmental Authority which may in any way affect the rights of Lender under any Loan Document.

5.7          Further Assurances.  Borrower shall (and shall cause Operating Tenant to), at Borrower’s or Operating Tenant’s sole cost and expense, as applicable, (i) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the Debt and/or for the better and more effective carrying out of the intents and purposes of the Loan Documents, as Lender may reasonably require from time to time; and (ii) upon Lender’s request therefor given from time to time during the continuance of any Event of Default pay for (a) reports of UCC, federal tax lien, state tax lien, judgment and pending litigation searches with respect to Borrower and Operating Tenant and (b) searches of title to the Property, each such search to be conducted by search firms reasonably designated by Lender in each of the locations reasonably designated by Lender.

5.8          Environmental Matters.

5.8.1       Hazardous Substances.  So long as Borrower or Operating Tenant owns or is in possession of the Property, Borrower shall (and shall cause Operating Tenant to) (i) keep the Property in compliance with all Environmental Laws, (ii) promptly notify Lender if Borrower or Operating Tenant shall become aware that (A) any Hazardous Substance is on or near the Property which requires remediation by Borrower or Operating Tenant pursuant to applicable law, (B) the Property is in violation of any Environmental Laws or (C) any condition on or migrating on to or from the Property shall pose a threat to the health, safety or welfare of humans and (iii) respond to such Hazardous Substances in violation of any Environmental Laws and/or cure such violations and/or remove such threats, as applicable, as required by law (or as shall be required by Lender in the case of removal which is not required by law, but in response to the reasonable opinion of a licensed hydrogeologist, licensed environmental engineer or other qualified environmental consulting firm engaged by Lender (“Lender’s Consultant”) that such response is necessary and appropriate to protect the health, safety or welfare of humans or the environment), promptly after Borrower or Operating Tenant becomes aware of same, at Borrower’s or Operating Tenant’s sole expense.  Nothing herein shall prevent Borrower or Operating Tenant from recovering such expenses from any other party that may be liable for such removal or cure.

5.8.2       Environmental Monitoring.

(a)           Borrower shall (and shall cause Operating Tenant to) give prompt written notice to Lender of (i) any proceeding or written inquiry by any party (including any Governmental Authority) with respect to the presence of any Hazardous Substance on, under, from or about the Property, (ii) all claims made or threatened in writing by any third party (including any Governmental Authority) against Borrower, Operating Tenant or the Property or any party occupying the Property relating to any loss or injury resulting from any Hazardous Substance, and (iii) Borrower’s or Operating Tenant’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Property that would be likely to cause the Property to be subject to any investigation or cleanup pursuant to any Environmental Law.  Upon becoming aware of the presence of Toxic Mold or mold or fungus at the Property in violation of any Environmental Laws, Borrower shall (or shall cause Operating Tenant to) (i) undertake an investigation to identify the source(s) of such mold or fungus and shall develop and implement an appropriate remediation plan to eliminate the presence of any Toxic Mold, (ii) perform or cause to be performed all acts reasonably necessary for the remediation of any Toxic Mold (including taking any action necessary to clean and disinfect any portions of the Property affected by Toxic Mold, including providing any necessary moisture control systems at the Property), and (iii) provide evidence reasonably satisfactory to Lender of the foregoing.  Borrower shall (and shall cause Operating Tenant to) permit Lender to join and participate in, as a party if it so elects, any legal or administrative proceedings or other actions initiated with respect to the Property in connection with any Environmental Law or Hazardous Substance, and Borrower or Operating Tenant shall pay all reasonable attorneys’ fees and disbursements incurred by Lender in connection therewith.

(b)           Upon Lender’s request, at any time and from time to time but so long as no Event of Default is continuing, no more often than once per year unless Lender in its reasonable good faith judgment has reason to believe that there is a material environmental contamination or violation of Environmental Law; in each case only after reasonable prior notice (unless exigent circumstances exist), Borrower shall (or shall cause Operating Tenant to) provide an inspection or audit of the Property prepared by a licensed hydrogeologist, licensed environmental engineer or qualified environmental consulting firm approved by Lender assessing the presence or likely presence of Hazardous Substances on, in or from the Property, and if Lender in its good faith judgment determines that reasonable cause exists for the performance of such environmental inspection or audit, then the cost and expense of such audit or inspection shall be paid by Borrower or Operating Tenant. Such inspections and audit may include soil borings and ground water monitoring if reasonably necessary to confirm the presence or likely presence of Hazardous Substances or delineate the extent thereof.  If Borrower or Operating Tenant fails to provide any such inspection or audit within 30 days after such request, Lender may order same, and Borrower hereby grants (and shall cause Operating Tenant to grant) to Lender and its employees and agents reasonable access to the Property, and upon prior written notice to Borrower, and a license to undertake such inspection or audit subject to the rights of tenants under the Leases and hotel guests.

(c)           If any environmental site assessment report prepared in connection with such inspection or audit reasonably recommends that an operations and maintenance plan be implemented for any Hazardous Substance, whether such Hazardous Substance existed prior to the ownership of the Property by Borrower, or presently exists or is reasonably suspected of existing, Borrower shall (or shall cause Operating Tenant to) cause such operations and maintenance plan to be prepared and implemented at its expense upon reasonable request of Lender, and with respect to any Toxic Mold, Borrower shall (or shall cause Operating Tenant to) take all action necessary to clean and disinfect any portions of the Improvements affected by Toxic Mold in or about the Improvements, including providing any necessary moisture control systems at the Property.  If any investigation, site monitoring, containment, cleanup, removal, restoration or other response work of any kind is reasonably necessary to be undertaken by Borrower or Operating Tenant under an applicable Environmental Law (“Remedial Work”), Borrower shall (or shall cause Operating Tenant to) commence all such Remedial Work within 30 days after written demand by Lender and thereafter diligently prosecute to completion all such Remedial Work within such period of time as may be required under applicable law.  All Remedial Work shall be performed by licensed contractors reasonably approved in advance by Lender and under the supervision of a consulting engineer reasonably approved by Lender.  All costs of such Remedial Work shall be paid by Borrower or Operating Tenant, including Lender’s reasonable attorneys’ fees and disbursements incurred in connection with the monitoring or review of such

Remedial Work.  If either Borrower or Operating Tenant does not timely commence and diligently prosecute to completion the Remedial Work, Lender may (but shall not be obligated to) cause such Remedial Work to be performed at Borrower’s expense.  Notwithstanding the foregoing, Borrower and Operating Tenant shall not be required to commence such Remedial Work within the above specified time period:  (x) if prevented from doing so by any Governmental Authority, (y) if commencing such Remedial Work within such time period would result in Borrower, Operating Tenant or such Remedial Work violating any Environmental Law, or (z) if Borrower or Operating Tenant, at its expense and after prior written notice to Lender, is contesting by appropriate legal, administrative or other proceedings, conducted in good faith and with due diligence, the need to perform Remedial Work.  Borrower and Operating Tenant shall have the right to contest the need to perform such Remedial Work, provided that, (1) Borrower or Operating Tenant, as applicable, is permitted by the applicable Environmental Laws to delay performance of the Remedial Work pending such proceedings, (2) neither the Property nor any part thereof or interest therein will be sold, forfeited or lost if Borrower or Operating Tenant fail to promptly perform the Remedial Work being contested, and if Borrower and Operating Tenant fail to prevail in contest, Borrower or Operating Tenant, as applicable, would thereafter have the opportunity to perform such Remedial Work, (3) Lender would not, by virtue of such permitted contest, be exposed to any risk of any civil liability for which Borrower or Operating Tenant, as applicable, has not furnished additional security as provided in clause (4) below, or to any risk of criminal liability, and neither the Property nor any interest therein would be subject to the imposition of any Lien for which Borrower or Operating Tenant has not furnished additional security as provided in clause (4) below, as a result of the failure to perform such Remedial Work and (4) Borrower or Operating Tenant, as applicable, shall have furnished to Lender additional security in respect of the Remedial Work being contested and the loss or damage that may result from Borrower’s or Operating Tenant’s failure to prevail in such contest in such amount as may be reasonably requested by Lender but in no event less than one hundred twenty-five percent (125%) of the cost of such Remedial Work as estimated by Lender or Lender’s Consultant and any loss or damage that may result from Borrower’s or Operating Tenant’s failure to prevail in such contest, which amount shall periodically be disbursed to Borrower or Operating Tenant during the course of such Remedial Work, within 10 days after the delivery by Borrower or Operating Tenant to Lender of a request therefor.

(d)           Neither Borrower nor Operating Tenant shall install or permit to be installed on the Property any underground storage tank.

(e)           Notwithstanding anything to the contrary stated in this Section 5.8, neither Borrower nor Operating Tenant shall have any obligation to perform any Remedial Work, and neither shall have any payment obligation or other liability or obligation arising from, relating to, or in connection with the presence, storage, release, disposal, transport or other use of Hazardous Substances in, on, under, above, under, about or from the Property except to the extent such presence, storage, release, disposal, transport or other use violates applicable Environmental Laws.

5.8.3       O & M Program.  In the event any environmental report delivered to Lender in connection with the Loan reasonably recommends the development of or continued compliance with an operation and maintenance program for the Property (including, without limitation, with respect to the presence of asbestos and/or lead-based paint) (“O & M Program”), Borrower shall develop (or continue to comply with, as the case may be) such O & M Program and shall, during the term of the Loan, including any extension or renewal thereof, comply in all material respects with the terms and conditions of the O & M Program.

5.9          Title to the Property.  Borrower and Operating Tenant will warrant and defend the title to the Property, and the validity and priority of all Liens granted or otherwise given to Lender under the Loan Documents, subject only to Permitted Encumbrances, against the claims of all Persons.

5.10        Leases.

5.10.1     Generally.  Upon request, Borrower shall (and shall cause Operating Tenant to) furnish Lender with executed copies of all Leases then in effect.  All renewals of Leases and all proposed leases shall provide for rental rates and terms comparable to existing local market rates and shall be arm’s length transactions with bona fide, independent third-party tenants.

5.10.2     Additional Covenants with respect to Leases.  Borrower shall (and cause Operating Tenant  to) (i) observe and perform the material obligations imposed upon the lessor under the Leases and shall not do or permit anything to impair the value of the Leases as security for the Debt; (ii) promptly send copies to Lender of all notices of default that Borrower or Operating Tenant, as applicable, shall send or receive under any Lease; (iii) enforce, in accordance with commercially reasonable practices for properties similar to the Property, the terms, covenants and conditions in the Leases to be observed or performed by the lessees, short of termination thereof; (iv) not collect any of the Rents more than one month in advance (other than security deposits); (v) not execute any other assignment of lessor’s interest in the Leases or the Rents (except as contemplated by the Loan Documents); (vi) not modify any Lease in a manner inconsistent with the Loan Documents; (vii) not consent to any assignment of or subletting under any Commercial Lease in excess of five hundred (500) square feet unless required in accordance with its terms without the prior consent of Lender, which, with respect to a subletting, may not, so long as no Event of Default is continuing, be unreasonably withheld or delayed; and (viii) not cancel or terminate any Commercial Lease of five hundred (500) square feet or accept a surrender thereof without the prior consent of Lender, which consent shall not, so long as no Event of Default is continuing, be  unreasonably withheld or delayed.

5.11        Estoppel Statement.  After request by Lender, Borrower shall within ten Business Days furnish Lender with a statement addressed to Lender, its successors and assigns, duly acknowledged and certified, setting forth (i) the unpaid Principal, (ii) the Interest Rate, (iii) the date installments of interest and/or Principal were last paid, (iv) any offsets or defenses to the payment of the Debt, and (v) that the Loan Documents are valid, legal and binding obligations of Borrower and have not been modified or if modified, giving particulars of such modification.  Similarly, Lender, within 15 Business Days of a receipt of a request by Borrower, shall furnish Borrower a written statement addressed to Borrower setting forth (i) the unpaid

Principal, (ii) the Interest Rate, (iii) the date installments of interest and/or Principal were last paid and (iv) stating whether or not, to Lender’s knowledge, any Event of Default exists under the Loan Documents.

5.12        Property Management.

5.12.1     Management Agreement.  Borrower shall (or shall cause Operating Tenant to) (i) cause the Property to be managed pursuant to the Management Agreement; (ii) promptly perform and observe in all material respects all of the covenants required to be performed and observed by it under the Management Agreement and do all things necessary to preserve and to keep unimpaired its rights thereunder; (iii) promptly notify Lender of any material default under the Management Agreement of which it is aware; (iv) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditure plan, and property improvement plan and any other material written notice, report and estimate received by Borrower or Operating Tenant under the Management Agreement; and (v) promptly enforce the performance and observance by Manager of all of the covenants required to be performed and observed by Manager under the Management Agreement.  Without Lender’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed), neither Borrower nor Operating Tenant shall (a) surrender, terminate, cancel, extend or renew the Management Agreement (other than extensions or renewals pursuant to the express renewal/extension provisions set forth in the Management Agreement on the same terms and conditions set forth therein (as in effect on the date hereof, or as hereinafter amended or modified in accordance with the terms and conditions set forth in this Agreement)) or otherwise replace the Manager or enter into any other management agreement (except pursuant to Section 5.12.2); (b) reduce or consent to the reduction of the term of the Management Agreement; (c) increase or consent to the increase of the amount of any charges under the Management Agreement; (d) otherwise modify, change, supplement, alter or amend in any material respect, or waive or release any of its material rights and remedies under, the Management Agreement; or (e) suffer or permit the occurrence and continuance of a default by Borrower or Operating Tenant beyond any applicable cure period under the Management Agreement (or any successor management agreement) if such default permits the Manager to terminate the Management Agreement (or such successor management agreement).

5.12.2     Termination of Manager.  If an Event of Default shall be continuing, then upon (i) Manager’s failure (beyond any applicable notice or cure periods) to meet the performance standards set forth in the Management Agreement, or (ii) Manager’s default (beyond any notice and cure periods) under any other provision of the Management Agreement, Borrower shall (or shall cause Operating Tenant to), at the written request of Lender, terminate the Management Agreement and replace Manager with a replacement manager acceptable to Lender in Lender’s discretion and the applicable Rating Agencies on terms and conditions reasonably satisfactory to Lender and the applicable Rating Agencies.  Borrower’s or Operating Tenant’s failure to appoint an acceptable manager within ninety (90) days after Lender’s written request of Borrower to terminate the Management Agreement shall constitute an immediate Event of Default.  Borrower or Operating Tenant may from time to time appoint a successor manager to manage the Property, provided that such successor manager and Management Agreement shall be approved in writing by Lender in Lender’s discretion and the applicable Rating Agencies (and Lender’s approval may be conditioned upon Borrower delivering a Rating

Comfort Letter as to such successor manager and Management Agreement).  Notwithstanding the foregoing, however, the approval of Lender and the Rating Agencies shall not be required with respect to the appointment of a Qualified Manager.  If at any time Lender consents to the appointment of a new manager or a Qualified Manager is appointed, such new manager (including a Qualified Manager) and Borrower or Operating Tenant, as applicable, shall, as a condition of Lender’s consent, execute a manager comfort agreement substantially in the form of the manager comfort letter of even date between Manager and Lender.

5.13        Special Purpose Bankruptcy Remote Entity.  Borrower and Operating Tenant each shall at all times be a Special Purpose Bankruptcy Remote Entity.  Borrower and Operating Tenant shall not directly or indirectly make any change, amendment or modification to their respective organizational documents, or otherwise take any action which could result in Borrower or Operating Tenant not being a Special Purpose Bankruptcy Remote Entity.  A “Special Purpose Bankruptcy Remote Entity” shall have the meaning set forth on Schedule 5 hereto.

5.14        Assumption in Non-Consolidation Opinion.  Borrower, Operating Tenant and Sole Member shall each conduct its business so that the assumptions (with respect to each Person) made in that certain substantive non-consolidation opinion letter dated the date hereof delivered by Borrower’s counsel in connection with the Loan, shall be true and correct in all respects unless caused by a change in Borrower’s organizational structure due to a Permitted Transfer or that is otherwise approved by Lender in accordance with the terms and conditions of this Agreement and, to the extent required by this Agreement, a new non-consolidation opinion is delivered to Lender.

5.15        Change in Business or Operation of Property.  Neither Borrower nor Operating Tenant shall purchase, lease or own any real property other than the Property and shall not enter into any line of business other than the ownership, lease and operation of the Property, or make any material change in the scope or nature of their business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business or otherwise cease to operate or lease the Property for use as a hotel and ancillary retail use and other appurtenant and related uses or terminate such business for any reason whatsoever (other than temporary cessation in connection with renovations to the Property or relating to any Casualty or Condemnation).

5.16        Debt Cancellation.  Neither Borrower nor Operating Tenant shall cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to Borrower or Operating Tenant by any Person, except for adequate consideration or in the ordinary course of Borrower’s or Operating Tenant’s business.

5.17        Affiliate Transactions.  Except for the Affiliate Lease, neither Borrower nor Operating Tenant shall enter into, or be a party to, any transaction with an Affiliate of Borrower or Operating Tenant or any of the members of Borrower or Operating Tenant except in the ordinary course of business and on terms which are fully disclosed to Lender in advance and are no less favorable to Borrower or Operating Tenant or such Affiliate than would be obtained in a comparable arm’s length transaction with an unrelated third party.

5.18        Zoning.  Neither Borrower nor Operating Tenant shall initiate or consent to any zoning reclassification of any portion of the Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of the Property in any manner that could result in such use becoming a non conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Lender.

5.19        No Joint Assessment.  Neither Borrower nor Operating Tenant shall suffer, permit or initiate the joint assessment of the Property (i) with any other real property constituting a tax lot separate from the Property, and (ii) with any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Property.

5.20        Principal Place of Business.  Neither Borrower nor Operating Tenant shall change its principal place of business or chief executive office without first giving Lender 30 days’ prior notice.

5.21        Change of Name, Identity or Structure.  Neither Borrower nor Operating Tenant shall change its name, identity (including its trade name or names) or entity type without notifying Lender of such change in writing at least ten (10) business days prior to the effective date of such change, and in the case of a change in Borrower’s or Operating Tenant’s entity type, without first obtaining the prior written consent of Lender as to such change in entity-type.  Borrower or Operating Tenant, as applicable, shall execute and deliver to Lender, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement change required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein.  At the request of Lender, Borrower shall (and shall cause Operating Tenant to) execute a certificate in form satisfactory to Lender listing the trade names under which Borrower or Operating Tenant, as applicable, intends to operate the Property, and representing and warranting that Borrower and Operating Tenant do business under no other trade name with respect to the Property.

5.22        Indebtedness.  Neither Borrower nor Operating Tenant shall create, incur or assume any indebtedness other than (i) the Debt, (ii) unsecured trade payables incurred in the ordinary course of business relating to the ownership and operation of the Property which (A) are not evidenced by a note, (B) together with Permitted Equipment Financing (hereinafter defined)), do not exceed, at any time, a maximum aggregate amount of five percent (5%) of the original amount of the Principal and (C) are paid within ninety (90) days of the date incurred and (iii) Permitted Equipment Financing which, together with unsecured payables permitted pursuant to the preceding clause (ii), does not exceed, at any time, a maximum aggregate amount of five percent (5%) of the original amount of the Principal (collectively, “Permitted Indebtedness”).  As used herein, “Permitted Equipment Financing” means equipment financing that is (i) entered into in the ordinary course of Borrower’s or Operating Tenant’s business, (ii) for equipment related to the ownership and operation of the Property whose removal would not materially damage or impair the value of the Property, and (iii) which is secured only by the financed equipment.  Notwithstanding the foregoing, Identified Capital Expenses, any amounts payable from any other reserves established under this Agreement and any asset management or property management fees paid in connection with the Property shall not be taken into account when calculating the five percent (5%) maximum set forth in this Section 5.22, but (to the extent such expenses constitute unsecured trade payables) such expenses shall be subject to the ninety (90) day limit set forth in clause (ii)(C) above.  Notwithstanding anything to the contrary contained above in this Section 5.22, unsecured trade payables that are not Permitted Equipment Financing shall not at any time exceed three percent (3%) of the original amount of Principal.  Borrower or Operating Tenant may, after prior notice to Lender, at its own expense, contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity of any such Permitted Indebtedness (during which time such 90-day period shall be tolled), provided that if Borrower or Operating Tenant desires to withhold payment of such Permitted Indebtedness during the pendency of the contest, (i) no Event of Default has occurred and is continuing, (ii) no part of or interest in the Property will be in imminent danger of being sold, forfeited, terminated, canceled or lost, (iii) Borrower or Operating Tenant shall have furnished such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure the payment of any such Permitted Indebtedness, together with all interest and penalties thereon, and (iv) Borrower shall (or shall cause Operating Tenant to) promptly upon final determination thereof pay the amount of such Permitted Indebtedness, together with all costs, interest and penalties and Borrower and Operating Tenant shall be permitted to use such security to make such payment.

5.23        Licenses.  Neither Borrower nor Operating Tenant shall Transfer any License required for the operation of the Property (other than in connection with a Permitted Transfer).

5.24        Compliance with Restrictive Covenants, Etc.  Neither Borrower nor Operating Tenant will enter into, modify, waive in any material adverse respect or release any Easements or restrictive covenants other than Permitted Encumbrances, or suffer, consent to or permit the foregoing, without Lender’s prior written consent, which consent may be granted or denied in Lender’s sole discretion.

5.25        ERISA.

(1)           Except as set forth on Schedule 2, neither Borrower nor Operating Tenant shall engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

(2)           Except as set forth on Schedule 2, neither Borrower nor Operating Tenant shall maintain, sponsor, contribute to or become obligated to contribute to, or suffer or permit any ERISA Affiliate of Borrower or Operating Tenant to, maintain, sponsor, contribute to or become obligated to contribute to, any Plan or any Welfare Plan or permit the assets of Borrower or Operating Tenant to become “plan assets,” whether by operation of law or under regulations promulgated under ERISA.

(3)           Borrower shall (and shall cause Operating Tenant to) deliver to Lender such certifications or other evidence from time to time throughout the Term, as requested by Lender in its sole discretion, that (A) Borrower and Operating Tenant are not and do not maintain an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to

Title I of ERISA, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (B) Borrower and Operating Tenant are not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (C) the assets of Borrower and Operating Tenant do not constitute “plan assets” within the meaning of 29 C.F.R. Section 2510.3-101.

5.26        Prohibited Transfers.

5.26.1     Generally.  Neither Borrower nor Operating Tenant shall directly or indirectly make, suffer or permit the occurrence of any Transfer other than a Permitted Transfer without the consent of Lender.

5.26.2     Transfer and Assumption.

(a)           Subject to obtaining Lender’s prior written consent, which may be withheld in Lender’s reasonable discretion, and subject to the terms and satisfaction of all of the conditions precedent set forth in this Section 5.26.2, Borrower shall have a one-time right to Transfer all (but not less than all) of the Property to another party (the “Transferee Borrower”) and have the Transferee Borrower assume all of Borrower’s obligations under the Loan Documents, and have replacement guarantors and indemnitors assume all of the obligations of the indemnitors and guarantors of the Loan Documents (collectively, a “Transfer and Assumption”).  Borrower may make a written application to Lender for Lender’s consent to the Transfer and Assumption, subject to the conditions set forth in paragraphs (b) and (c) of this Section 5.26.2.  Borrower also shall pay, in accordance with clause (b)(6) below, on demand all of the reasonable out-of-pocket costs and expenses incurred by Lender, including reasonable attorneys’ fees and expenses, and including the fees and expenses of Rating Agencies and other outside entities, in connection with considering any proposed Transfer and Assumption, whether or not the same is permitted or occurs.

(b)           Lender’s consent, which may be withheld in Lender’s reasonable discretion, to a Transfer and Assumption shall be subject to the following conditions:

(1)           No Event of Default has occurred and is continuing;

(2)           Borrower has submitted to Lender true, correct and complete copies of any and all information and documents of any kind requested by Lender concerning the Property, Transferee Borrower and replacement guarantors and indemnitors;

(3)           Evidence satisfactory to Lender has been provided showing that the Transferee Borrower and such of its Affiliates as shall be designated by Lender comply and will comply with Section 5.13 hereof, as those provisions may be modified by Lender taking into account the ownership structure of Transferee Borrower and its Affiliates;

(4)           If the Loan, by itself or together with other loans, has been the subject of a Secondary Market Transaction, then Lender shall have received a Rating Comfort Letter from the applicable Rating Agencies;

(5)           Intentionally omitted;

(6)           Borrower shall have paid all of Lender’s reasonable out-of-pocket costs and expenses in connection with considering the Transfer and Assumption, and shall have paid the amount requested by Lender as a deposit against Lender’s costs and expenses in connection with the effecting the Transfer and Assumption;

(7)           Borrower, the Transferee Borrower, and the replacement guarantors and indemnitors shall have indicated in writing in form and substance reasonably satisfactory to Lender their readiness and ability to satisfy the conditions set forth in subsection (c) below; and

(8)           The identity, experience, financial condition and creditworthiness of the Transferee Borrower and the replacement guarantors and indemnitors shall be satisfactory to Lender; and

(9)           The proposed property manager shall be a Qualified Manager and the proposed Management Agreement shall be satisfactory to Lender and, following a Secondary Market Transaction, the applicable Rating Agencies.

(c)           If Lender consents to the Transfer and Assumption, the Transferee Borrower and/or Borrower as the case may be, shall immediately (unless otherwise specified below) deliver the following to Lender:

(1)           Borrower shall deliver to Lender an assumption fee in the amount of 1.00% of the then unpaid Principal (which fee shall be payable concurrently with, and not prior to, closing the Transfer and Assumption);

(2)           Borrower, Transferee Borrower and the original and replacement guarantors and indemnitors shall execute and deliver to Lender any and all documents required by Lender, in form and substance reasonably required by Lender to effectuate the assignment and assumption of the Debt and the Loan Documents by Transferee Borrower and the replacement guarantors;

(3)           Counsel to the Transferee Borrower and replacement guarantors and indemnitors shall deliver to Lender opinions in form and substance satisfactory to Lender as to substantially the same matters as were required in connection with the origination of the Loan (including a new substantive non-consolidation opinion with respect to the Transferee Borrower);

(4)           Intentionally Omitted;

(5)           Borrower shall cause to be delivered to Lender, an endorsement (relating to the change in the identity of the vestee and execution and delivery of the

Transfer and Assumption documents) to the Title Insurance Policy in form and substance acceptable to Lender, in Lender’s reasonable discretion (the “Endorsement”); and

(6)           Borrower shall deliver to Lender a payment in the amount of all remaining unpaid costs incurred by Lender in connection with the Transfer and Assumption, including but not limited to, Lender’s reasonable attorneys fees and expenses, all recording fees, and all fees payable to the title company for the delivery to Lender of the Endorsement.

(d)           In addition to the foregoing: (i) Borrower shall cause Operating Tenant to satisfy all requirements of Lender relating to a Transfer and Assumption, and (ii) Transferee Borrower shall satisfy all of Lender’s requirements relating to the maintenance or elimination of the operating tenant ownership structure (as selected by Transferee Borrower), as applicable.

5.27        Liens.  Without Lender’s prior written consent, neither Borrower nor Operating Tenant shall create, incur, assume, permit or suffer to exist any Lien on all or any portion of the Property or any legal or beneficial ownership interest in Borrower or Operating Tenant, except Liens in favor of Lender, Permitted Encumbrances and Permitted Transfers, unless such Lien is bonded or discharged within 30 days after Borrower or Operating Tenant first receives written notice of such Lien (or such longer period as is permitted under this Agreement in the event and to the extent the Lien is of a nature which may be contested by Borrower or Operating Tenant under the provisions of this Agreement and Borrower or Operating Tenant is in fact contesting such Lien in accordance with the express provisions and conditions set forth in this Agreement).

5.28        Dissolution.  Neither Borrower nor Operating Tenant shall (i) engage in any dissolution, liquidation or consolidation or merger with or into any other business entity, (ii) engage in any business activity not related to the ownership and operation of the Property or (iii) transfer, lease or sell, in one transaction or any combination of transactions, all or substantially all of the property or assets of Borrower or Operating Tenant except to the extent expressly permitted by the Loan Documents.

5.29        Expenses.  Borrower shall reimburse Lender upon receipt of notice for all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Lender in connection with the Loan, including (i) the preparation, negotiation, execution and delivery of the Loan Documents and the consummation of the transactions contemplated thereby and all the costs of furnishing all opinions by counsel for Borrower; (ii) Borrower’s, Operating Tenant’s and Lender’s ongoing performance under and compliance with the Loan Documents, including confirming compliance with environmental and insurance requirements; (iii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications of or under any Loan Document and any other documents or matters requested by Borrower or Operating Tenant; (iv) filing and recording of any Loan Documents; (v) title insurance, surveys, inspections and appraisals; (vi) the creation, perfection or protection of Lender’s Liens in the Property and the Cash Management Accounts (including fees and expenses for title and lien searches, intangibles taxes, personal property taxes, mortgage recording taxes, due diligence expenses, travel expenses, accounting firm fees, costs of appraisals, environmental reports and Lender’s Consultant, surveys and engineering reports); (vii) enforcing or preserving any rights in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, Operating Tenant, the Loan Documents, the Property, or any other security given for the Loan; (viii) except to the extent limited by Section 9.1.1(b) (i.e., in connection with a Secondary Market Transaction) and Section 10.3, fees charged by Servicer or the Rating Agencies in connection with the Loan or any modification thereof and (ix) enforcing any obligations of or collecting any payments due from Borrower or Operating Tenant under any Loan Document or with respect to the Property or in connection with any refinancing or restructuring of the Loan in the nature of a “work-out”, or any insolvency or bankruptcy proceedings (but specifically excluding, after a Secondary Market Transaction, any fee charged by any Servicer in connection with any “work-out”, “liquidation” or similar proceeding).  Any costs and expenses due and payable by Borrower or Operating Tenant hereunder which are not paid by Borrower or Operating Tenant within ten Business Days after demand may be paid from any amounts in the Deposit Account, with notice thereof to Borrower.  The obligations and liabilities of Borrower under this Section 5.29 shall survive the Term and the exercise by Lender of any of its rights or remedies under the Loan Documents, including the acquisition of the Property by foreclosure or a conveyance in lieu of foreclosure.  Additionally, Borrower shall cause Chicago Title Insurance Company to issue the Title Endorsement and shall pay the cost of the Title Endorsement, any escrow, filing or recording fees applicable to Transfer and Assumption (as defined in the Consent Agreement for use in this paragraph), and Lender’s costs and expenses incurred in connection with this Agreement, the Consent Agreement, or the Transfer and Assumption, including Lender’s attorneys’ fees, if any, incurred in connection with this Agreement or this transaction.

5.30        Indemnity.  Borrower shall defend, indemnify and hold harmless Lender and each of its Affiliates and their respective successors and assigns, including the directors, officers, partners, members, shareholders, participants, employees, professionals and agents of any of the foregoing (including any Servicer subject to the limitations in Section 5.29 above) and each other Person, if any, who Controls Lender, its Affiliates or any of the foregoing (each, an “Indemnified Party”), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for an Indemnified Party in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto, court costs and costs of appeal at all appellate levels, investigation and laboratory fees, consultant fees and litigation expenses), that may be imposed on, incurred by, or asserted against any Indemnified Party (collectively, the “Indemnified Liabilities”) in any manner, relating to or arising out of or by reason of the Loan from and after the Effective Date, including:  (i) any breach by Borrower or Operating Tenant of their obligations under, or any misrepresentation by Borrower or  Operating Tenant contained in, any Loan Document; (ii) intentionally omitted; (iii) any information provided by or on behalf of Borrower or Operating Tenant, or contained in any documentation approved by Borrower or Operating Tenant; (iv) ownership of the Mortgage, the Property or any interest therein, or receipt of any Rents; (v) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (vi) any use, nonuse or condition in, on or about the Property or on adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (vii) performance of any labor or services or the furnishing of any materials or other property in respect of the Property; (viii) the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release, or threatened release of any Hazardous Substance on, from or affecting the Property; (ix) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Substance; (x) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Substance; (xi) any violation of the Environmental Laws which is based upon or in any way related to such Hazardous Substance, including the costs and expenses of any Remedial Work; (xii) any failure of the Property to comply with any Legal Requirement; (xiii) any claim by brokers, finders or similar persons claiming to be entitled to a commission in connection with any Lease or other transaction involving the Property or any part thereof, or any liability asserted against Lender with respect thereto; and (xiv) the claims of any lessee of any portion of the Property or any Person acting through or under any lessee or otherwise arising under or as a consequence of any Lease; provided, however, that Borrower shall not have any obligation to any Indemnified Party hereunder (A) to the extent that it is finally judicially determined that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of such Indemnified Party or (B) for any event or condition specified in clauses (iv) - (vii) and (xii) - (xiv) that first arises on or after the date on which Lender, any Affiliate thereof or any other Person acquires title or control of the Property (whether at foreclosure sale, a transfer in lieu of foreclosure or any other transfer) or after a receiver has been appointed for the Property; provided that Borrower’s obligation to indemnify the Indemnified Parties with respect to an event or condition specified in clauses (viii) through (xi) above (relating to Hazardous Substances) shall continue in perpetuity after Lender (or its transferee) acquires title or control of the Property unless a court of competent jurisdiction determines in a final unappealable judgment (but shall be stayed during any appeal diligently pursued by Borrower or Operating Tenant) that such specified event or condition occurred during Lender’s period of ownership and apart from any act or omission by or on behalf of Borrower or Operating Tenant, and provided that Borrower or Operating Tenant shall bear the burden of proving that such specified event or condition occurred during Lender’s period of ownership and apart from any act or omission by or on behalf of Borrower or Operating Tenant.  Any amounts payable to any Indemnified Party by reason of the application of this paragraph shall be payable on demand and shall bear interest at the Default Rate from the date loss or damage is sustained by any Indemnified Party until paid.  Except as set forth above, the obligations and liabilities of Borrower under this Section 5.30 shall survive the Term (with respect to any matter occurring or in existence prior to the end of the Term, and thereafter with respect to third party claims, suits and actions) and the exercise by Lender of any of its rights or remedies under the Loan Documents, including the acquisition of the Property by foreclosure or a conveyance in lieu of foreclosure.

5.31        Patriot Act Compliance.  Borrower will use its good faith and commercially reasonable efforts to comply (and to cause Operating Tenant to comply) with the Patriot Act (as defined below) and all applicable requirements of governmental authorities having jurisdiction over Borrower, Operating Tenant and the Property, including those relating to money laundering and terrorism.  Lender shall have the right to audit Borrower’s and Operating Tenant’s compliance with the Patriot Act and all applicable requirements of governmental authorities having jurisdiction over Borrower, Operating Tenant and the Property, including those relating to money laundering and terrorism.  In the event that Borrower or Operating Tenant fails to comply with the Patriot Act or any such requirements of governmental authorities, then Lender may, at its option, cause Borrower and Operating Tenant to comply therewith and any and all reasonable costs and expenses incurred by Lender in connection therewith shall be secured by the Mortgage and the other Loan Documents and shall be immediately due and payable.  For purposes hereof, the term “Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as the same may be amended from time to time, and corresponding provisions of future laws.

(a)           Neither Borrower, Operating Tenant nor any member of Borrower or Operating Tenant or member of such member nor any owner of a direct or indirect interest in Borrower or Operating Tenant (and expressly excluding all shareholders of any public companies having indirect ownership interests in Borrower or Operating Tenant) (a) is listed on any Government Lists (as defined below), (b) is a person who has been determined by competent authority to be subject to the prohibitions contained in Presidential Executive Order No. 13224 (Sept. 23, 2001) or any other similar prohibitions contained in the rules and regulations of OFAC (as defined below) or in any enabling legislation or other Presidential Executive Orders in respect thereof, (c) has been previously indicted for or convicted of any felony involving a crime or crimes of moral turpitude or for any Patriot Act Offense (as defined below), or (d) is currently under investigation by any governmental authority for alleged criminal activity.  For purposes hereof, the term “Patriot Act Offense” means any violation of the criminal laws of the United States of America or of any of the several states, or that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or the laundering of monetary instruments, including any offense under (a) the criminal laws against terrorism; (b) the criminal laws against money laundering, (c) the Bank Secrecy Act, as amended, (d) the Money Laundering Control Act of 1986, as amended, or the (e) Patriot Act.  “Patriot Act Offense” also includes the crimes of conspiracy to commit, or aiding and abetting another to commit, a Patriot Act Offense.  For purposes hereof, the term “Government Lists” means (i) the Specially Designated Nationals and Blocked Persons Lists maintained by Office of Foreign Assets Control (“OFAC”), (ii) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC that Lender notified Borrower in writing is now included in “Governmental Lists”, or (iii) any similar lists maintained by the United States Department of State, the United States Department of Commerce or any other government authority or pursuant to any Executive Order of the President of the United States of America that Lender notified Borrower in writing is now included in “Governmental Lists”.

5.32        Intentionally Omitted.

5.33        Franchise Agreement.

(a)           Neither Borrower nor Operating Tenant shall enter into any Franchise Agreement without the prior written consent of Lender, which consent may be conditioned upon (i) the receipt by Lender of a comfort letter from the franchisor in form and substance reasonably acceptable to Lender and (ii) after the occurrence of Secondary Market Transaction, the delivery by Borrower of a Rating Comfort Letter.

(b)           If Lender consents to any such Franchise Agreement and Borrower or Operating Tenant enters into any such Franchise Agreement:

(i)            Borrower shall (or shall cause Operating Tenant to) (A) cause the hotel located on the Property to be operated pursuant to the Franchise Agreement; (B) promptly perform and observe in all material respects all of the covenants required to be performed and observed by it under the Franchise Agreement and do all things reasonably necessary to preserve and to keep unimpaired its material rights thereunder; (C) promptly notify Lender of any material default under the Franchise Agreement of which it is aware; (D) promptly deliver to Lender a copy of each material financial statement, business plan, capital expenditures plan, notice, report and estimate received  by it under the Franchise Agreement; and (E) promptly enforce in a commercially reasonable manner the performance and observance of all of the material covenants required to be performed and observed by the franchisor under the Franchise Agreement.

(ii)           Neither Borrower nor Operating Tenant shall without the consent of Lender (A) surrender, terminate or cancel the Franchise Agreement; (B) reduce or consent to the reduction of the term of the Franchise Agreement; (C) increase or consent to the increase of the aggregate amount of any fees under any Franchise Agreement; (D) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, any Franchise Agreement or (E) suffer or permit the occurrence of continuance a default beyond any applicable cure period under any Franchise Agreement.

5.34        Hotel Operation.  Without in any way limiting the covenants set forth in Section 5.8 or elsewhere in the Loan Documents, Borrower shall (and shall cause Operating Tenant to):  (i) cause the hotel located on the Property to be operated, repaired and maintained as a well-maintained “first-class hotel” which shall mean a hotel providing amenities, services and facilities substantially equivalent or superior to hotels of similar average room rate and targeted market segment from time to time operating on Kauai, taking into consideration the age and location of the hotel located on the Property and (ii) maintain Inventory in amounts sufficient to meet the hotel industry standard for hotels comparable to the hotel located on the Property and at levels sufficient for the operation of the hotel located on the Property at full occupancy levels.  Notwithstanding the foregoing, the operating standard set forth in clause (i) above shall be deemed to be complied with if the Manager is complying with the standards set forth in the Management Agreement.

6.             NOTICES AND REPORTING

6.1          Notices.  All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document (a “Notice”) shall be given in writing and shall be effective for all purposes if either hand delivered with receipt acknowledged, or by a nationally recognized overnight delivery service (such as Federal Express), by certified or registered United States mail, return receipt requested, postage prepaid, or by facsimile and confirmed by facsimile answer back, or by e-mail (with delivery receipt) in each case addressed as follows (or to such other address or Person as a party shall designate from time to time by notice to the other party).  If to Lender, c/o Midland Loan Services, Inc., 10851 Mastin, Suite 300, Overland Park, Kansas 66210; if to Borrower or Operating Tenant, c/o Behringer Harvard Kauai Hotel, LLC, 15601 Dallas Parkway, Suite 600, Addison Texas 75001, Attention:  Chief Legal Officer, Facsimile: (214) 655-1610, with copies to 111 Congress Ave., Suite 2600, Austin, Texas 78701, Attn:  C. Brian Strickland, CFO.  A notice shall be deemed to have been given:  in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; in the case of overnight delivery, upon the first attempted delivery on a Business Day; or in the case of facsimile, upon the confirmation of such facsimile transmission or in the case of e-mail, at the time of electronic delivery (as confirmed by electronic delivery receipt), or, if such delivery is not during normal business hours (between 9:00 a.m. and 5:00 p.m. New York City time) or on a Business Day, on the first Business Day thereafter.

6.2          Borrower Notices and Deliveries.  Borrower shall (and shall cause Operating Tenant to) (a) give prompt written notice to Lender of:  (i) any litigation, governmental proceedings or claims or investigations pending or to Borrower’s knowledge, threatened against Borrower, Operating Tenant or Sole Member which might materially adversely affect Borrower’s, Operating Tenant’s or Sole Member’s condition (financial or otherwise) or business or the Property; (ii) any material adverse change in Borrower’s, Operating Tenant’s or Sole Member’s condition, financial or otherwise, or of the occurrence of any Event of Default of which Borrower or Operating Tenant has knowledge; and (b) furnish and provide to Lender any filings by Borrower, Operating Tenant, Sole Borrower Member, Sole OT Member, Manager or any Guarantor, within two (2) Business Days of such filing, if such filing is a quarterly 10Q (or its equivalent) filed with the Securities and Exchange Commission, or a public filing that relates to a material adverse effect on any of said parties.  In addition, after request by Lender (but no more frequently than twice in any year), Borrower shall furnish to Lender within 30 Business Days, tenant estoppel certificates addressed to Lender, its successors and assigns from each tenant under a Commercial Lease in form and substance reasonably satisfactory to Lender to the extent that such Tenant is required to provide the same under its Lease.

6.3          Financial Reporting.

6.3.1       Bookkeeping.  Borrower and Operating Tenant shall keep on a calendar year basis, in conformity with GAAP, proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower and Operating Tenant and all items of income and expense and any services, Equipment or furnishings provided in connection with the operation of the Property, whether such income or expense is realized by Borrower, Operating Tenant, Manager or any Affiliate of Borrower or Operating Tenant.  Lender shall have the right from time to time during normal business hours upon reasonable notice to examine such books, records and accounts at the office of Borrower, Operating Tenant or other Person maintaining them, and to make such copies or extracts thereof as Lender shall desire.  During the continuance of an Event of Default, Borrower shall pay any costs incurred by Lender to examine such books, records and accounts, as Lender shall determine to be necessary or appropriate in the protection of Lender’s interest.

6.3.2       Annual Reports.  Borrower shall furnish to Lender annually, within 120 days after each calendar year, a complete copy of Borrower’s and Operating Tenant’s annual financial statements audited by Ernst & Young or another “big four” accounting firm or another independent certified public accountant reasonably acceptable to Lender, each in conformity with GAAP and containing balance sheets and statements of profit and loss for Borrower, Operating Tenant, and the Property in such detail as Lender may reasonably request.  Each such statement (x) shall be in form and substance satisfactory to Lender, (y) shall set forth the financial condition and the income and expenses for the Property for the immediately preceding calendar year, as well as a list of tenants under Commercial Leases, and (z) shall be accompanied by an Officer’s Certificate certifying that to such officer’s knowledge (1) such statement is true, correct, complete and accurate and presents fairly the financial condition of the Property and has been prepared in conformity with GAAP and (2) whether there exists an Event of Default, and if so, the nature thereof, the period of time it has existed and the action then being taken to remedy it.  If audited financial statements are in process but unavailable within the period prescribed above, Borrower shall provide unaudited statements within such time period, and shall be entitled to request an extension of the due date for audited statements for such time period as may be reasonably necessary to provide audited statements, not to exceed an additional sixty (60) days.

6.3.3       Monthly/Quarterly Reports.  Borrower shall furnish to Lender within 60 days after the end of each calendar month or calendar quarter (as indicated below) the following items:  (i) monthly and year-to-date operating statements, noting Net Operating Income and other information necessary and sufficient under GAAP or other consistently applied method to fairly represent the financial position and results of operation of the Property by Borrower and Operating Tenant during such calendar month, all in form satisfactory to Lender; (ii) intentionally omitted; (iii) a comparison of the budgeted income and expenses and the actual income and expenses for each month and year-to-date for the Property, together with a detailed explanation of any aggregate variance of 10% or more between total budgeted and total actual expenses for such period and year-to-date; (iv) a statement of the actual Capital Expenses made by Borrower and Operating Tenant during each calendar quarter as of the last day of such calendar quarter; (v) a statement that neither Borrower nor Operating Tenant has incurred any indebtedness other than indebtedness permitted hereunder; and (vi) an aged receivables report.  Each such statement shall be accompanied by an Officer’s Certificate certifying that to such officer’s knowledge (1) such items are true, correct, accurate, and complete and fairly present the financial condition and results of the operations of Borrower, Operating Tenant and the Property and have, to such party’s knowledge, been prepared in conformity with GAAP (subject to normal year-end adjustments and the lack of certain GAAP disclosures prior to year-end) and (2) whether there exists an Event of Default, and if so, the nature thereof, the period of time it has existed and the action then being taken to remedy it.

6.3.4       Other Reports.  Borrower shall (and shall cause Operating Tenant to) furnish to Lender, within ten Business Days after request, such further detailed information with respect to the operation of the Property and the financial affairs of Borrower, Operating Tenant or Sole Member as may be reasonably requested by Lender or any applicable Rating Agency.

6.3.5       Annual Budget.  Borrower shall (or shall cause Operating Tenant to) prepare and submit (or shall cause Manager to prepare and submit) to Lender by December 1st of each year during the Term, a pro forma budget for the Property for the succeeding calendar year (the “Annual Budget”), and, promptly after preparation thereof, any revisions to such Annual Budget.  Upon the occurrence and during the continuance of a Cash Trap Period, such Annual Budget shall be subject to approval by Lender, which approval shall not be unreasonably withheld or delayed.  Each Annual Budget (and any revisions to such Annual Budget) (i) that is delivered to Lender (for so long as no Cash Trap Period is continuing) and (ii) that is approved or deemed approved pursuant to the terms of this Section 6.3.5 by Lender (during the continuance of a Cash Trap Period), is referred to herein as the “Approved Annual Budget”.  If Lender’s approval is required, Lender’s failure to approve or disapprove any Annual Budget or revision within twenty (20) days after Lender’s receipt thereof shall be deemed to constitute Lender’s approval thereof.  The Annual Budget shall consist of (i) an operating expense budget showing, on a month-by-month basis, in reasonable detail, each line item of the Borrower’s and Operating Tenant’s anticipated operating income and operating expenses (on a cash and accrual basis), including amounts required to establish, maintain and/or increase any monthly payments required hereunder (and once such Annual Budget has been delivered to Lender, approved or deemed approved pursuant to the terms of this Section 6.3.5 by Lender (as applicable), such operating expense budget shall be referred to herein as the “Approved Operating Budget”), and (ii) a Capital Expense budget showing, on a month-by-month basis, in reasonable detail, each line item of anticipated Capital Expenses (and once such Annual Budget has been delivered to Lender or approved or deemed approved pursuant to the terms of this Section 6.3.5 by Lender (as applicable), such Capital Expense budget shall be referred to herein as the “Approved Capital Budget”).  Until such time that any Annual Budget has been delivered to Lender or approved or deemed approved pursuant to the terms of this Section 6.3.5 by Lender (as applicable), the prior Approved Annual Budget shall apply for all purposes hereunder (with such adjustments as reasonably determined by Lender, if Lender approval is required due to the continuance of a Cash Trap Period (including increases for any non-discretionary expenses)).  Lender acknowledges that the Annual Budget for the remainder of 2010 has been delivered to Lender and is the Approved Annual Budget for 2010.

6.3.6       Breach.  If Borrower or Operating Tenant fails to provide to Lender or its designee any of the financial statements, certificates, reports or information (the “Required Records”) required by this Section 6.3.6 within 30 days after the date upon which such Required Record is due, Lender shall have the option, upon 15 days notice to Borrower to gain access to Borrower’s and Operating Tenant’s books and records and prepare or have prepared at Borrower’s expense, any Required Records not delivered by Borrower or Operating Tenant.

6.3.7       Hotel Accounting.  All monthly and other operating statements to be delivered by Borrower and Operating Tenant hereunder shall be (and all accompanying Officer’s Certificates shall state that they have been) prepared based upon USALI.

7.             INSURANCE; CASUALTY; AND CONDEMNATION

7.1          Insurance.

7.1.1       Coverage.  Borrower or Operating Tenant, at their sole cost, for the mutual benefit of Borrower, Operating Tenant and Lender, shall obtain and maintain during the Term the following policies of insurance:

(a)           Property insurance insuring against loss or damage customarily included under so called “all risk” or “special form” policies including fire, lightning, vandalism, and malicious mischief, boiler and machinery and, subject to subsection (j) below, coverage for damage or destruction caused by the acts of “Terrorists” (or such policies shall have no exclusion from coverage with respect thereto) and such other insurable hazards as, under good insurance practices, from time to time are insured against for other property and buildings similar to the premises in nature, use, location, height, and type of construction.  Such insurance policy shall also insure for ordinance of law coverage, costs of demolition and increased cost of construction in amounts satisfactory to Lender (which amount shall not be less than $5,000,000).  Each such insurance policy shall (i) be in an amount equal to 100% of the then replacement cost of the Improvements without deduction for physical depreciation, (ii) have deductibles no greater than $100,000 per occurrence (or, if such coverage is a part of a blanket policy, such higher deductible amount as is approved by Lender in its reasonable discretion taking into account the size of such blanket policy (provided that any such blanket policy shall specifically allocate to the Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Insurance Policy insuring only the Property in compliance with the applicable provisions of this Section 7.1.1)), except for the perils of windstorm, flood and earthquake which deductible shall not exceed  5% of the insurable value per loss, (iii) be paid annually in advance and (iv) be on a replacement cost basis and contain either no coinsurance or, if coinsurance, an agreed amount endorsement, and shall cover, without limitation, all tenant improvements and betterments that Borrower and Operating Tenant are required to insure on a replacement cost basis.  Lender shall be named Mortgagee and Loss Payee on a Standard Mortgagee Endorsement.

(b)           Flood insurance if any part of the Improvements or the paved parking area or parking garage included in the Property is located in an area now or hereafter designated by the Federal Emergency Management Agency as a Zone “A” & “V” Special Hazard Area, or such other Special Hazard Area if Lender so requires in its sole discretion.  Such policy shall be in the amount of at least $10,000,000 (provided that such coverage is commercially obtainable).

(c)           Liability insurance, including (i) “Commercial General Liability Insurance”, (ii) “Owned” (but only during such times (if any) that Borrower or Operating Tenant is the owner of any vehicle(s)), “Hired” and “Non Owned” Commercial Auto Liability; and (iii) umbrella liability coverage for personal and advertising injury, bodily injury, death, accident and property damage, such insurance providing in combination no less than containing minimum limits per occurrence of $1,000,000 and $2,000,000 general aggregate for any policy year with a deductible or self insured retention in an amount of not more than $100,000 (or, if such coverage is a part of a blanket policy, such higher deductible amount as is approved by Lender in its reasonable discretion taking into account the size of such blanket policy (provided that any such blanket policy shall specifically allocate to the Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Insurance Policy insuring only the Property in compliance with the applicable provisions of this Section 7.1.1)); together with at least $25,000,000 per occurrence and general aggregate excess and/or umbrella liability insurance for any and all claims, subject to policy provisions, conditions and exclusions.  The policies described in this subsection shall also include coverage for elevators, escalators, “Contractual Liability” (covering, to the maximum extent permitted by law or applicable insurance coverages, Borrower’s obligation to indemnify Lender as required under this Agreement and the other Loan Documents), “Products” and “Completed Operations Liability” coverage.

(d)           Business interruption insurance (i) with Lender being named as “Lender Loss Payee”, (ii) in an amount sufficient to compensate Borrower and Operating Tenant for one hundred percent (100%) of projected Net Operating Income for the period of restoration from the date the Property is either damaged or destroyed and containing an extended period of indemnity endorsement of at least thirty (30) days from the date that such Property is repaired or replaced and operations are resumed (notwithstanding that the policy may expire prior to the end of such period).

(e)           Comprehensive boiler and machinery insurance covering all mechanical and electrical equipment against physical damage, rent loss and improvements loss and covering, without limitation, all tenant improvements and betterments that Borrower and Operating Tenant are required to insure pursuant to the lease on a replacement cost basis and in an amount equal to one hundred percent (100%) of the full replacement cost of the Improvements on such Property (without any deduction for depreciation) plus the business income limit.

(f)            Worker’s compensation and disability insurance with respect to any employees of Borrower and Operating Tenant, as required by any Legal Requirement.

(g)           During any period of repair or restoration, builder’s “all-risk” insurance on the so called completed value basis in an amount equal to not less than the full insurable value of the Property, against such risks (including fire and extended coverage and collapse of the Improvements to agreed limits) as Lender may request, in form and substance acceptable to Lender.

(h)           Coverage to compensate for ordinance of law the cost of demolition and the increased cost of construction in an amount satisfactory to Lender.

(i)            Such other insurance (including environmental liability insurance, earthquake insurance, mine subsidence insurance and windstorm insurance) as may from time to time be reasonably required by Lender in order to protect its interests, provided that such coverage is then commercially obtainable and customarily required by institutional lenders originating first mortgage loans for the securitization market for comparable properties in Hawaii.

(j)            Notwithstanding anything in subsection (a) above to the contrary, Borrower and Operating Tenant shall be required to obtain and maintain coverage in its property insurance Policy (or by a separate Policy) against loss or damage by terrorist acts in an amount equal to 100% of the “Full Replacement Cost” of the Property; provided that such coverage is available.  In the event that such coverage with respect to terrorist acts is not included as part of the “all risk” property policy required by subsection (a) above, Borrower and Operating Tenant shall, nevertheless be required to obtain coverage for terrorism (as stand alone coverage) in an amount equal to 100% of the “Full Replacement Cost” of the Property; provided that such coverage is available.  Notwithstanding the foregoing, with respect to any such stand-alone policy covering terrorist acts, neither Borrower nor Operating Tenant shall be required to pay any Insurance Premiums solely with respect to such terrorism coverage in excess of the Terrorism Premium Cap (hereinafter defined); provided that if the Insurance Premiums payable with respect to such terrorism coverage exceeds the Terrorism Premium Cap, Lender may, at its option (1) purchase such stand-alone terrorism Policy, with Borrower or Operating Tenant paying such portion of the Insurance Premiums with respect thereto equal to the Terrorism Premium Cap and the Lender paying such portion of the Insurance Premiums in excess of the Terrorism Premium Cap or (2) modify the deductible amounts, policy limits and other required policy terms to reduce the Insurance Premiums payable with respect to such stand-alone terrorism Policy to the Terrorism Premium Cap.  As used herein, (i) “Terrorism Premium Cap” means an amount equal to $67,000, adjusted annually by a percentage equal to the increase in the Consumer Price Index (hereinafter defined) and (ii) “Consumer Price Index” means the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor, New York Metropolitan Statistical Area, All Items (1982-84 = 100), or any successor index thereto, approximately adjusted, and in the event that the Consumer Price Index is converted to a different standard reference base or otherwise revised, the determination of adjustments provided for herein shall be made with the use of such conversion factor, formula or table for converting the Consumer Price Index as may be published by the Bureau of Labor Statistics or, if said Bureau shall not publish the same, then with the use of such conversion factor, formula or table as may be published by Prentice-Hall, Inc., or any other nationally recognized publisher of similar statistical information; and if the Consumer Price Index ceases to be published, and there is no successor thereto (i) such other index as Lender and Borrower shall agree upon in writing or (ii) if Lender and Borrower cannot agree on a substitute index, such other index, as reasonably selected by Lender.  Borrower and Operating Tenant shall obtain the coverage required under this subsection (j) from a carrier which otherwise satisfies the rating criteria specified in Section 7.1.2 (a “Qualified Carrier”) or in the event that such coverage is not available from a Qualified Carrier, Borrower and Operating Tenant shall obtain such coverage from the highest rated insurance company providing such coverage.

7.1.2       Policies.  All policies of insurance (the “Policies”) required pursuant to Section 7.1.1 shall (i) be issued by companies approved by Lender and authorized to do business in the State, with a claims paying ability rating of “BBB” or better by S&P (or the equivalent by any other Rating Agency) (provided that coverage may be obtained from Hartford Steam Boiler, which is rated A ++ IX in the current Best’s Key Rating Guide and from the Essex Insurance Company which is rated A by Fitch); (ii) name Lender and its successors and/or assigns as their interest may appear as the mortgagee (in the case of property insurance), loss payee (in the case of business interruption/loss of rents coverage) and an additional insured (in the case of liability insurance); (iii) contain (in the case of property insurance) a Non-Contributory Standard Mortgagee Clause and a Lender’s Loss Payable Endorsement, or their equivalents, naming Lender as the person to which all payments made by such insurance company shall be paid;

(iv) contain a waiver of subrogation against Lender; (v) be assigned and the originals thereof delivered to Lender, or in lieu of delivering originals of the Policies, Borrower and Operating Tenant may, on an annual basis, deliver Acord evidences of coverages or the equivalent, as adequate proof of coverage; (vi) contain such provisions as Lender deems reasonably necessary or desirable to protect its interest, including (A) endorsements providing that neither Borrower, Operating Tenant, Lender nor any other party shall be a co-insurer under the Policies, (B) that Lender shall receive at least 30 days’ prior written notice of any modification, reduction, cancellation or non-renewal of any of the Policies, (C) an agreement whereby the insurer waives any right to claim any premiums and commissions against Lender, provided that the policy need not waive the requirement that the premium be paid in order for a claim to be paid to the insured and (D) providing that Lender is permitted to make payments to effect the continuation of such policy upon notice of cancellation due to non-payment of premiums; (vii) in the event any insurance policy (except for commercial general liability and other liability and workers compensation insurance) shall contain separation of insureds provisions, such policy shall provide that with respect to the interest of Lender, such insurance policy shall not be invalidated by and shall insure Lender regardless of (A) any act, failure to act or negligence of or violation of warranties, declarations or conditions contained in such policy by any named insured, (B) the occupancy or use of the premises for purposes more hazardous than permitted by the terms thereof, or (C) any foreclosure or other action or proceeding taken by Lender pursuant to any provision of the Loan Documents; and (viii) be satisfactory in form and substance to Lender and approved by Lender as to amounts, form, risk coverage, deductibles, loss payees and insureds.  Borrower or Operating Tenant shall pay the premiums for such Policies (the “Insurance Premiums”) as the same become due and payable and furnish to Lender evidence of the renewal of each of the Policies together with (unless such Insurance Premiums have been paid by Lender pursuant to Section 3.3) receipts for or other evidence of the payment of the Insurance Premiums reasonably satisfactory to Lender.  If Borrower or Operating Tenant does not furnish such evidence and receipts at least thirty days prior to the expiration of any expiring Policy, then Lender may, but shall not be obligated to, procure such insurance and pay the Insurance Premiums therefor, and Borrower shall reimburse Lender for the cost of such Insurance Premiums promptly on demand, with interest accruing at the Default Rate.  Borrower shall (and shall cause Operating Tenant to) deliver to Lender a certified copy of each Policy within 10 days after written request therefore by Lender (subject to timely policy issuance by the applicable carrier).  Within 30 days after request by Lender, Borrower shall (and shall cause Operating Tenant to) obtain such increases in the amounts of coverage required hereunder as may be reasonably requested by Lender, taking into consideration changes in the value of money over time, changes in liability laws, changes in prudent customs and practices, and the like.

7.2          Casualty.

7.2.1       Notice; Restoration.  If the Property is damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Borrower shall give prompt notice thereof to Lender.  Following the occurrence of a Casualty, Borrower and Operating Tenant, regardless of whether insurance proceeds are available (unless Lender has breached its obligation (if any) to make such insurance proceeds available pursuant to Section 7.4.1), shall promptly proceed to restore, repair, replace or rebuild the Property in accordance with Legal Requirements to be of at least equal value and of substantially the same character as prior to such damage or destruction.

7.2.2       Settlement of Proceeds.  If a Casualty covered by any of the Policies (an “Insured Casualty”) occurs where the loss does not exceed $750,000, provided no Event of Default has occurred and is continuing, Borrower or Operating Tenant may settle and adjust any claim without the prior consent of Lender; provided such adjustment is carried out in a competent and timely manner, and Borrower and Operating Tenant are hereby authorized to collect and receipt for the insurance proceeds (the “Proceeds”).  In the event of an Insured Casualty where the loss equals or exceeds $750,000 (a “Significant Casualty”), Borrower or Operating Tenant may settle and adjust any claim with prior consent of Lender (which shall not be unreasonably withheld or delayed) unless Event of Default has occurred and is continuing in which event Lender may, in its sole discretion, settle and adjust any claim without the consent of Borrower or Operating Tenant and agree with the insurer(s) on the amount to be paid on the loss, and the Proceeds shall be due and payable solely to Lender and held by Lender in the Casualty/Condemnation Subaccount and disbursed in accordance herewith.  If Borrower, Operating Tenant or any party other than Lender is a payee on any check representing Proceeds with respect to a Significant Casualty, Borrower or Operating Tenant, as applicable, shall immediately endorse, and cause all such third parties to endorse, such check payable to the order of Lender.  Borrower hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest, to endorse such check payable to the order of Lender.  The expenses incurred by Lender in the settlement, adjustment and collection of the Proceeds shall become part of the Debt and shall be reimbursed by Borrower to Lender upon demand.  Notwithstanding anything to the contrary contained herein, if in connection with a Casualty any insurance carrier makes a payment under a property insurance Policy that Borrower or Operating Tenant proposes be treated as business or rental interruption insurance, then, notwithstanding any designation (or lack of designation) by the insurance carrier as to the purpose of such payment, as between Lender and Borrower or Operating Tenant, such payment shall not be treated as business or rental interruption insurance proceeds unless Borrower or Operating Tenant has demonstrated to Lender’s satisfaction that the remaining net Proceeds that will be received from the property insurance carriers are sufficient to pay 100% of the cost of fully restoring the Improvements or, if such net Proceeds are to be applied to repay the Debt in accordance with the terms hereof, that such remaining net Proceeds will be sufficient to pay the Debt in full.

7.3          Condemnation.

7.3.1       Notice; Restoration.  Borrower shall (and shall cause Operating Tenant  to) promptly give Lender notice of the actual or threatened commencement of any condemnation or eminent domain proceeding affecting the Property (a “Condemnation”) and shall deliver to Lender copies of any and all papers served in connection with such Condemnation.  Following the occurrence of a Condemnation, Borrower, regardless of whether an Award is available (unless Lender has breached its obligation (if any) to make such Award available pursuant to Section 7.4.1), shall promptly proceed to restore, repair, replace or rebuild the Property in accordance with Legal Requirements to the extent practicable to be of at least equal value and of substantially the same character (and to have the same utility) as prior to such Condemnation.

7.3.2       Collection of Award.  If a Condemnation occurs where the award or payment to Borrower or Operating Tenant in respect thereof (an “Award”) is not expected to be in excess of $750,000, provided no Event of Default has occurred and is continuing, Borrower or Operating Tenant may make any compromise, adjustment or settlement in connection with such

Condemnation without the prior consent of Lender; provided such adjustment is carried out in a diligent and timely manner, and Borrower and Operating Tenant are hereby authorized to collect and receive the Award.  In the event of a Condemnation where the Award payable to Borrower or Operating Tenant is expected to be in excess of $750,000, Borrower and Operating Tenant may settle and adjust any claim with the prior consent of Lender (which consent shall not be unreasonably withheld or delayed), unless an Event of Default has occurred and is continuing, in which case Lender is hereby irrevocably appointed as Borrower’s and Operating Tenant’s attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and, subject to the terms of the Loan Documents, retain any Award to be applied to amounts due under the Loan and to make any compromise, adjustment or settlement in connection with such Condemnation.  Notwithstanding any Condemnation (or any transfer made in lieu of or in anticipation of such Condemnation), Borrower shall continue to pay the Debt at the time and in the manner provided for in the Loan Documents, and the Debt shall not be reduced unless and until any Award shall have been actually received and applied by Lender to expenses of collecting the Award and to discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided in the Note.  If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of such Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall be recoverable or shall have been sought, recovered or denied, to receive all or a portion of the Award sufficient to pay the Debt.  Borrower shall (and shall cause Operating Tenant to) cause any Award that is payable to Borrower to be paid directly to Lender.  Lender shall hold such Award in the Casualty/Condemnation Subaccount and disburse such Award in accordance with the terms hereof.

7.4          Application of Proceeds or Award.

7.4.1       Application to Restoration.  If an Insured Casualty or Condemnation occurs where (i) the loss is in an aggregate amount less than the 30% of the unpaid Principal, (ii) in the reasonable judgment of Lender, the Property can be restored within twelve months, and prior to six months before the Stated Maturity Date and prior to the expiration of the rental or business interruption insurance with respect thereto, to the Property’s pre-existing condition and utility substantially as existed immediately prior to such Insured Casualty or to as nearly as possible the pre-existing condition and utility prior to a Condemnation, and after such restoration will adequately secure the Debt and (iii) less than (x) 30%, in the case of an Insured Casualty or (y) 15%, in the case of a Condemnation, of the total floor area of the Improvements has been damaged, destroyed or rendered unusable as a result of such Insured Casualty or Condemnation; and (iv) no Event of Default shall have occurred and be then continuing, then the Proceeds or the Award, as the case may be (after reimbursement of any expenses incurred by Lender), shall be applied to pay or reimburse Borrower and Operating Tenant for the cost of restoring, repairing, replacing or rebuilding the Property (the “Restoration”), in the manner set forth herein.  Borrower and Operating Tenant shall commence and diligently prosecute such Restoration.  Notwithstanding the foregoing, in no event shall Lender be obligated to apply the Proceeds or Award to reimburse Borrower or Operating Tenant for the cost of Restoration unless, in addition to satisfaction of the foregoing conditions, both (x) Borrower or Operating Tenant shall pay (and if required by Lender, Borrower or Operating Tenant shall deposit with Lender in advance) all costs of such Restoration in excess of the net amount of the Proceeds or the Award made available pursuant to the terms hereof; and (y) Lender shall have received evidence reasonably satisfactory to it that during the period of the Restoration, any operating deficits, and all payments required under this Agreement (including reserves) will be payable from Rents, business interruption insurance or from other funds of Borrower or Operating Tenant.

7.4.2       Application to Debt.  Except as provided in Section 7.4.1, any Proceeds and/or Award may, at the option of Lender in its discretion, be applied as set forth in Section 2.3.2 or applied to pay or reimburse Borrower or Operating Tenant for the cost of any Restoration, in the manner set forth in Section 7.4.3.

7.4.3       Procedure for Application to Restoration.  If Borrower or Operating Tenant are entitled to reimbursement out of the Proceeds or an Award held by Lender, such Proceeds or Award shall be disbursed from time to time from the Casualty/Condemnation Subaccount upon Lender being furnished with (i) evidence satisfactory to Lender of the estimated cost of completion of the Restoration, (ii) a fixed price or guaranteed maximum cost construction contract for Restoration satisfactory to Lender, (iii) prior to the commencement of Restoration, all immediately available funds in addition to the Proceeds or Award that in Lender’s judgment are required to complete the proposed Restoration, (iv) such architect’s certificates, waivers of lien, contractor’s sworn statements, title insurance endorsements, bonds, plats of survey, permits, approvals, licenses and such other documents and items as Lender may reasonably require and approve in Lender’s reasonable discretion, and (v) all plans and specifications for such Restoration, such plans and specifications to be approved by Lender prior to commencement of any work.  Lender may, at Borrower’s reasonable expense, retain a consultant to review and approve all requests for disbursements, which approval shall also be a condition precedent to any disbursement.  No payment made prior to the final completion of the Restoration shall exceed 90% of the value of the work performed from time to time; funds other than the Proceeds or Award shall be disbursed prior to disbursement of such Proceeds or Award; and at all times, the undisbursed balance of such Proceeds or Award remaining in the hands of Lender, together with funds deposited for that purpose or irrevocably committed to the satisfaction of Lender by or on behalf of Borrower or Operating Tenant for that purpose, shall be at least sufficient in the reasonable judgment of Lender to pay for the cost of completion of the Restoration, free and clear of all Liens or claims for Lien.  Provided no Event of Default then exists, any surplus that remains out of the Proceeds held by Lender after payment of such costs of Restoration shall be paid to Borrower.  During an Event of Default, any surplus that remains out of the Award received by Lender after payment of such costs of Restoration shall, in the discretion of Lender, be retained by Lender and applied to payment of the Debt or returned to Borrower.

7.4.4       Intentionally Omitted.

8.             DEFAULTS

8.1          Events of Default.  An “Event of Default” shall exist with respect to the Loan if any of the following shall occur:

(a)           any portion of the Debt is not paid when due or any other amount under clauses (i) through (vi) of Section 3.12(a) is not paid in full on each Payment Date, unless adequate funds are available in the Deposit Account or the applicable Subaccount for such payments;

(b)           any of the Taxes are not paid when due (unless Lender is paying such Taxes pursuant to Section 3.3), subject to Borrower’s and Operating Tenant’s right to contest Taxes in accordance with Section 5.2;

(c)           the Policies are not kept in full force and effect, or certificates evidencing the same are not delivered to Lender;

(d)           a Transfer other than a Permitted Transfer occurs without Lender’s consent, which consent may be withheld in Lender’s sole and absolute discretion;

(e)           any material representation or warranty made by Borrower, Operating Tenant or Guarantor in any Loan Document on or after the date hereof, or in any report, certificate, financial statement or other instrument, agreement or document prepared and furnished by Borrower, Operating Tenant or Guarantor in connection with any Loan Document, shall be false or misleading in any material respect as of the date the representation or warranty was made;

(f)            (i) Borrower, Operating Tenant or Guarantor shall make an assignment for the benefit of creditors, or (ii) Borrower, Operating Tenant or Guarantor shall generally not be paying its material recourse debts as they become due;

(g)           a receiver, liquidator or trustee shall be appointed for Borrower, Operating Tenant or Guarantor; or Borrower, Operating Tenant or Guarantor shall be adjudicated a bankrupt or insolvent; or any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower, Operating Tenant or Guarantor, as the case may be; or any proceeding for the dissolution or liquidation of Borrower, Operating Tenant or Guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, Operating Tenant or Guarantor, as the case may be, only upon the same not being discharged, stayed or dismissed within 90 days;

(h)           Borrower or Operating Tenant, as applicable, breaches any covenant contained in Sections 5.12.1 (a) - (c) and (e), 5.13, 5.15, 5.22, 5.25 or 5.28;

(i)            except as expressly permitted hereunder, the alteration, improvement, demolition or removal by or on behalf of Borrower or Operating Tenant of all or any portion of the Improvements (or a threat from Borrower or Operating Tenant to effect the same) without the prior written consent of Lender (if such consent is required pursuant to the terms of this Agreement);

(j)            an Event of Default as defined or described in any other Loan Document occurs; or any other event shall occur or condition shall exist, if the effect of such event or condition is to accelerate or to permit Lender to accelerate the maturity of any portion of the Debt under such other Loan Documents, provided Borrower receives any notice and grace or cure period required for such event or condition;

(k)           a default occurs under any term, covenant or provision set forth herein or in any other Loan Document which specifically contains a notice requirement or grace period and such notice has been given and such grace period has expired;

(l)            any of the assumptions contained in any substantive non-consolidation opinion, delivered to Lender by Borrower’s counsel in connection with the Loan or otherwise hereunder, were not true and correct as of the date of such opinion or thereafter became untrue or incorrect in any material respect unless caused by a change in Borrower’s organizational structure due to a Permitted Transfer or that is otherwise approved by Lender in accordance with the terms and conditions of this Agreement and, to the extent required by this Agreement, a new non-consolidation opinion is delivered to Lender;

(m)          Intentionally Omitted; or

(n)           a default shall be continuing under any of the other terms, covenants or conditions of this Agreement or any other Loan Document not otherwise specified in this Section 8.1, for ten days after notice to Borrower (and Guarantor, if applicable) from Lender, in the case of any default which can be cured by the payment of a sum of money, or for 30 days after notice from Lender in the case of any other default; provided, however, that if such non-monetary default is susceptible of cure but cannot reasonably be cured within such 30-day period, and Borrower (or Operating Tenant or Guarantor, if applicable) shall have commenced to cure such default within such 30-day period and thereafter diligently and expeditiously proceeds to cure the same, such 30-day period shall be extended for an additional period of time as is reasonably necessary for Borrower (or Operating Tenant or Guarantor, if applicable) in the exercise of due diligence to cure such default, such additional period not to exceed 90 days.

8.2          Remedies.

8.2.1       Acceleration.  During the continuance of an Event of Default (other than an Event of Default described in paragraph (f) or (g) of Section 8.1) and at any time and from time to time thereafter for so long as such Event of Default is continuing, in addition to any other rights or remedies available to it pursuant to the Loan Documents or at law or in equity, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower, Operating Tenant and in and to the Property; including declaring the Debt to be immediately due and payable (including unpaid interest, Default Rate interest, Late Payment Charges, and any other amounts owing by Borrower), without notice or demand; and upon any Event of Default described in paragraph (f) or (g) of Section 8.1, the Debt (including unpaid interest, Default Rate interest, Late Payment Charges, and any other amounts owing by Borrower) shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained in any Loan Document to the contrary notwithstanding.

8.2.2       Remedies Cumulative.  During the continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower or Operating Tenant under the Loan Documents or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared, or be automatically, due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents.  Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth in the Loan Documents.  Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing, (i) to the extent permitted by applicable law, Lender is not subject to any “one action” or “election of remedies” law or rule, and (ii) all Liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Property, the Mortgage has been foreclosed, the Property has been sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.  To the extent permitted by applicable law, nothing contained in any Loan Document shall be construed as requiring Lender to resort to any portion of the Property for the satisfaction of any of the Debt in preference or priority to any other portion, and Lender may seek satisfaction out of the entire Property or any part thereof, in its discretion.

8.2.3       Severance.  During the continuance of an Event of Default, Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents in such denominations and priorities of payment and liens as Lender shall determine in its discretion for purposes of evidencing and enforcing its rights and remedies.  Borrower shall (and shall cause Operating Tenant to) execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender.  Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect such severance, Borrower ratifying all that such attorney shall do by virtue thereof; provided, however, that no such severance shall change the aggregate principal amount of the Debt, the interest rate thereon or any other financial term and there shall be no representations, warranties or covenants not contained in the original Loan Documents and any such representations and warranties shall only be deemed given as of the date hereof.

8.2.4       Delay.  No delay or omission to exercise any remedy, right or power accruing upon an Event of Default, or the granting of any indulgence or compromise by Lender shall impair any such remedy, right or power hereunder or be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient.  A waiver of one Default or Event of Default shall not be construed to be a waiver of any subsequent Default or Event of Default or to impair any remedy, right or power consequent thereon.  Notwithstanding any other provision of this Agreement, Lender reserves the right to seek a deficiency judgment or preserve a deficiency claim in connection with the foreclosure of the Mortgage solely to the extent necessary to foreclose on all or any portion of the Property, the Rents, the Cash Management Accounts or any other collateral.

8.2.5       Lender’s Right to Perform.  If Borrower or Operating Tenant fails to perform any covenant or obligation contained herein within the applicable time periods (including cure periods, if any) set forth herein and such failure shall continue for a period of five Business Days after Borrower’s receipt of written notice thereof from Lender, without in any way limiting Lender’s right to exercise any of its rights, powers or remedies as provided hereunder, or under any of the other Loan Documents, Lender may, but shall have no obligation to, perform, or cause performance of, such covenant or obligation, and all actual costs, expenses, liabilities, penalties and fines of Lender incurred or paid in connection therewith shall be payable by Borrower to Lender upon demand and if not paid shall be added to the Debt (and to the extent permitted under applicable laws, secured by the Mortgage and other Loan Documents) and shall bear interest thereafter at the Default Rate.  Notwithstanding the foregoing, if Lender elects not to take any action permitted in this section, Lender shall have no obligation to send notice to Borrower or Operating Tenant of any such failure.

9.             SPECIAL PROVISIONS

9.1          Sale of Note and Secondary Market Transaction.

9.1.1       General; Borrower Cooperation.

(a)           Lender shall have the right at any time and from time to time (i) to sell or otherwise transfer the Loan or any portion thereof or the Loan Documents or any interest therein to one or more investors, (ii) to sell participation interests in the Loan to one or more investors or (iii) to securitize the Loan or any portion thereof in a single asset securitization or a pooled loan securitization of rated single or multi-class securities (the “Securities”) secured by or evidencing ownership interests in the Note and the Mortgage (each such sale, assignment, participation and/or securitization is referred to herein as a “Secondary Market Transaction”).  In connection with any Secondary Market Transaction, Borrower shall (and shall cause Operating Tenant to), at no cost to Borrower or Operating Tenant, use all reasonable efforts and reasonably cooperate with Lender and otherwise assist Lender in satisfying the market standards to which Lender customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with any such Secondary Market Transactions, including:  (a) to (i) provide reasonably requested, non-confidential financial and other information with respect to the Property, Borrower, Operating Tenant, Guarantor, Manager and any tenants of the Property, (ii) provide business plans and budgets relating to the Property and (iii) permit or cause to be permitted such site inspection, appraisals, surveys, market studies, non-invasive environmental reviews and reports, engineering reports and other non-invasive due diligence investigations of the Property, as may be reasonably requested from time to time by Lender or the Rating Agencies or as may be necessary or appropriate in connection with a Secondary Market Transaction or Exchange Act requirements (the items provided to Lender pursuant to this paragraph (a) being called the “Provided Information”), together, if customary, with appropriate verification of and/or consents to the Provided Information through letters of auditors or opinions of counsel of independent attorneys acceptable to Lender and the Rating Agencies; (b) cause counsel to render opinions as to non-consolidation and any other opinion customary in securitization transactions with respect to the Property, Borrower and any Guarantor, which counsel and opinions shall be reasonably satisfactory to Lender and the Rating Agencies; (c) provide current certificates of good standing and qualification with respect to Borrower, Operating Tenant and Sole Member from appropriate Governmental Authorities; and (d) execute such amendments to the Loan Documents and Borrower’s and Operating Tenant’s organizational documents, as may be requested by Lender or the Rating Agencies or otherwise to effect a Secondary Market Transaction, provided that nothing contained in this subsection (d) shall require Borrower to amend the Principal amount, interest rate (based on the weighted average thereof), maturity dates or any other material economic or non-economic term.  Borrower’s and Operating Tenant’s cooperation obligations set forth herein shall continue until the Loan has been paid in full.

(b)           Notwithstanding anything to the contrary in this Article 9 or elsewhere in the Loan Documents, neither Borrower nor Operating Tenant shall be required to incur any out-of-pocket cost or expense in connection with a Secondary Market Transaction and Lender shall pay or reimburse Borrower or Operating Tenant for any and all reasonable out of pocket costs incurred by Borrower or Operating Tenant in complying with the terms of this Article 9.

9.1.2       Use of Information.  Borrower understands that all or any portion of the Provided Information and the Required Records may be included in disclosure documents in connection with a Secondary Market Transaction, including a prospectus or private placement memorandum (each, a “Disclosure Document”) and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or provided or made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers or other parties relating to the Secondary Market Transaction.  If the Disclosure Document is required to be revised, Borrower shall (and shall cause Operating Tenant to) cooperate with Lender in updating the Provided Information for inclusion or summary in the Disclosure Document or for other use reasonably required in connection with a Secondary Market Transaction by providing all current information pertaining to Borrower, Operating Tenant, Manager and the Property necessary to keep the Disclosure Document accurate and complete in all material respects with respect to such matters.

9.1.3       Borrower Obligations Regarding Disclosure Documents.  In connection with a Disclosure Document, Borrower shall (and shall cause Operating Tenant to): if requested by Lender, certify in writing that Borrower and Operating Tenant have carefully examined those portions of such Disclosure Document pertaining to Borrower, Operating Tenant, the Property, Manager and the Loan, and that such portions do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading.

9.1.4       Intentionally Omitted.

9.1.5       Intentionally Omitted.

9.1.6       Rating Surveillance.  Lender, at Lender’s expense, will retain the Rating Agencies to provide rating surveillance services on Securities.

9.1.7       Severance of Loan.  Lender shall have the right, at no expense to Borrower or Operating Tenant, at any time (whether prior to, in connection with, or after any Secondary Market Transaction), with respect to all or any portion of the Loan, to modify, split and/or sever all or any portion of the Loan as hereinafter provided.  Without limiting the foregoing, Lender may (i) cause the Note and the Mortgage to be split into a first and second mortgage loan, (ii) create one more senior and subordinate notes (i.e., an A/B or A/B/C structure), (iii) create multiple components of the Note or Notes (and allocate or reallocate the principal balance of the Loan among such components) or (iv) otherwise sever the Loan into two or more loans secured by mortgages, in each such case, in whatever proportion and whatever priority Lender determines; provided, however, in each such instance (A) the outstanding principal balance of all the Notes evidencing the Loan (or components of such Notes) immediately after the effective date of such modification equals the outstanding principal balance of the Loan immediately prior to such modification and the weighted average of the interest rates for all such Notes (or components of such Notes) immediately after the effective date of such modification equals the interest rate of the original Note immediately prior to such modification and (B) provided no Event of Default is continuing, Borrower shall have the option to require that the components of the Loan be structured such that permitted prepayments (voluntary or involuntary) shall not result in any “rate creep”.  If requested by Lender, Borrower, Operating Tenant (and Borrower’s and Operating Tenant’s constituent members, if applicable,) and Guarantor shall at no expense to Borrower or Operating Tenant execute within seven (7) Business Days after such request, such documentation as Lender may reasonably request to evidence and/or effectuate any such modification or severance.

10.          MISCELLANEOUS

10.1        Exculpation.  Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, Operating Tenant, Guarantor, any Affiliate of Borrower, Operating Tenant or Guarantor, any Person owning, directly or indirectly, any legal or beneficial ownership interest in Borrower, Guarantor or Operating Tenant, or any director, officer, member, partner, shareholder, employee or agent of any of the foregoing, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest and rights under the Loan Documents, or in the Property, the Rents or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower’s interest in the Property, in the Rents and in any other collateral given to Lender, and Lender shall not sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding under or by reason of or under or in connection with any Loan Document.  The provisions of this Section shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by any Loan Document; (ii) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under the Mortgage; (iii) affect the validity or enforceability of any of the Loan Documents or any guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder; (iv) impair the right of Lender to obtain the appointment of a receiver; (v) impair the enforcement of the Assignment of Leases; (vi) constitute a prohibition against Lender to commence any other appropriate action or proceeding in order for Lender to fully realize the security granted by the Mortgage or to exercise its remedies against the Property; or (vii) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys’ fees and costs reasonably incurred) arising out of or in connection with the following (all such liability and obligation of Borrower for any or all of the following being referred to herein as “Borrower’s Recourse Liabilities”):

(a)           fraud or intentional misrepresentation by Borrower, Operating Tenant, Sole Borrower Member, Sole OT Member or Guarantor in connection with obtaining the Loan;

(b)           physical waste of the Property or any portion thereof by or on behalf of Borrower, Operating Tenant, Sole Borrower Member, Sole OT Member or Guarantor, or during the continuance of an Event of Default the removal or disposal of any portion of the Property by or on behalf of Borrower, Operating Tenant, Sole Borrower Member, Sole OT Member or Guarantor;

(c)           any Proceeds paid by reason of any Insured Casualty or any Award received in connection with a Condemnation or other sums or payments attributable to the Property not applied in accordance with the provisions of the Loan Documents (except to the extent that Borrower and Operating Tenant did not have the legal right, because of a bankruptcy, receivership or similar judicial proceeding, to direct disbursement of such sums or payments);

(d)           all Rents of the Property received or collected by or on behalf of the Borrower or Operating Tenant during the continuance of an Event of Default and not applied to payment of Principal and interest due under the Note, and/or to the payment of actual and reasonable operating expenses of the Property, as they become due or payable (except to the extent that such application of such funds is prevented by bankruptcy, receivership, or similar judicial proceeding in which Borrower or Operating Tenant is legally prevented from directing the disbursement of such sums);

(e)           misappropriation of tenant security deposits and Rents collected in advance, including the failure to deliver such amounts to Lender upon foreclosure or a deed in lieu thereof, except to the extent that the same were applied in accordance with the provisions of the applicable Lease prior to the date of such foreclosure or deed in lieu thereof;

(f)            the failure to pay Taxes, provided Borrower shall not be liable to the extent funds to pay such amounts are available in the Deposit Account;

(g)           the breach of any representation, warranty, covenant or indemnification in any Loan Document concerning Environmental Laws or Hazardous Substances, including Sections 4.21 and 5.8, and clauses (viii) through (xi) of Section 5.30;

(h)           a breach of the covenants set forth in Section 5.13 (other than a breach of any of the covenants described in clauses (ix)(D), (x) and (xxi) set forth in the definition of “Special Purpose Bankruptcy Remote Entity” on Schedule 5); or

(i)            an involuntary Transfer other than a Permitted Transfer shall have occurred.

Notwithstanding anything to the contrary in this Agreement or any of the Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the Debt in accordance with the Loan Documents, and (B) Lender’s agreement not to pursue personal liability of Borrower as set forth above SHALL BECOME NULL AND VOID and shall be of no further force and effect, and the Debt shall be fully recourse to Borrower in the event that one or more of the following occurs (each, a “Springing Recourse Event”):

(i)    a voluntary Transfer other than a Permitted Transfer shall have occurred (other than with respect to the entering into of Leases, easements, restrictive covenants, licenses or occupancy agreements not permitted pursuant to the terms of the Loan Documents); or

(ii)    a breach of the covenants set forth in Section 5.13, other than the covenants set forth in clauses (ix)(D), (x) and (xxi) in the definition of “Special Purpose Bankruptcy Remote Entity” on Schedule 5 (provided, however, with respect to a breach of any of the covenants described in clauses (xi) - (xx), clause (xxiv), clause (xxvi), clause (xxvii), clause (xxix) and clause (xxxii) set forth in the definition of “Special Purpose Bankruptcy Remote Entity” on Schedule 5, and clause (ii) in the definition of “Single Member Bankruptcy Remote LLC” on Schedule 5, the foregoing recourse shall only be triggered if in connection with a pending bankruptcy proceeding a court of competent jurisdiction has ordered the substantive consolidation of the assets and liabilities of either Borrower or Operating Tenant with any other Person; or

(iii)    the occurrence of any condition or event described in either Section 8.1(f)(i) (with respect to Borrower or Operating Tenant only) or Section 8.1(g) (with respect to Borrower or Operating Tenant only) and, with respect to such condition or event described in Section 8.1(g), either Borrower, Operating Tenant, Sole Borrower Member, Sole OT Member, Guarantor or any Person owning an interest (directly or indirectly) in Borrower, Operating Tenant, Sole Borrower Member, Sole OT Member or Guarantor (other than shareholders of Guarantor so long as Guarantor is a public company) knowingly aids, solicits, supports, or otherwise cooperates or colludes to cause such condition or event or knowingly fails to contest such condition or event.

10.2        Brokers and Financial Advisors.

(a)           Except as disclosed to Lender in writing, Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders (each, a “Broker”) in connection with the Loan.  Borrower shall indemnify and hold Lender harmless from and against any and all claims, liabilities, costs and expenses (including attorneys’ fees, whether incurred in connection with enforcing this indemnity or defending claims of third parties) of any kind in any way relating to or arising from a claim by any Person (including any Broker) that such Person acted on behalf of Borrower or Operating Tenant in connection with the transactions contemplated herein.  The provisions of this Section 10.2 shall survive the expiration and termination of this Agreement and the repayment of the Debt.

(b)           Notwithstanding anything in Section 10.2(a) above to the contrary, Borrower hereby acknowledges that (i) at Lender’s sole discretion, a Broker may receive further consideration from Lender relating to the Loan or any other matter for which Lender may elect to compensate such Broker pursuant to a separate agreement between Lender and such Broker and (ii) Lender shall have no obligation to disclose to Borrower the existence of any such agreement or the amount of any such additional consideration paid or to be paid to such Broker whether in connection with the Loan or otherwise.

10.3        Retention of Servicer.  Lender reserves the right to retain the Servicer to act as its agent hereunder with such powers as are specifically delegated to the Servicer by Lender, whether pursuant to the terms of this Agreement, any pooling and servicing agreement or similar agreement entered into as a result of a Secondary Market Transaction, the Cash Management Agreement or otherwise, together with such other powers as are reasonably incidental thereto.  Borrower shall pay any reasonable fees and expenses of the Servicer (i) in connection with a release of the Property (or any portion thereof), (ii) from and after a transfer of the Loan to any “master servicer” or “special servicer” for any reason, including without limitation, as a result of a decline in the occupancy level of the Property, (iii) in connection with an assumption or modification of the Loan requested by Borrower, (iv) in connection with the enforcement of the Loan Documents or (v) in connection with any other action or approval taken by Servicer hereunder on behalf of Lender (which shall not include ongoing regular servicing fees relating to the day-to-day servicing of the Loan including approvals of Commercial Leases, Annual Budget approvals or disbursements from reserve accounts, for which Borrower shall not be charged).

10.4        Survival.  This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as any of the Debt is unpaid or such longer period if expressly set forth in this Agreement.  All Borrower’s covenants and agreements in this Agreement shall inure to the benefit of the respective legal representatives, successors and assigns of Lender.

10.5        Lender’s Discretion.  Whenever pursuant to this Agreement or any other Loan Document, Lender exercises any right given to it to approve or disapprove, or consent or withhold consent, or any arrangement or term is to be satisfactory to Lender or is to be in Lender’s discretion, the decision of Lender to approve or disapprove, to consent or withhold consent, or to decide whether arrangements or terms are satisfactory or not satisfactory, or acceptable or unacceptable or in Lender’s discretion shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.

10.6        Governing Law.

(a)           THE PROCEEDS OF THE NOTE DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS CREATED PURSUANT TO THE LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE VALIDITY AND THE ENFORCEABILITY OF ALL LOAN DOCUMENTS AND THE DEBT.  TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO § 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b)           ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK COUNTY, NEW YORK  AND BORROWER WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.  BORROWER DOES HEREBY DESIGNATE AND APPOINT CORPORATION SERVICE COMPANY AT 80 STATE STREET, 6TH FLOOR, ALBANY, NEW YORK 12207, AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE OF BORROWER MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED

HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER (UNLESS LOCAL LAW REQUIRES ANOTHER METHOD OF SERVICE), IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK.  BORROWER (i) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (ii) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH OFFICE SHALL BE DESIGNATED AS THE ADDRESS FOR SERVICE OF PROCESS), AND (iii) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

10.7        Modification, Waiver in Writing.  No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given.  Except as otherwise expressly provided herein, no notice to or demand on Borrower shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.  Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under any other Loan Document, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege.  In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under any Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under the Loan Documents, or to declare an Event of Default for failure to effect prompt payment of any such other amount.

10.8        Trial by Jury.  BORROWER AND LENDER HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE.  EITHER PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER.

10.9        Headings/Exhibits.  The Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.  The Exhibits attached hereto, are hereby incorporated by reference as a part of this Agreement with the same force and effect as if set forth in the body hereof.

10.10      Severability.  Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

10.11      Preferences.  Upon the occurrence and continuance of an Event of Default, Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower or Operating Tenant to any portion of the Debt.  To the extent Borrower or Operating Tenant makes a payment to Lender, or Lender receives proceeds of any collateral, which is in whole or part subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Debt or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.  This provision shall survive the expiration or termination of this Agreement and the repayment of the Debt.

10.12      Waiver of Notice.  Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or any other Loan Document specifically and expressly requires the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice.  Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which no Loan Document specifically and expressly requires the giving of notice by Lender to Borrower.

10.13      Remedies of Borrower.  If a claim or adjudication is made that Lender or any of its agents, including Servicer, has acted unreasonably or unreasonably delayed acting in any case where by law or under any Loan Document, Lender or any such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that except to the extent said party engages in willful misconduct, neither Lender nor its agents, including Servicer, shall be liable for any monetary damages, and Borrower’s sole remedy shall be to commence an action seeking injunctive relief or declaratory judgment.  Any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.  Borrower specifically waives any monetary claim against Lender and its agents, including Servicer, with respect to actions taken by Lender or its agents on Borrower’s behalf, except to the extent said party engages in willful misconduct.

10.14      Prior Agreements.  This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements, understandings and negotiations among or between such parties, whether oral or written, are superseded by the terms of this Agreement and the other Loan Documents.

10.15      Offsets, Counterclaims and Defenses.  Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents, including Servicer, or otherwise offset any obligations to make payments required under the Loan Documents.  Any assignee of Lender’s interest in and to the Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which Borrower may otherwise have against any assignor of such documents, and no such offset, counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents, and any such right to interpose or assert any such offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

10.16      Publicity.  All news releases, publicity or advertising by Borrower or its Affiliates through any media intended to reach the general public, which refers to the Loan Documents, the Loan, Lender, a Loan purchaser, the Servicer or the trustee in a Secondary Market Transaction, shall be subject to the prior written approval of Lender not to be unreasonably withheld or denied; provided however, that Lender’s consent shall not be required by Borrower, Borrower’s Affiliates, or any broker dealer or investor representative related to the marketing or sale of any investment fund or investment trust managed by Borrower’s Affiliates which disclosure is required under the Securities Act of 1933 or 1934 or to any potential purchaser of an interest in the Property.  Additionally, Lender shall not have the right to issue any of the foregoing (other than as permitted under Section 9.1.2) without Borrower’s approval.  Nothing in this Section 10.16 shall prohibit any Affiliate of Borrower that is a public company from including information regarding the Loan or the Loan Documents in any public reports or filings required under the Securities Act of 1933 or 1934, or in any investor presentations, earnings releases or other similar types of disclosures, and Borrower shall not be required to obtain Lender’s prior consent or approval with respect to any such use or disclosure of such information.

10.17      No Usury.  Borrower and Lender intend at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under state law) and that this Section 10.17 shall control every other agreement in the Loan Documents.  If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under the Note or any other Loan Document, or contracted for, charged, taken, reserved or received with respect to the Debt, or if Lender’s exercise of the option to accelerate the maturity of the Loan or any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by applicable law, then it is Borrower’s and Lender’s express intent that all excess amounts theretofore collected by Lender shall be credited against the unpaid Principal and all other Debt (or, if the Debt has been or would thereby be paid in full, refunded to Borrower), and the provisions of the Loan Documents immediately be deemed reformed and the amounts thereafter collectible thereunder reduced, without the necessity of the execution of any new document, so as to comply with applicable law, but so as to permit the recovery of the fullest amount otherwise called for thereunder.  All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate from time to time in effect and applicable to the Debt for so long as the Debt is outstanding.  Notwithstanding anything to the contrary contained in any Loan Document, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

10.18      Conflict; Construction of Documents.  In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control.  The parties hereto acknowledge that each is represented by separate counsel in connection with the negotiation and drafting of the Loan Documents and that the Loan Documents shall not be subject to the principle of construing their meaning against the party that drafted them.

10.19      No Third Party Beneficiaries.  The Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in any Loan Document shall be deemed to confer upon anyone other than the Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained therein.

10.20      Intentionally Omitted.

10.21      Assignment.  The Loan, the Note, the Loan Documents and/or Lender’s rights, title, obligations and interests therein may be assigned by Lender and any of its successors and assigns to any Person at any time in its discretion, in whole or in part, whether by operation of law (pursuant to a merger or other successor in interest) or otherwise.  Upon such assignment, all references to Lender in this Amended and Restated Loan Agreement and in any Loan Document shall be deemed to refer to such assignee or successor in interest and such assignee or successor in interest shall thereafter stand in the place of Lender.  Borrower may not assign its rights, title, interests or obligations under this Agreement or under any of the Loan Documents.

10.22      Certain Additional Rights of Lender.  As and to the extent set forth in this Agreement, Lender shall have:

(i)            the right to routinely consult with Borrower’s and Operating Tenant’s management regarding the significant business activities and business and financial developments of Borrower and Operating Tenant, provided, however, that such consultations shall not include discussions of environmental compliance programs or disposal of hazardous substances.  Consultation meetings should occur on a regular basis (no more frequently than quarterly) with Lender having the right to call special meetings at any reasonable times and upon reasonable advance written notice;

(ii)           the right, in accordance with the terms of this Agreement, to examine the books and records of Borrower and Operating Tenant at any reasonable time upon reasonable notice;

(iii)          the right, in accordance with the terms of this Agreement, to receive monthly, quarterly and year-end financial reports, including balance sheets, statements of income, shareholder’s equity and cash flow, a management report and schedules of outstanding indebtedness;

(iv)          the right, in accordance with the terms of this Agreement, to restrict financing to be obtained with respect to the Property so long as any portion of the Debt remains outstanding;

(v)           the right to restrict, upon the occurrence of an Event of Default, Borrower’s and Operating Tenant’s payments of management, consulting, director or similar fees to Affiliates of Borrower or Operating Tenant from the Rents in accordance with the subordination of the comfort letter agreement delivered by Manager;

(vi)          the right to approve any operating budget and/or capital budget of Borrower and Operating Tenant, in accordance with the terms of this Agreement;

(vii)         the right to approve any acquisition by Borrower or Operating Tenant of any other significant property (other than personal property or other assets required for the management and operation of Property); and

(viii)        the right to restrict the transfer of interests in Borrower and Operating Tenant held by their members, and the right to restrict the transfer of interests in such member, except for any transfer that is a Permitted Transfer.

The rights described above may be exercised directly or indirectly by any Person that owns substantially all of the ownership interests in Lender.  The provisions of this Section are intended to satisfy the requirement of management rights for purposes of the Department of Labor “plan assets” regulation 29 C.F.R., Section 2510.3-101.

10.23      Set-Off.  In addition to any rights and remedies of Lender provided by this Agreement and by law, Lender shall have the right, without prior notice to Borrower, any such notice being expressly waived by Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) (after any applicable notice and cure period) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Lender or any Affiliate thereof to or for the credit or the account of Borrower.  Lender agrees promptly to notify Borrower after any such set-off and application made by Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

10.24      Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Loan Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWER:

KAUAI COCONUT BEACH, LLC,
a Delaware limited liability company

By:	/s/ Gary S. Bresky
Name:	Gary S. Bresky
Title:	Executive Vice President, Chief Financial
Officer and Treasurer

[Signatures continue on next page]

LENDER:

WELLS FARGO BANK, N.A., AS TRUSTEE FOR
THE MORGAN STANLEY CAPITAL I INC.
COMMERCIAL MORTGAGE PASS-THROUGH
CERTIFICATES SERIES 2006-XLF

By	Midland Loan Services, Inc.,
a Delaware corporation,
Its Attorney-In-Fact

	By:	/s/ Bradley J. Hauger
Bradley J. Hauger
Senior Vice President
Servicing Officer

Schedule 1

Intentionally Omitted

1

Schedule 2

Exceptions to Representations and Warranties

[TO BE PROVIDED]

1

Schedule 3

Rent Roll

(Attached)

1

Schedule 4

Organization of Borrower

(Attached)

1

Schedule 5

Definition of Special Purpose Bankruptcy Remote Entity

A “Special Purpose Bankruptcy Remote Entity” means (x) a limited liability company that is a Single Member Bankruptcy Remote LLC or (y) a corporation, limited partnership or limited liability company which at all times since its formation and at all times thereafter

(i)                    was and will be organized solely for the purpose of:

(A)            (1) directly or indirectly, acquiring, leasing, developing, redeveloping, holding, operating, managing, financing, refinancing, selling, disposing of, or otherwise dealing with the Property; and (2) entering into the Loan; and (3) engaging in any lawful act or activity and to exercise any powers permitted to entities organized under the laws of the state of such entity’s formation that are related or incidental to and necessary, convenient or advisable for the accomplishment of the preceding purposes (including the entering into of interest rate or basis swap, cap, floor or collar agreements, currency exchange agreements or similar hedging transactions and referral, management, servicing and administration agreements) (the “Property Ownership”); or

(B)             acting as a general partner of the limited partnership that owns the Property; or

(C)             (1) acquiring, owning, holding, operating, financing, refinancing, encumbering, selling, exchanging and otherwise dealing with and disposing of all or any portion of the limited liability company interests in the limited liability company that owns the Property and serving as a member of the limited liability company that owns the Property; and (2) executing, delivering and performing its obligations under the limited liability company agreement of the limited liability company that owns the Property; and (3) intentionally omitted; and (4) engaging in any lawful act or activity and exercising any powers permitted to limited liability companies organized under the laws of the state of such entity’s formation that are related or incidental to and necessary, convenient or advisable for the accomplishment of the above mentioned purposes (including the entering into of interest rate or basis swap, cap, floor or collar agreements, currency exchange agreements or similar hedging transactions and referral, management, servicing and administration agreements) (the “Member Activities);

(ii)                   has not engaged and will not engage in any business unrelated to (A) the Property Ownership, (B) acting as general partner of the limited partnership that owns the Property or (C) the Member Activities, as applicable;

(iii)                  has not had and will not have any assets other than those related to the Property or its partnership or member interest in the limited partnership or limited liability company that owns the Property, as applicable;

(iv)                  has not engaged, sought or consented to and will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation, merger, asset sale

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(except as expressly permitted by this Agreement), transfer of partnership or membership interests or the like, or amendment of its limited partnership agreement, articles of incorporation, articles of organization, certificate of formation or operating agreement (as applicable);

(v)                   if such entity is a limited partnership, has and will have, as its only general partners, Special Purpose Bankruptcy Remote Entities that are corporations or that are Single Member Bankruptcy Remote LLCs;

(vi)                  if such entity is a corporation, has and will have at least one Independent Director, and has not caused or allowed and will not cause or allow the board of directors of such entity to take any action requiring the unanimous affirmative vote of 100% of the members of its board of directors unless all of the directors and all Independent Directors shall have participated in such vote;

(vii)                 if such entity is a limited liability company, has and will have at least one member that has been and will be a Special Purpose Bankruptcy Remote Entity that has been and will be a corporation or a Single Member Bankruptcy Remote LLC and such corporation or such Single Member Bankruptcy Remote LLC is the managing member of such limited liability company;

(viii)                if such entity is a limited liability company with more than one member, has and will have articles of organization, a certificate of formation and/or an operating agreement, as applicable, providing that (A) such entity will dissolve only upon the bankruptcy of the managing member, (B) the vote of a majority-in-interest of the remaining members is sufficient to continue the life of the limited liability company in the event of such bankruptcy of the managing member and (C) if the vote of a majority-in-interest of the remaining members to continue the life of the limited liability company following the bankruptcy of the managing member is not obtained, the limited liability company may not liquidate the Property without the consent of the applicable Rating Agencies for as long as the Loan is outstanding;

(ix)                   has not, and without the unanimous consent of all of its partners, directors or members (including all Independent Directors), as applicable, will not, with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest (A) file a bankruptcy, insolvency or reorganization petition or otherwise institute insolvency proceedings or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally, (B) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for such entity or for all or any portion of such entity’s properties, (C) make any assignment for the benefit of such entity’s creditors or (D) take any action that might cause such entity to become insolvent;

(x)                    has remained and intends to remain solvent and has maintained and will maintain adequate capital in light of its contemplated business operations;

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(xi)                   has not failed and will not fail to correct any known misunderstanding regarding the separate identity of such entity;

(xii)                  has maintained and will maintain its accounts, books and records separate from any other Person; provided, however, that the financial statements of such Person may be included in the consolidated financial statements of another Person in accordance with GAAP, provided that in each case, such financial statements identify such Person as a separate member of such consolidated group and include an express statement to the effect that the assets of such Person are not available to satisfy the claims of creditors of such other Person, and will file its own tax returns, if any, as may be required under applicable law, to the extent (A) not part of a consolidated group filing a consolidated return or returns or (B) not treated as a division for tax purposes of another taxpayer, and pay any taxes so required to be paid under applicable law;

(xiii)                 has maintained and will maintain its books, records, resolutions and agreements as official records;

(xiv)                has not commingled and will not commingle its funds or assets with those of any other Person;

(xv)                 has held and will hold its assets in its own name;

(xvi)                has conducted and will conduct its business in its name;

(xvii)               subject to the proviso in clause (xii) above, has maintained and will maintain its financial statements, accounting records and other entity documents separate from any other Person;

(xviii)              has paid and will pay its own liabilities, including the salaries of its own employees, out of its own funds and assets (to the extent such funds and assets are available);

(xix)                 has observed and will observe all partnership, corporate or limited liability company formalities, as applicable;

(xx)                  has maintained and will maintain an arm’s-length relationship with its Affiliates;

(xxi)                 (a) if such entity owns or leases the Property, has and will have no indebtedness other than Permitted Indebtedness, or (b) if such entity acts as the general partner of a limited partnership which owns or leases the Property, has and will have no indebtedness other than the liability it has by virtue of its status as general partner and unsecured trade payables in the ordinary course of business relating to acting as general partner of the limited partnership which owns the Property which (1) do not exceed, at any time, $50,000 and (2) are paid within sixty (60) days of the date incurred, or (c) if such entity acts as a managing member of a limited liability

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company which owns the Property, has and will have no indebtedness other than unsecured trade payables in the ordinary course of business relating to acting as a member of the limited liability company which owns the Property which (1) do not exceed, at any time, $50,000 and (2) are paid within sixty (60) days of the date incurred;

(xxii)                except, if applicable, by virtue of its status as a general partner, has not and will not assume or guarantee or become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person except for the Loan;

(xxiii)               has not and will not acquire obligations or securities of its partners, members or shareholders;

(xxiv)               has allocated and will allocate fairly and reasonably shared expenses, including shared office space, and uses separate stationery, invoices and checks;

(xxv)                except in connection with the Loan, has not pledged and will not pledge its assets for the benefit of any other Person;

(xxvi)               has held itself out and identified itself and will hold itself out and identify itself as a separate and distinct entity under its own name and not as a division or part of any other Person;

(xxvii)              has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(xxviii)             has not made and will not make loans to any Person;

(xxix)               has not identified and will not identify its partners, members or shareholders, or any Affiliate of any of them, as a division or part of it;

(xxx)                has not entered into or been a party to, and will not enter into or be a party to, any transaction with its partners, members, shareholders or Affiliates except in the ordinary course of its business and on terms which are intrinsically fair and are no less favorable to it than would be obtained in a comparable arm’s-length transaction with an unrelated third party;

(xxxi)               has and will have no obligation to indemnify its partners, officers, directors, members or Special Members, as the case may be, or has such an obligation that is fully subordinated to the Debt and will not constitute a claim against it if cash flow in excess of the amount required to pay the Debt is insufficient to pay such obligation; and

(xxxii)              to the extent permitted under applicable law, will consider the interests of its creditors in connection with all corporate, partnership or limited liability actions, as applicable.

“Independent Director” means whether acting as an independent director or an independent manager:  (x) in the case of a Single Member Bankruptcy Remote LLC:  a natural person

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selected by Borrower or Operating Tenant, as applicable, and reasonably satisfactory to Lender who shall not have been at the time of such individual’s appointment as an Independent Director of the Single Member Bankruptcy Remote LLC, does not thereafter become while serving as an Independent Director (except pursuant to an express provision in the Single Member Bankruptcy Remote LLC’s limited liability company agreement providing for the Independent Director to become a Special Member (defined below) upon the sole member of such Single Member Bankruptcy Remote LLC ceasing to be a member in such Single Member Bankruptcy Remote LLC) and shall not have been at any time during the preceding five years (i) a shareholder/partner/member of, or an officer or employee of, Borrower, Operating Tenant or any of their shareholders, subsidiaries or Affiliates (other than as an Independent Director or “special member” of any Person that does not own any direct or indirect equity interest in Borrower or Operating Tenant), (ii) a director (other than as an Independent Director or “special member” of any Person that does not own any direct or indirect equity interest in Borrower or Operating Tenant) of any shareholder, subsidiary or Affiliate of Borrower or Operating Tenant, (iii) a customer of, or supplier to, Borrower, Operating Tenant or any of their shareholders, subsidiaries or Affiliates that derives more than 10% of its purchases or income from its activities with Borrower, Operating Tenant or any Affiliate of Borrower or Operating Tenant, (iv) a Person who Controls any such shareholder, supplier or customer, or (v) a member of the immediate family of any such shareholder/ director/partner/member, officer, employee, supplier or customer or of any director or manager of Borrower or Operating Tenant (other than as an Independent Director of any Person that does not own any direct or indirect equity interest in Borrower or Operating Tenant); and (y) in the case of a corporation, an individual selected by Borrower or Operating Tenant and reasonably satisfactory to Lender who shall not have been at the time of such individual’s appointment as a director, does not thereafter become while serving as an Independent Director and shall not have been at any time during the preceding five years (i) a shareholder/partner/member of, or an officer, employee, consultant, agent or advisor of, Borrower, Operating Tenant or any of their shareholders, subsidiaries, members or Affiliates (other than as an Independent Director or “special member” of any Person that does not own any direct or indirect equity interest in Borrower or Operating Tenant), (ii) a director of any shareholder, subsidiary, member, or Affiliate of Borrower or Operating Tenant other than Borrower’s or Operating Tenant’s general partner or managing member (other than as an Independent Director or “special member” of any Person that does not own any direct or indirect equity interest in Borrower or Operating Tenant), (iii) a customer of, or supplier to, Borrower or Operating Tenant or any of its shareholders, subsidiaries or Affiliates that derives more than 10% of its purchases or income from its activities with Borrower, Operating Tenant or any Affiliate of Borrower or Operating Tenant, (iv) a Person who Controls any such shareholder, supplier or customer, or (v) a member of the immediate family of any such shareholder/director/ partner/member, officer, employee, supplier or customer or of any other director of Borrower’s or Operating Tenant’s general partner or managing member (other than as an Independent Director of any Person that does not own any direct or indirect equity interest in Borrower or Operating Tenant).

“Single Member Bankruptcy Remote LLC” means a limited liability company organized under the laws of the State of Delaware which at all times since its formation and at all times thereafter (i) complies with the following clauses of the definition of Special Purpose Bankruptcy Remote Entity above:  (i)(A) or (C) (as the case may be), (ii)(A) or (C) (as the case may be), (iii), (iv), (ix), (x), (xi) and (xiii) through (xxxii); (ii) has maintained and will maintain its accounts, books

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and records separate from any other person; (iii) has and will have an operating agreement which provides that the business and affairs of Borrower or Operating Tenant shall be managed by or under the direction of one or more managers designated by its sole member (the “Sole Member”) (or by the Sole Member), and at all times there shall be at least two duly appointed Independent Directors, and the managers (or the Sole Member) will not, without the written consent of all Independent Directors: (1) take any action affecting its status as a “Special Purpose Bankruptcy Remote Entity” (as set forth in this Schedule 5) or (2) take any other “Material Action” (which for purposes hereof means any action to institute proceedings to have the Borrower or Operating Tenant be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Borrower or Operating Tenant or file a petition seeking, or consent to, reorganization or relief with respect to the Borrower or Operating Tenant under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Borrower or Operating Tenant or a substantial part of their property, or make any assignment for the benefit of creditors of the Borrower or Operating Tenant, or admit in writing the Borrower’s or Operating Tenant’s inability to pay their debts generally as they become due, or take action in furtherance of any such action); (iv)  has and will have an operating agreement which provides that, as long as any portion of the Debt remains outstanding, (A) upon the occurrence of any event that causes Sole Member to cease to be a member of Borrower or Operating Tenant (other than (x) upon an assignment by Sole Member of all of its limited liability company interest in Borrower or Operating Tenant and the admission of the transferee, if permitted pursuant to the organizational documents of Borrower or Operating Tenant and the Loan Documents, or (y) the resignation of Sole Member and the admission of an additional member of Borrower or Operating Tenant, if permitted pursuant to the organizational documents of Borrower or Operating Tenant and the Loan Documents), the person acting as an Independent Director of Borrower or Operating Tenant shall, without any action of any Person and simultaneously with Sole Member ceasing to be a member of Borrower or Operating Tenant, automatically be admitted as the sole member of Borrower or Operating Tenant (the “Special Member”) and shall preserve and continue the existence of Borrower or Operating Tenant without dissolution, (B) no Special Member may resign or transfer its rights as Special Member unless (x) a successor Special Member has been admitted to Borrower or Operating Tenant as a Special Member, and (y) such successor Special Member has also accepted its appointment as an Independent Director and (C) except as expressly permitted pursuant to the terms of this Agreement, Sole Member may not resign and no additional member shall be admitted to Borrower or Operating Tenant; (v) has and will have an operating agreement which provides that, as long as any portion of the Debt remains outstanding, (A) Borrower or Operating Tenant shall be dissolved, and its affairs shall be wound up only upon the first to occur of the following: (x) the termination of the legal existence of the last remaining member of Borrower or Operating Tenant or the occurrence of any other event which terminates the continued membership of the last remaining member of Borrower or Operating Tenant in Borrower or Operating Tenant unless the business of Borrower or Operating Tenant is continued in a manner permitted by its operating agreement or the Delaware Limited Liability Company Act (the “Act”) or (y) the entry of a decree of judicial dissolution under Section 18-802 of the Act; (B) upon the occurrence of any event that causes the last remaining member of Borrower or Operating Tenant to cease to be a member of Borrower or Operating Tenant or that causes Sole Member to cease to be a member of Borrower or Operating Tenant (other than (x) upon an assignment by Sole Member of all of its limited liability company

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interest in Borrower or Operating Tenant and the admission of the transferee, if permitted pursuant to the organizational documents of Borrower or Operating Tenant and the Loan Documents, or (y) the resignation of Sole Member and the admission of an additional member of Borrower or Operating Tenant, if permitted pursuant to the organizational documents of Borrower or Operating Tenant and the Loan Documents), to the fullest extent permitted by law, the personal representative of such member shall be authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such member in Borrower or Operating Tenant, agree in writing to continue the existence of Borrower or Operating Tenant and to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of Borrower or Operating Tenant, effective as of the occurrence of the event that terminated the continued membership of such member in Borrower or Operating Tenant; (C) the bankruptcy of Sole Member or a Special Member shall not cause such member or Special Member, respectively, to cease to be a member of Borrower or Operating Tenant and upon the occurrence of such an event, the business of Borrower or Operating Tenant shall continue without dissolution; (D) in the event of dissolution of Borrower or Operating Tenant, Borrower or Operating Tenant shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of Borrower or Operating Tenant in an orderly manner), and the assets of Borrower or Operating Tenant shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act; and (E) to the fullest extent permitted by law, each of Sole Member and the Special Members shall irrevocably waive any right or power that they might have to cause Borrower, Operating Tenant or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of Borrower or Operating Tenant, to compel any sale of all or any portion of the assets of Borrower or Operating Tenant pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of Borrower or Operating Tenant.

The references in this Schedule 5 to “Borrower or Operating Tenant” and similar references are intended to make the provisions of this Schedule 5 apply independently to Borrower and Operating Tenant to the extent they are applicable, as if the provisions were set forth in duplicate with the first set applicable to Borrower only and the second set applicable to Operating Tenant only.

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Schedule 6

Intentionally Omitted.

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Schedule 7

Form of Operating Expense Certificate(1)

Officer’s Certificate

Reference is made to that certain Amended and Restated Loan Agreement dated as of October 20, 2010 between WELLS FARGO BANK, N.A., AS TRUSTEE FOR THE MORGAN STANLEY CAPITAL I INC. COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-XLF, as lender, and KAUAI COCONUT BEACH, LLC, as borrower (the “Loan Agreement”).  Capitalized terms used herein shall have the meanings set forth in the Loan Agreement.

In connection with Section 3.6.1 of the Loan Agreement, Borrower hereby requests approval for the operating expense(s) described on, or evidenced by the invoices attached as, Exhibit A in the amount of $              .  Borrower requests that, in accordance with Section 3.6.1 of the Loan Agreement, such amount be disbursed to Borrower.  In connection with this requested approval and disbursement, the undersigned officer of Borrower hereby certifies to Lender (1) that such funds will be used to pay (or reimburse Borrower its operating tenant for) such operating expenses, (2) that no material outstanding trade payables (other than those to be paid from the requested disbursement of those constituting Permitted Indebtedness) are delinquent, (3) that the same has not been the subject of a previous disbursement, and (4) that all previous disbursements made to Borrower or its operating tenant pursuant to Section 3.6.1 of the Loan Agreement have been or will be used to pay (or reimburse Borrower or its operating tenant for) previously identified or budgeted Approved Operating Expenses.

Sincerely,

(2)

(1)                                  For months in which operating expenses in excess of budgeted amounts are requested.

(2)                                  May be signed by any authorized party, including property manager.

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Schedule 8

Identified Capital Expenses

[TO BE PROVIDED]